                                                                  EXHIBIT 4.8(A)

--------------------------------------------------------------------------------

                             SMITHFIELD FOODS, INC.

                           -------------------------
                              AMENDED AND RESTATED
                            NOTE PURCHASE AGREEMENT
                           -------------------------

                          Dated as of October 27, 1999

      $100,000,000 7.89% Series I Senior Secured Notes Due October 1, 2009 $50,000,000 Variable Rate Series J Senior Secured Notes Due October 1, 2009
      $50,000,000 8.44% Series K Senior Secured Notes Due October 1, 2009 $25,000,000 LIBOR Rate Series L Senior Secured Notes Due October 1, 2009

                                Guarantied By:
                         Gwaltney of Smithfield, Ltd.
                              John Morrell & Co.
                 The Smithfield Packing Company, Incorporated
                                  SFFC, Inc.
                          Patrick Cudahy Incorporated
                             Carroll's Foods, Inc.
                            Carroll's Realty, Inc.
                         Carroll's Realty Partnership
                            North Side Foods Corp.
                            Lykes Meat Group, Inc.
                            Circle Four Corporation
                           Brown's of Carolina, Inc.
                              Brown's Farms, LLC
                       Carroll's Foods of Virginia, Inc.
                          Smithfield-Carroll's Farms
                          Central Plains Farms, Inc.

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                               TABLE OF CONTENTS
                                                                            PAGE

1. PURCHASE AND SALE OF NOTES................................................  1
     1.1.   Authorization of Notes...........................................  1
     1.2.   The Closing......................................................  2
     1.3.   Purchase of Notes, Etc...........................................  3
     1.4.   Failure To Deliver, Failure of Conditions........................  5
     1.5.   Expenses.........................................................  5
     1.6.  Collateral; Release...............................................  6
2. WARRANTIES AND REPRESENTATIONS............................................  7
     2.1.   Material Adverse Change..........................................  7
     2.2.   Financial Statements; Debt.......................................  7
     2.3.   Subsidiaries and Affiliates......................................  8
     2.4.   Pending Litigation...............................................  8
     2.5.   Title to Properties; UCC Matters.................................  9
     2.6.   Patents, Trademarks, Licenses, etc...............................  9
     2.7.   Taxes............................................................ 10
     2.8.   Full Disclosure.................................................. 10
     2.9.   Corporate Organization and Authority............................. 11
     2.10.  Restrictions on Company and Subsidiaries......................... 11
     2.11.  Compliance with Law.............................................. 12
     2.12.  Pension Plans.................................................... 12
     2.13.  Certain Laws..................................................... 14
     2.14.  Environmental Compliance......................................... 14
     2.15.  Sale is Legal and Authorized; Obligations are Enforceable........ 15
     2.16.  Governmental Consent............................................. 16
     2.17.  Private Offering................................................. 17
     2.18.  No Defaults...................................................... 17
     2.19.  Use of Proceeds.................................................. 17
     2.20.  Appraisal of  Fixed Asset Collateral............................. 18
     2.21.  Company and the Guarantors....................................... 18
     2.22.  Solvency......................................................... 18
     2.23.  True and Correct Copies.......................................... 19
3. CLOSING CONDITIONS........................................................ 19
     3.1.   Opinions of Counsel.............................................. 19
     3.2.   Warranties and Representations True.............................. 20
     3.3.   Officers' Certificates........................................... 20
     3.4.   Legality......................................................... 20
     3.5.   Private Placement Numbers........................................ 21
     3.6.   Other Purchasers................................................. 21
     3.7.   Expenses......................................................... 21

                                       i
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     3.8.   Joint and Several Guaranty......................................  21
     3.9.   Security Documents; Collateral..................................  21
     3.10.  Collateral Matters..............................................  23
     3.11.  Appraisals......................................................  24
     3.12.  Uniform Commercial Code Items...................................  24
     3.13.  Consents Under the Revolving Credit Agreement...................  24
     3.14.  Intercreditor Agreement.........................................  24
     3.15.  Fees............................................................  24
     3.16.  Cooperative Membership..........................................  25
     3.17.  Compliance with this Agreement..................................  25
     3.18.  Proceedings Satisfactory........................................  25
4. PAYMENTS.................................................................  25
     4.1.   Interest Payments...............................................  25
     4.2.   Scheduled Required Prepayments..................................  35
     4.3.   Offer to Prepay upon Change in Control..........................  36
     4.4.   Optional Prepayments............................................  38
     4.5.   Notice of Optional Prepayment...................................  39
     4.6.   Pro Rata Payments...............................................  40
     4.7.   Notation of Notes on Prepayment.................................  41
     4.8.   No Other Optional Prepayments...................................  41
     4.9.   Administrative Fee..............................................  41
5. REGISTRATION; SUBSTITUTION OF NOTES......................................  41
     5.1.   Registration of Notes...........................................  41
     5.2.   Exchange of Notes...............................................  42
     5.3.   Replacement of Notes............................................  42
     5.4.   Issuance Taxes..................................................  43
6. GENERAL COVENANTS........................................................  43
     6.1.   Payment of Taxes and Claims.....................................  43
     6.2.   Maintenance of Properties and Corporate Existence...............  44
     6.3.   Payment of Notes and Maintenance of Office......................  45
     6.4.   Current Ratio...................................................  45
     6.5.   Consolidated Working Capital....................................  45
     6.6.   Funded Debt.....................................................  45
     6.7.   Maintenance of Funded Debt......................................  46
     6.8.   Fixed Charges Coverage..........................................  46
     6.9.   Restrictions on Dividends, etc..................................  46
     6.10.  Consolidated Tangible Net Worth.................................  47
     6.11.  Intentionally Left Blank........................................  47
     6.12.  Restricted Payments and Restricted Investments..................  47
     6.13.  Liens...........................................................  49
     6.14.  Merger; Acquisition.............................................  52
     6.15.  Transfers of Property; Subsidiary Stock.........................  53

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

     6.16.  Trademark Subsidiaries..........................................  57
     6.17.  Environmental Compliance........................................  58
     6.18.  Line of Business................................................  58
     6.19.  Transactions with Affiliates....................................  58
     6.20.  Tax Consolidation...............................................  59
     6.21.  ERISA...........................................................  59
     6.22.  Guaranties......................................................  61
     6.23.  Private Offering................................................  61
     6.24.  Title Opinions..................................................  62
7.  INFORMATION AS TO COMPANY AND THE GUARANTORS............................  62
     7.1.   Financial and Business Information..............................  62
     7.2.   Officer's Certificates..........................................  66
     7.3.   Accountants' Report.............................................  66
     7.4.   Inspection......................................................  66
8.  EVENTS OF DEFAULT.......................................................  67
     8.1.   Nature of Events................................................  67
     8.2.   Default Remedies................................................  69
     8.3.   Annulment of Acceleration of Notes..............................  71
9.  INTERPRETATION OF THIS AGREEMENT........................................  72
     9.1.   Terms Defined...................................................  72
     9.2.   GAAP............................................................  97
     9.3.   Directly or Indirectly..........................................  97
     9.4.   Section Headings, Table of Contents and Construction............  97
     9.5.   Governing Law...................................................  97
10. MISCELLANEOUS...........................................................  98
     10.1.  Communications..................................................  98
     10.2.  Reproduction of Documents.......................................  99
     10.3.  Survival........................................................  99
     10.4.  Successors and Assigns..........................................  99
     10.5.  Amendment and Waiver............................................ 100
     10.6.  Payments, When Received......................................... 101
     10.7.  Entire Agreement................................................ 102
     10.8.  Duplicate Originals, Execution in Counterpart................... 102

                             ANNEXES AND EXHIBITS

Annex 1      -   Information as to Purchasers
Annex 2      -   Company Wire Transfer Instructions
Annex 3      -   Information as to Company and Subsidiaries
Annex 4      -   Mortgaged Properties for Title Opinions

Exhibit A1   -   Form of 7.89% Series I Senior Secured Note Due October 1, 2009
Exhibit A2   -   Form of Variable Rate Series J Senior Secured Note Due
                 October 1, 2009
Exhibit A3   -   Form of 8.44% Series K Senior Secured Note Due October 1, 2009
Exhibit A4   -   Form of LIBOR Rate Series L Senior Secured Note Due
                 October 1, 2009
Exhibit B1   -   Form of Company Counsel's Closing Opinion
Exhibit B2   -   Form of Closing Opinion of Special Counsel to Noteholders
Exhibit B3   -   Form of Trustee Counsel's Closing Opinion
Exhibit B4   -   Form of Company Special Colorado Counsel's Closing Opinion
Exhibit B5   -   Form of Company Special Utah Counsel's Closing Opinion
Exhibit C1   -   Form of Company Officers' Certificate
Exhibit C2   -   Form of Guarantor Officers' Certificate
Exhibit D1   -   Form of Company Secretary's Certificate
Exhibit D2   -   Form of Guarantor Secretary's Certificates
Exhibit E    -   Form of Joint and Several Guaranty
Exhibit F    -   Form of Trust Agreement
Exhibit G1   -   Form of  Utah Deed of Trust
Exhibit G2   -   Form of Virginia Deed of Trust
Exhibit G3   -   Form of North Carolina Deed of Trust
Exhibit G4   -   Form of South Carolina Deed of Trust
Exhibit G5   -   Form of Colorado Deed of Trust
Exhibit H    -   Form of Security Agreement
Exhibit I    -   Form of Environmental Indemnification Agreement
Exhibit J    -   Form of Intercreditor Agreement

                            SMITHFIELD FOODS, INC.
                        ------------------------------

                             AMENDED AND RESTATED
                            NOTE PURCHASE AGREEMENT
                        ------------------------------

     $100,000,000 7.89% Series I Senior Secured Notes Due October 1, 2009 $50,000,000 Variable Rate Series J Senior Secured Notes Due October 1, 2009
      $50,000,000 8.44% Series K Senior Secured Notes Due October 1, 2009 $25,000,000 LIBOR Rate Series L Senior Secured Notes Due October 1, 2009


                                                    Dated as of October 27, 1999


[Separately addressed to each of the
Purchasers listed on Annex 1]

Ladies and Gentlemen:

     SMITHFIELD FOODS, INC., a Virginia corporation (together with its successors and assigns, the "Company"), hereby agrees with you as follows:

1. PURCHASE AND SALE OF NOTES

     1.1.  Authorization of Notes.

     The Company will authorize the issuance and sale of

           (a) one hundred million dollars ($100,000,000) in aggregate principal amount of its seven and eighty-nine one-hundredths percent (7.89%) Series I Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the "Series I Notes," such term to include each Series I Note delivered from time to time in accordance with any of the Note Purchase Agreements). The Series I Notes shall be substantially in the form of Exhibit A1 and shall have the terms as herein and therein provided;

           (b) fifty million dollars ($50,000,000) in aggregate principal amount of its Variable Rate Series J Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the "Series J Notes," such term to include each Series J Note delivered from time to time in accordance with any of the Note Purchase Agreements). The Series J Notes shall be substantially in the form of Exhibit A2 and shall have the terms as herein and therein provided;

          (c) fifty million dollars ($50,000,000) in aggregate principal amount of its eight and forty-four one-hundredths percent (8.44%) Series K Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the "Series K Notes," such term to include each Series K Note delivered from time to time in accordance with any of the Note Purchase Agreements). The Series K Notes shall be substantially in the form of Exhibit A3 and shall have the terms as herein and therein provided; and

          (d) twenty-five million dollars ($25,000,000) in aggregate principal amount of its LIBOR Rate Series L Senior Secured Notes due October 1, 2009 (as they may be amended, restated or otherwise modified from time to time, the "Series L Notes," such term to include each Series L Note delivered from time to time in accordance with any of the Note Purchase Agreements). The Series L Notes shall be substantially in the form of Exhibit A4 and shall have the terms as herein and therein provided.

The Series I Notes, the Series J Notes, the Series K Notes and the Series L Notes are herein referred to, individually, as a "Note," and collectively, as the "Notes".

     1.2. The Closing.

          (a) Purchase and Sale of Notes. The Company hereby agrees to sell to you and you hereby agree to purchase from the Company, in accordance with the provisions hereof, the aggregate principal amount of Notes set forth below your name on Annex 1, of the Series set forth below your name, at a price equal to one hundred percent (100%) of the principal amount thereof.

          (b) The Closing. The closing (the "Closing") of the Company's sale of Notes will be held on October 29, 1999 (the "Closing Date") at 10:00 a.m., eastern time, at the office of McGuire Woods Battle & Boothe LLP, 100 North Tryon Street, Suite 2900, Charlotte, North Carolina 28202. At the Closing, the Company will deliver to you one or more Notes (as set forth below your name on Annex 1), of the Series and in the denominations indicated on Annex 1, in the aggregate principal amount of your purchase, dated the Closing Date and payable to you or payable as indicated on Annex 1, against payment by federal funds wire transfer in immediately available funds of the amount of the purchase price therefor as directed by the Company on Annex 2.

          (c) Other Purchasers. Contemporaneously with the execution and delivery hereof, the Company is entering into a separate Note Purchase Agreement identical (except for the name, address and signature of the purchaser) hereto (this Agreement and such other separate Note Purchase Agreements, collectively, as may be amended from time to time, the "Note Purchase Agreements") with each other purchaser (individually, an "Other Purchaser," and collectively, the "Other Purchasers") listed on Annex 1, providing for the sale to each Other Purchaser of Notes in the aggregate principal amount set forth below its name on such Annex. The sales of the Notes to you and to each Other Purchaser are to be separate sales.

     1.3. Purchase of Notes, Etc.

          (a) Purchase for Investment. If you are a purchaser of Series K Notes or Series L Notes, you represent to the Company that:

               (i) you are purchasing the Notes for investment for your own account or for the account of an insurance company, for a separate account (as such term is used in Rule 144A, 17 C.F.R. (S)230.144A), for the account of another for which you have sole investment discretion or for a trust of which you are the trustee, and

               (ii) you are not purchasing the Notes with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act;

     provided, that this representation shall not be deemed to prejudice your right to

               (x) sell or otherwise dispose of all or any part of the Notes in compliance with the Securities Act or the rules and regulations thereunder; and

               (y) have control over the disposition of all of your assets to the fullest extent permitted or required by any applicable law.

          (b) Purchase for Other Purposes. If you are a purchaser of Series I Notes or Series J Notes, you represent to the Company that:

               (i) you are purchasing the Notes in order to make a loan to the Company and with the intention of selling or participating all or a portion of your interest in such loan to one or more institutions of the Farm Credit System, which interest may be further participated or sold to other institutions of the Farm Credit System, and

               (ii) you are not purchasing the Notes with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act;

     provided, that this representation shall not be deemed to prejudice your right to

               (x) sell or otherwise dispose of all or any part of the Notes in compliance with the Securities Act or the rules and regulations thereunder; and

               (y) have control over the disposition of all of your assets to the fullest extent permitted or required by any applicable law.

          (c) ERISA. If you are a purchaser of Series K Notes or Series L Notes, you represent to the Company that:

               (i) you are acquiring the Notes for your own account with funds from your "insurance company general account" (as defined in Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995)) or for the insurance company general account of another insurance company and that there is no "employee benefit plan" (as defined in section 3 of ERISA and section 4975(e)(1) of the IRC, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such employee benefit plan exceeds ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile; or

               (ii) if any part of the funds being used by you to purchase the Notes shall come from assets of an employee benefit plan or plan, that:

                    (A) (1) if such funds are attributable to a "separate account" (as defined in section 3 of ERISA), then

                              (aa) all requirements for an exemption under
                         Department of Labor Prohibited Transaction Class Exemption 90-1, issued January 29, 1990 are met with respect to the use of such funds to purchase the Notes, or

                              (bb) the employee benefit plans with an interest
                         in such separate account have been identified in a writing delivered by you to the Company;

                         (2) if such funds are attributable to a "separate account" (as defined in section 3 of ERISA) that is maintained solely in connection with fixed contractual obligations of an insurance company, any amounts payable, or credited, to any employee benefit plan having an interest in such account and to any participant or beneficiary of such plan (including an annuitant) are not affected in any manner by the investment performance of the separate account; or

                         (3) if such funds are attributable to an "investment fund" managed by a "qualified professional asset manager" (as such terms are defined in Part V of Department of Labor Prohibited Transaction Class Exemption 84-14, issued March 13, 1984), all requirements for an exemption under such Exemption are met with respect to the use of such funds to purchase the Notes; or

                     (B) such employee benefit plan is excluded from the provisions of section 406 of ERISA by virtue of section 4(b) of ERISA; or

               (iii) the funds being used by you to purchase the Notes do not include assets of any employee benefit plan.

     1.4. Failure To Deliver, Failure of Conditions.

     If at the Closing the Company fails to tender to you the Notes to be purchased by you thereat, or if the conditions specified in Section 3 to be fulfilled at the Closing have not been fulfilled, you may thereupon elect to be relieved of all further obligations hereunder. Nothing in this Section 1.4 shall operate to relieve the Company from any of its obligations hereunder or to waive any of your rights against the Company.

     1.5. Expenses.

          (a) Generally. Whether or not the Notes are sold, the Company will promptly (and in any event within thirty (30) days of receiving any statement or invoice therefor) pay all fees, expenses and costs relating hereto, including but not limited to:

               (i)   the cost of reproducing the Financing Documents;

               (ii) the fees and disbursements of your special and local counsel;

               (iii) the fees and disbursements of the Security Trustee and its counsel;

               (iv) the fees, expenses and costs incurred complying with each of the conditions to closing set forth in Section 3;

               (v) all other expenses incurred in connection with the transactions contemplated by the Financing Documents, including, but not limited to, all charges for title examinations, mortgagee title insurance premiums, flood hazard determinations and flood insurance premiums (where required), surveys, appraisals, environmental audits, recording and filing fees, taxes and expenses; and

               (vi) the expenses relating to the consideration, negotiation, preparation or execution of any amendments, waivers or consents pursuant to the provisions hereof and of the other Financing Documents, whether or not any such amendments, waivers or consents are executed.

          (b) Counsel. Without limiting the generality of the foregoing, it is agreed and understood that the Company will pay, at the Closing, the statement for fees and disbursements of your special and local counsel presented at the Closing and the Company will also pay upon receipt of any statement thereof, each additional statement for fees and disbursements of your special and local counsel rendered after the Closing in connection with the issuance of the Notes or the matters referred to in Section 1.5(a)(vi).

          (c) Survival. The obligations of the Company under this Section 1.5 shall survive the payment or prepayment of the Notes and the termination hereof.

     1.6. Collateral; Release.

     The Notes will be secured pursuant to and entitled to all of the benefits of the Security Documents to be executed and delivered pursuant to Section 3.9. In the event that at any time after the Closing Date the Company shall have obtained an Acceptable Rating in respect of its long-term, senior unsecured debt, the Company may give written notice to each holder of Notes (which notice shall include copies of the letters to the Company from Moody's and Standard & Poor's evidencing that such Acceptable Rating has been in full force and effect for the one hundred eighty (180) day period immediately preceding the date of such notice) requesting that the holders of the Notes direct the Security Trustee to release the Collateral from the security interests created by the Security Documents on a date specified in such notice (the "Collateral Release Date") that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. The holders of the Notes agree to direct the Security Trustee to so release the Collateral, provided that the Collateral Release Conditions have been satisfied and the holders of the Notes and the Security Trustee shall have received an officer's certificate, executed by a Senior Officer and dated the Collateral Release Date, specifying that at the time of such release and after giving effect thereto, each of the Collateral Release Conditions are satisfied. Notwithstanding such release of Collateral, the provisions of Section 6.13 hereof shall continue to apply on and after the Collateral Release Date.

2. WARRANTIES AND REPRESENTATIONS

     To induce you to enter into this Agreement and to purchase the Notes listed on Annex 1 below your name, the Company warrants and represents, as of the Closing Date, as follows:

     2.1. Material Adverse Change.

     Since May 2, 1999, there has been no change in the business, prospects, profits, Properties or condition (financial or otherwise) of the Company, except changes that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     2.2. Financial Statements; Debt.

          (a) Financial Statements. The Company has provided you with the financial statements described in Part 2.2(a) of Annex 3. All such financial statements have been prepared in accordance with GAAP consistently applied and present fairly, in all material respects, the consolidated financial position of the Company and its consolidated subsidiaries as of such dates and the results of their operations and cash flows for the periods specified therein. Except as set forth on Part 2.2(a) of Annex 3, all Subsidiaries were subsidiaries during all of the periods covered by such financial statements.

          (b) Debt. Part 2.2(b) of Annex 3 lists all Debt of the Company and the Subsidiaries as of the Closing Date (prior to giving effect to the transactions contemplated to occur on the Closing Date) which Debt is of an outstanding amount, in each case, in excess of fifty thousand dollars ($50,000), and provides the following information with respect to each item of such Debt:

               (i)   the obligor in respect thereof,

               (ii)  the holder thereof,

               (iii) the outstanding amount thereof and the interest rate or rates applicable thereto,

               (iv) the portion thereof classified as current in accordance with GAAP,

               (v)   the final maturity thereof, and

               (vi)  the collateral securing such Debt, if any.

     The aggregate amount of Debt of the Company and the Subsidiaries as of the Closing Date that is not set forth on Part 2.2(b) of Annex 3 does not exceed two million five hundred thousand dollars ($2,500,000).

     2.3. Subsidiaries and Affiliates.

     Part 2.3 of Annex 3 states:

          (a) the name of each of the Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and each other Subsidiary; and

          (b) the name of each of the Affiliates and the nature of the affiliation.

     Each of the Company and the Subsidiaries has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and nonassessable.

     2.4. Pending Litigation.

          (a) Pending Litigation. There are no proceedings, actions or investigations pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal that, in the aggregate for all such proceedings, actions and investigations, could reasonably be expected to have a Material Adverse Effect.

          (b) No Defaults. Neither the Company nor any Subsidiary is in default with respect to any judgment, order, writ, injunction or decree of any court, Governmental Authority, arbitration board or tribunal that, in the aggregate for all such defaults, could reasonably be expected to have a Material Adverse Effect.

     2.5. Title to Properties; UCC Matters.

          (a) Title to Properties. The Company and the Subsidiaries have valid title to all of the Property reflected in the most recent audited consolidated balance sheet referred to in Part 2.2(a) of Annex 3 (except as sold or otherwise disposed of in the ordinary course of business), except for such failures to have valid title as are immaterial in the context of such balance sheet and that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

          (b) Leases. All leases necessary for the conduct of the business of the Company and the Subsidiaries are valid and subsisting and are in full force and effect, except for such failures to be valid and subsisting that, in the aggregate for all such failures, could not reasonably be expected to have a Material Adverse Effect.

          (c) Liens. All Property of the Company and the Subsidiaries is free from Liens not permitted by Section 6.13.

          (d) UCC Matters. Part 2.5(d) of Annex 3 sets forth with respect to the Company and each Guarantor:

              (i) each name under which such Person conducts or has conducted all or a portion of its business operations, and

              (ii) the location of the principal executive office of each such Person.

          Neither the Company nor any Guarantor has changed its name or the name under which it conducts its business operations within the immediately preceding period of five (5) years.

          (e) Real Estate Collateral. Part 2.5(e) of Annex 3 sets forth a list of real Properties held by each of Circle Four, Smithfield-Carroll's Farms, Brown's Farms, Carroll's Realty Partnership and Central Plains, and such list sets forth, with respect to each such Property that constitutes Collateral, the book value and the Company's good faith estimate of the Fair Market Value thereof.

     2.6. Patents, Trademarks, Licenses, etc.

     Except as set forth on Part 2.6 of Annex 3, each of the Company and the Subsidiaries owns, possesses or has the right to use all of the patents, trademarks, service marks, trade names, copyrights and licenses, and rights with respect thereto, necessary for the present and currently planned future conduct of its business, without any known conflict with the rights of others. The Trademark Subsidiaries own all such patents, trademarks, service marks, trade names, copyrights and licenses. Part 2.6 of Annex 3 sets forth the identity of each of the Trademark Subsidiaries on the Closing Date.

     2.7. Taxes.

          (a) Returns Filed; Taxes Paid. All tax returns required to be filed by each of the Company and the Subsidiaries and any other Person with which the Company or any Subsidiary files or has filed a consolidated return in any jurisdiction have in fact been filed on a timely basis, and all taxes, assessments, fees and other governmental charges upon each of the Company and the Subsidiaries and any such Person, and upon any of their respective Properties, income or franchises, that are due and payable have been paid. All liabilities of the Company and the Subsidiaries with respect to federal income taxes have been finally determined except with respect to the fiscal years disclosed on Part 2.7 of Annex 3, which are the only fiscal years not closed by the completion of an audit or the expiration of the statute of limitations. There is currently in effect no tax sharing, tax allocation or similar agreement providing for the manner in which tax payments (whether in respect of federal or state income or other taxes) owing by the members of the affiliated group of which the Company is the "common parent" (as defined in section 1504 of the IRC) are allocated between any member of such group and any Person other than the Company or a Subsidiary.

          (b)  Book Provisions Adequate.

               (i) The amount of the liability for taxes reflected in the most recent balance sheet referred to in Part 2.2(a) of Annex 3 is an adequate provision for taxes as of the date of such balance sheet (including, without limitation, any payment due pursuant to any tax sharing agreement) as are or may become payable by any one or more of the Company, any Subsidiary and the other Persons consolidated with the Company in such financial statements in respect of all tax periods ending on or prior to such dates.

               (ii) Neither the Company nor any Subsidiary knows of any proposed additional tax assessment against it or any such

           Person that is not reflected in full in the most recent balance sheet referred to in Part 2.2(a) of Annex 3.

     2.8.  Full Disclosure.

     The financial statements referred to in Part 2.2(a) of Annex 3 do not, nor does any Financing Document or any written statement furnished by or on behalf of the Company or any Subsidiary to you in connection with the negotiation or the closing of the sale of the Notes, contain any untrue statement of a material fact or omit a material fact necessary to make the statements contained therein not misleading when viewed in the aggregate. There is no fact that the Company has not disclosed to you in writing that has had or, so far as the Company can now reasonably foresee, could reasonably be expected to have a Material Adverse Effect.

     2.9.  Corporate Organization and Authority.

     The Company and each Subsidiary:

           (a) is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (to the extent that such concept is applicable) under the laws of its jurisdiction of organization;

           (b) has all legal and corporate, limited liability company or partnership, as the case may be, power and authority to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted;

           (c) has all necessary licenses, certificates and permits to own and operate its Properties and to carry on its business as now conducted and as presently proposed to be conducted, except where the failure to have such licenses, certificates and permits, in the aggregate, could not reasonably be expected to have a Material Adverse Effect; and

           (d) has duly qualified or has been duly licensed, and is authorized to do business and is in good standing, as a foreign corporation, limited liability company or foreign partnership, as the case may be, in each state in the United States of America and in each other jurisdiction where the failure to be so qualified or licensed and authorized and in good standing, in the aggregate for all such failures, could reasonably be expected to have a Material Adverse Effect.

     2.10. Restrictions on Company and Subsidiaries.

           (a) Neither the Company nor any Subsidiary:

               (i) is a party to any contract or agreement, or subject to any charter, bylaw, partnership agreement or other restriction that, in the aggregate for all such contracts, agreements, constitutive documents and other restrictions (assuming that all such contracts and agreements are performed in accordance with their respective terms), could reasonably be expected to have a Material Adverse Effect; or

               (ii) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its Property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 6.13.

           (b) Neither the Company nor any Guarantor is a party to any contract or agreement that restricts the right or ability of the Company or such Subsidiary to incur Debt, other than this Agreement and the agreements listed in Part 2.10(b) of Annex 3 (none of which restricts the issuance and sale of the Notes or the performance of the Company hereunder or under the Notes and none of which restricts the guaranty of the Notes by any of the Guarantors under the Joint and Several Guaranty).

     2.11. Compliance with Law.

     Neither the Company nor any Subsidiary:

           (a) is in violation of any law, ordinance, governmental rule or regulation to which it is subject (including, without limitation, those relating to zoning and planning, building, subdivision, inland wetland and environmental and hazardous waste disposal); or

           (b) has failed to obtain any license, certificate, permit, franchise or other governmental authorization necessary to the ownership of its Property or to the conduct of its business (including, without limitation, to the extent required, building, zoning, subdivision, traffic and environmental approvals and certificates of occupancy);

which violations or failures to obtain, in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     2.12. Pension Plans.

           (a) Disclosure. Part 2.12(a) of Annex 3 identifies all ERISA Affiliates and all "employee benefit plans" with respect to which the Company or any "affiliate" of the Company is a "party-in-interest" or in respect of which the Notes could constitute an "employer security"

     ("employee benefit plan" and "party-in-interest" have the meanings specified in section 3 of ERISA and "affiliate" and "employer security" have the meanings specified in section 407(d) of ERISA).

          (b) Prohibited Transactions. The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A) through section 4975(D), inclusive, of the IRC. The representation by the Company in the immediately preceding sentence is made in reliance upon the representations in Section 1.3(c) as to the source of funds used by you.

          (c) Relationship of Vested Benefits to Pension Plan Assets. Except as set forth on Part 2.12(c) of Annex 3, the present value of all benefits, determined as of the most recent valuation date for such benefits (as provided in Section 6.21(c)), vested under each Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits, determined as of the most recent valuation date (as provided in Section 6.21(c)).

          (d) ERISA Requirements.  Each of the Company and the ERISA Affiliates:

              (i) has fulfilled all obligations under the minimum funding standards of ERISA and the IRC with respect to each Pension Plan that is not a Multiemployer Plan;

              (ii) is in compliance in all material respects with all other applicable provisions of ERISA and the IRC with respect to each Pension Plan and each Multiemployer Plan; and

              (iii) has not incurred any liability under Title IV of ERISA to the PBGC (other than in respect of required insurance premiums, all of which that are due having been paid), with respect to any Pension Plan, any Multiemployer Plan or any trust established thereunder.

          (e) Accumulated Funding Deficiency. Except as set forth in Part 2.12(e) of Annex 3, no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the IRC), whether or not waived, exists with respect to any Pension Plan.

          (f) Reportable Events. No Pension Plan or trust created thereunder has been terminated, and there have been no "reportable events" (as such term is defined in section 4043 of ERISA), with respect to any Pension Plan or trust created thereunder or with respect to any Multiemployer Plan, which reportable event or events will or could result in the termination of such Pension Plan or Multiemployer Plan and give rise to a liability of the Company or any ERISA Affiliate in respect thereof.

           (g) Multiemployer Plans. Other than as set forth on Part 2.12(g) of Annex 3, neither the Company nor any ERISA Affiliate is an employer required to contribute to any Multiemployer Plan. Neither the Company nor any ERISA Affiliate has incurred, nor is expected to incur, any withdrawal liability (that has not previously been fully satisfied) under ERISA with respect to any Multiemployer Plan, the effect of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Multiemployer Plans have been terminated under section 4041A of ERISA, have been placed in reorganization status under Title IV of ERISA, or have been determined to be "insolvent" (as such term is defined in section 4245 of ERISA).

           (h) Multiple Employer Pension Plans. Neither the Company nor any ERISA Affiliate is a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiple Employer Pension Plan and neither the Company nor any ERISA Affiliate has incurred (without fully satisfying the same), or reasonably expects to incur, withdrawal liability in respect of any Multiple Employer Pension Plan, which withdrawal liability could reasonably be expected to have a Material Adverse Effect.

           (i) Foreign Pension Plan. Except as set forth in Part 2.12(i) of Annex 3, no Foreign Pension Plans presently exist and neither the Company nor any Subsidiary has any present or future obligations in respect of any Foreign Pension Plan.

     2.13. Certain Laws.

     The issuance and sale of the Notes, the execution and delivery of the Joint and Several Guaranty, the incurrence of the Debt evidenced by the Notes and the Joint and Several Guaranty, and the performance under the Financing Documents by the Company and the Subsidiaries:

           (a) is not subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts, as amended, or the Federal Power Act, as amended, and

           (b) does not violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     2.14. Environmental Compliance.

           (a) Compliance. Except as set forth in Part 2.14(a) of Annex 3, neither the Company nor any Subsidiary is in violation of any Environmental Protection Law in effect in any jurisdiction where it currently is doing business or owns Property, except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

           (b) Liability. Except as set forth in Part 2.14(b) of Annex 3, neither the Company nor any Subsidiary is subject to any liability under any Environmental Protection Law that, in the aggregate for all such liabilities, could reasonably be expected to have a Material Adverse Effect.

           (c) Notices. Except as set forth in Part 2.14(c) of Annex 3, neither the Company nor any Subsidiary has received any:

               (i) notice from any Governmental Authority by which any of its currently or previously owned or leased Properties has been identified in any manner by any Governmental Authority as a hazardous substance disposal or removal site, "Super Fund" clean-up site, or other clean-up site or candidate for removal or closure pursuant to any Environmental Protection Law;

               (ii) notice of any Lien arising under or in connection with any Environmental Protection Law that has attached to any revenues of, or to, any of its currently or previously owned or leased Properties; or

               (iii) communication from any Governmental Authority concerning any action or omission by the Company or such Subsidiary in connection with its currently or previously owned or leased Properties resulting in the release of any Hazardous Substance or resulting in any violation of any Environmental Protection Law;

     in each case where the effect of which, in the aggregate for all such notices and communications, could reasonably be expected to have a Material Adverse Effect.

     2.15. Sale is Legal and Authorized; Obligations are Enforceable.

           (a) Sale is Legal and Authorized. Each of the issuance, sale and delivery of the Notes by the Company, the execution and delivery of the Financing Documents to which it is a party by the Company and each of the Guarantors, and compliance by the Company and each of the Guarantors with all of their respective obligations under the Financing Documents:

               (i) is within the corporate powers of the Company and each of the Guarantors;

               (ii) is legal and does not conflict with, result in any breach in any of the provisions of, constitute a default under, or result in the creation of any Lien upon any Property of the Company or any Subsidiary under the provisions of, any agreement, charter instrument, bylaw or other instrument to which it is a party or by which it or any of its Property may be bound; and

               (iii) does not give rise to a right or option of any other Person under any agreement or other instrument, which right or option could reasonably be expected to have a Material Adverse Effect.

           (b) Obligations are Enforceable. Each of the Financing Documents has been duly authorized by all necessary action on the part of each Obligor party thereto, has been executed and delivered by one or more duly authorized officers of each Obligor party thereto and constitutes a legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with its terms, except that the enforceability of the Financing Documents may be:

               (i) limited by applicable bankruptcy, reorganization, arrangement, insolvency, moratorium or other similar laws affecting the enforceability of creditors' rights generally; and

               (ii)  subject to the availability of equitable remedies.

     2.16. Governmental Consent.

     Neither the nature of the Company or any Subsidiary, or of any of their respective businesses or Properties, nor any relationship between the Company or any Subsidiary and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Notes and the execution and delivery of the Financing Documents, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority on the part of the Company or any

Guarantor as a condition to the execution and delivery of any Financing Document or the offer, issuance, sale or delivery of the Notes.

     2.17. Private Offering.

           (a) Neither the Company, any Guarantor nor John Hancock (the only Person assisting the Company in connection with the offering or sale of the Notes, the Joint and Several Guaranty or any similar Security of the Company or any Guarantor, other than employees of the Company) has offered any of the Notes or the Joint and Several Guaranty or any similar Security of the Company or any Guarantor for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than not more than twenty (20) institutional investors (including the Purchasers, AgFirst Farm Credit Bank and CoBank, ACB), each of whom was offered all or a portion of the Notes and the Joint and Several Guaranty at private sale for investment.

           (b) Neither the Company nor any of the Subsidiaries, nor any agent acting on behalf of any of them, has taken any action that would subject the issuance or sale of the Notes or the Joint and Several Guaranty to the registration provisions of section 5 of the Securities Act or to the registration, qualification or other similar provisions of any securities or "blue sky" law of any applicable jurisdiction.

     2.18. No Defaults.

           (a) The Notes. No event has occurred and no condition exists that, upon the issuance of the Notes and the execution and delivery of the Financing Documents, would constitute a Default or an Event of Default.

           (b) Charter Instruments, Other Agreements. Neither the Company nor any Subsidiary is in violation in any respect of any term of any charter instrument, bylaw, partnership agreement or other constitutive document or instrument. Neither the Company nor any Subsidiary is in violation in any respect of any term in any agreement or other instrument to which it is a party or by which it or any of its Property may be bound except for such violations that, in the aggregate for all such violations, could not reasonably be expected to have a Material Adverse Effect.

     2.19.  Use of Proceeds.

          (a) Use of Proceeds. The Company will apply the proceeds from the sale of the Notes for the purposes specified in Part 2.19(a) of Annex 3.

          (b) Margin Securities. None of the transactions contemplated by the Financing Documents (including, without limitation, the use of the proceeds from the sale of the Notes) violates, will violate or will result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the United States of America Federal Reserve System, 12 C.F.R., Chapter II. The Company does not intend to use the proceeds of the sale of the Notes to own, carry or purchase, or refinance borrowings that were used to own, carry or purchase, any Margin Security, including Margin Securities originally issued by the Company or any Subsidiary. The Financing Documents will not be secured by any Margin Security, and no Notes are being sold on the basis of any such collateral.

          (c) Absence of Foreign or Enemy Status. Neither the sale of the Notes nor the use of proceeds from the sale thereof will result in a violation of any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order in connection therewith.

     2.20.  Appraisal of  Fixed Asset Collateral.

     The ratio of the aggregate principal amount of the Notes to the appraised value of the Property constituting the Fixed Asset Collateral is less than or equal to 0.75:1.0.

     2.21.  Company and the Guarantors.

     The Company and the Guarantors are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources. The Company and each of the Guarantors will receive direct economic and financial benefits from the Debt incurred under the Note Purchase Agreements by the Company and the incurrence of such Debt is in the best interests of the Company and each of the Guarantors.

     2.22.  Solvency.

     The fair value of the business and assets of the Company and each Guarantor will be in excess of the amount that will be required to pay its liabilities (including, without limitation, contingent, subordinated, unmatured and unliquidated liabilities on existing debts, as such liabilities may become absolute and matured), in each case after giving effect to the transactions contemplated by the Financing Documents. Neither the Company nor any Guarantor, after giving effect to the transactions contemplated by the Financing Documents, will be engaged in any business or transaction, or about to engage in any business or transaction, for which such Person has unreasonably small assets or capital (within the meaning of applicable law, including, without limitation, Section 548 of the United States Bankruptcy Code), and neither the Company nor any Guarantor has any intent to

          (a) hinder, delay or defraud any entity to which it is, or will become, on or after the Closing Date, indebted, or

          (b) incur debts that would be beyond its ability to pay as they mature.

     2.23.  True and Correct Copies.

     The Company has delivered to you or your special counsel true and correct copies of each Revolving Credit Agreement (including, without limitation, all schedules and exhibits thereto and all agreements delivered in connection therewith) of the Company or any Subsidiary in effect on the Closing Date.

3.  CLOSING CONDITIONS

     Your obligation to purchase and pay for the Notes to be delivered to you at the Closing is subject to the following conditions precedent:

     3.1.  Opinions of Counsel.

     You shall have received closing opinions from

          (a) McGuire, Woods, Battle & Boothe, counsel for the Company and the Subsidiaries,

          (b) Bingham Dana LLP, your special counsel,

          (c) Shipman & Goodwin, counsel for the Security Trustee,

          (d) Hogan & Hartson L.L.P., special Colorado counsel for the Company and the Subsidiaries, and

          (e) Waddingham & Peterson, special Utah counsel for the Company and the Subsidiaries closing opinions, each dated as of the Closing Date, and substantially in the forms set forth in Exhibit B1 through Exhibit B5, respectively, and as to such other matters as you may reasonably request. The Company hereby requests and directs its counsel named in the foregoing clause (a), clause (d) and clause (e) to deliver such closing opinions to you and the Other Purchasers. The Company hereby acknowledges that in purchasing the Notes listed on Annex 1 below your name you will be relying on, among other things, the closing opinions of such counsel for the Company.

     3.2.  Warranties and Representations True.

     The warranties and representations contained in Section 2 shall be true on the Closing Date with the same effect as though made on and as of that date.

     3.3.  Officers' Certificates.

     You shall have received:

          (a) a certificate dated the Closing Date and signed by the President, a Vice-President, the Controller, the Treasurer, an Assistant Treasurer or the Chief Financial Officer of the Company, substantially in the form of Exhibit C1, certifying that the conditions specified in Sections 3.2 and
     3.17 have been fulfilled and that no Default or Event of Default exists on the Closing Date;

          (b) a certificate dated the Closing Date and signed by the President, a Vice-President, the Controller, the Treasurer, an Assistant Treasurer or the Chief Financial Officer of each of the Guarantors, substantially in the form of Exhibit C2, with respect to the matters set forth therein;

          (c) a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Company, substantially in the form of Exhibit D1, with respect to the matters set forth therein; and

          (d) separate certificates dated the Closing Date and signed by the Secretary or an Assistant Secretary of each of the Guarantors, substantially in the form of Exhibit D2, with respect to the matters set forth therein.

     3.4.  Legality.

     To the extent that they are required to do so by law or regulation applicable to you, the Notes shall on the Closing Date qualify as a legal investment for you under applicable insurance and other law (without regard to any "basket" or "leeway" provisions), and the acquisition thereof shall not subject you to any penalty or other onerous condition pursuant to any such law or regulation, and you shall have received such evidence as you may reasonably request to establish compliance with this condition.

     3.5.  Private Placement Numbers.

     The Company shall have obtained or caused to be obtained a private placement number for each Series of Notes from the CUSIP Service Bureau of Standard & Poor's and you shall have been informed of such private placement numbers.

     3.6.  Other Purchasers.

     None of the Other Purchasers shall have failed to execute and deliver a Note Purchase Agreement or to accept delivery of or make payment for the Notes to be purchased by it on the Closing Date.

     3.7.  Expenses.

     All fees and disbursements required to be paid on or before the Closing Date pursuant to Section 1.5 shall have been paid in full.

     3.8.  Joint and Several Guaranty.

     Each of the Guarantors shall have executed and delivered to you a guaranty agreement with respect to the Notes (as amended from time to time, the "Joint and Several Guaranty"), in the form of Exhibit E.

     3.9.  Security Documents; Collateral.

          (a) Trust Agreement. The Company and the Guarantors shall have executed and delivered to the Security Trustee a trust agreement (as amended from time to time, the "Trust Agreement"), in the form of Exhibit F.

          (b) Utah Deed of Trust. Circle Four shall have executed and delivered to the Security Trustee a deed of trust, security agreement and assignment of rents and leases, substantially in the form of Exhibit G1, for the Circle Four Properties located in the State of Utah (as amended from time to time, the "Utah Deed of Trust"), securing Circle Four's indebtedness and obligations under the Joint and Several Guaranty and in respect of the Notes with a first-priority lien encumbering each of the Circle Four Properties located in the State of Utah.

          (c) Virginia Deed of Trust. Smithfield-Carroll's Farms shall have executed and delivered to the Security Trustee a deed of trust, security agreement and assignment of rents and leases, substantially in the form of Exhibit G2, for the Smithfield-Carroll's Farms Properties located in the Commonwealth of Virginia (as amended from time to time, the "Virginia Deed of Trust"), securing Smithfield-Carroll's Farms' indebtedness and obligations under the Joint and Several Guaranty and in respect of the Notes with a first-priority lien (subject to the Liens described in the note at the end of Part 2.2(b) of Annex 3) encumbering each of the Smithfield-Carroll's Farms Properties located in the Commonwealth of Virginia.

          (d) South Carolina Deeds of Trust. Brown's Farms and Carroll's Realty Partnership shall have executed and delivered to the Security Trustee a deed of trust, security agreement and assignment of rents and leases, substantially in the form of Exhibit G4, for each of the Brown's Farms Properties and Carroll's Realty Partnership Properties located in the State of South Carolina (collectively, as amended from time to time, the "South Carolina Deeds of Trust"), securing the indebtedness and obligations of Brown's Farms and Carroll's Realty Partnership under the Joint and Several Guaranty and in respect of the Notes with a first-priority lien encumbering each of the Brown's Farms Properties and Carroll's Realty Partnership Properties located in the State of South Carolina.

          (e) North Carolina Deeds of Trust. Brown's Farms, Carroll's Realty Partnership and Smithfield-Carroll's Farms shall have executed and delivered to the Security Trustee a deed of trust, security agreement and assignment of rents and leases, substantially in the form of Exhibit G3, for each of the Brown's Farms Properties, Carroll's Realty Partnership Properties and Smithfield-Carroll's Farms Properties located in the State of North Carolina (collectively, as amended from time to time, the "North Carolina Deeds of Trust"), securing the indebtedness and obligations of Brown's Farms, Carroll's Realty Partnership and Smithfield-Carroll's Farms under the Joint and Several Guaranty and in respect of the Notes with a first-priority lien (subject to the Liens described in the note at the end of Part 2.2(b) of Annex 3) encumbering each of the Brown's Farms Properties, Carroll's Realty Partnership Properties and Smithfield-Carroll's Farms Properties located in the State of North Carolina.

          (f) Colorado Deed of Trust. Central Plains shall have executed and delivered to the Security Trustee a deed of trust, security agreement and assignment of rents and leases, substantially in the form of Exhibit G5, for the Central Plains Properties located in the State of Colorado (as amended from time to time, the "Colorado Deed of Trust"), securing Central Plains' indebtedness and obligations under the Joint and Several Guaranty and in respect of the Notes with a first-priority lien encumbering each of the Central Plains Properties located in the State of Colorado.

          (g) Security Agreements. Each of Circle Four, Carroll's Realty Partnership, Smithfield-Carroll's Farms, Brown's Farms and Central Plains shall have executed and delivered to the Security Trustee a Security Agreement, substantially in the form of Exhibit H (collectively, as amended from time to time, the "Security Agreements"), securing the indebtedness and obligations of each of such Subsidiaries under the Joint and Several Guaranty and in respect of the Notes with a lien encumbering certain personal property of such Guarantors, subject only to prior Liens permitted by the Security Agreements.

          (h) Collateral. The Security Documents shall be in full force and effect and there shall be no defaults or events of default thereunder and as defined therein. All actions necessary to perfect the Liens of the Security Trustee in the Collateral (including, without limitation, the filing of all appropriate financing statements and the recording of all appropriate documents with appropriate public officials) shall have been taken in accordance with the terms and provisions of the Security Documents and confirmation thereof received by you. The Liens of the Security Trustee in the Collateral shall be valid, enforceable and perfected and the Collateral shall be subject to no other Liens not otherwise acceptable to you. All recording, subscription and other similar fees, and all taxes and other expenses related to such filings, registrations and recordings shall have been paid, or caused to be paid, in full by the Company.

     3.10.  Collateral Matters.

          (a) Survey and Environmental Information. You shall have received a survey and an environmental site assessment report, each to the extent available, with respect to each of (i) the Circle Four Properties, (ii) the Smithfield-Carroll's Farms Properties, (iii) the Brown's Farms Properties,
     (iv) the Carroll's Realty Partnership Properties and (v) the Central Plains Properties (collectively, the "Mortgaged Properties"), each in form and substance satisfactory to you and your special counsel.

          (b) Environmental Indemnification. Each of the Company, Circle Four, Smithfield-Carroll's Farms, Brown's Farms, Carroll's Realty Partnership and Central Plains shall have delivered to you and the Security Trustee one or more environmental indemnification agreements (collectively, as amended from time to time, the "Environmental Indemnification Agreement"), substantially in the form of Exhibit I.

          (c) Casualty Insurance. The Security Trustee shall have received (and copies shall have been delivered to you), with respect to each of the Mortgaged Properties:

               (i) insurance policies insuring each such Mortgaged Property against all insurable hazards, casualties and contingencies; and

               (ii) evidence that none of such Mortgaged Properties is within an area identified as having special flood hazards or, alternatively, insurance policies insuring each such Mortgaged Property against floods and similar hazards;

     each in form and substance satisfactory to you and your special counsel.

     3.11.  Appraisals.

     You shall have received copies of one or more appraisals of the current value of the Fixed Asset Collateral, all in form and substance satisfactory to you and your special counsel.

     3.12.  Uniform Commercial Code Items.

     Each of Circle Four, Smithfield-Carroll's Farms, Brown's Farms, Carroll's Realty Partnership and Central Plains shall have executed and delivered, and there shall have been filed, such financing statements as may be necessary or desirable to evidence the Liens granted by each of them pursuant to the Security Documents, all in form and substance satisfactory to you and your special counsel.

     3.13.  Consents Under the Revolving Credit Agreement.

     The Company and the Guarantors shall have delivered to you copies of consents (in form and substance satisfactory to you and your special counsel) under each of the Revolving Credit Agreements of the Company and each Subsidiary in effect on the Closing Date permitting the issuance of the Notes and the performance by each of the Company and the Guarantors of their respective obligations hereunder and under the other Financing Documents.

     3.14.  Intercreditor Agreement.

     The Company, the Guarantors, the Security Trustee and The Chase Manhattan Bank shall have executed and delivered to you an intercreditor agreement (as amended from time to time, the "Intercreditor Agreement") with respect to the Credit Facility, substantially in the form of Exhibit J. You and the Other Purchasers, by your and their execution of the Note Purchase Agreements, shall be deemed (a) to have authorized the Security Trustee to enter into the Intercreditor Agreement and (b) to have agreed to be bound by the provisions of the Intercreditor Agreement.

     3.15.  Fees.

     The Company shall have paid a non-refundable fee (a) in an aggregate amount of three hundred seventy-five thousand dollars ($375,000) to the purchasers of the Series I Notes and the Series J Notes, such fee to be allocated ratably among such purchasers in accordance with the respective principal amount of the Notes purchased by each such purchaser and (b) in an aggregate amount of one hundred eighty-seven thousand five hundred dollars ($187,500) to the purchasers of the Series L Notes.

     3.16.  Cooperative Membership.

     The Company shall have purchased and fully paid for two hundred (200) shares of common stock in Cape Fear Farm Credit, ACA representing the Company's voting membership interest in such Purchaser for a total consideration of one thousand dollars ($1,000).

     3.17.  Compliance with this Agreement.

     Each of the Company and the Guarantors shall have performed and complied with all agreements and conditions contained herein that are required to be performed or complied with by the Company and the Guarantors on or prior to the Closing Date, and such performance and compliance shall remain in effect on the Closing Date.

     3.18.  Proceedings Satisfactory.

     All proceedings taken in connection with the sale of the Notes and the other transactions evidenced hereby and all documents and papers relating thereto shall be satisfactory to you and your special counsel. You and your special counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith or in connection with your special counsel's closing opinion, all in form and substance satisfactory to you and your special counsel.

4.  PAYMENTS

     4.1.  Interest Payments.

          (a) Series I Notes. The Series I Notes shall bear interest on the outstanding principal amount thereof at the rate of seven and eighty-nine one-hundredths percent (7.89%) per annum and shall be payable to the holders of the Series I Notes, in arrears, quarterly on the first day of January, April, July and October in each year, commencing on January 1, 2000, until the principal amount of the Series I Notes in respect of which such interest shall have accrued shall become due and payable, and interest shall accrue on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to nine and eighty-nine one-hundredths percent (9.89%) per annum.

          (b) Series J Notes. The Series J Notes shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the Series J Rate determined in accordance with Section 4.1(f). Such interest shall be payable to the holders of the Series J Notes, in arrears, quarterly on the first day of January, April, July and October in each year commencing on January 1, 2000, until the principal amount of the Series J Notes in respect of which such interest shall have accrued shall become due and payable become due and payable, and interest shall accrue on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the Series J Variable Rate plus 2% per annum.

          (c) Series K Notes. The Series K Notes shall bear interest on the outstanding principal amount thereof at the rate of eight and forty-four one-hundredths percent (8.44%) per annum and shall be payable to the holders of the Series K Notes, in arrears, quarterly on the first day of January, April, July and October in each year commencing on January 1, 2000, until the principal amount of the Series K Notes in respect of which such interest shall have accrued shall become due and payable, and interest shall accrue on any overdue principal (including any overdue prepayment of principal), Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (i) the Maximum Legal Rate of Interest and (ii) ten and forty-four one-hundredths percent (10.44%) per annum.

          (d) Series L Notes. The Series L Notes shall bear interest on the outstanding principal amount thereof, for each Series L Interest Period, at a rate per annum equal to the Series L Rate determined in accordance with
     Section 4.1(g) on the Series L Rate Determination Date immediately preceding such Series L Interest Period. Such interest shall be payable to the holders of the Series L Notes, in arrears, on the last day of each Series L Interest Period until the principal amount of the Series L Notes in respect of which such interest shall have accrued shall become due and payable become due and payable, and interest shall accrue on any overdue principal (including any overdue prepayment of principal), Make-Whole Amount, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at a rate equal to the lesser of (i) the Maximum Legal Rate of Interest and (ii) the Series L Rate plus 2% per annum.

          (e) Basis of Computation. Interest on the Series I Notes, the Series J Notes and the Series L Notes shall be computed on the basis of a year of three hundred sixty (360) days and paid for the actual number of days elapsed, calculated as to each interest period or other period during which interest accrues from and including the first day thereof to and including the last day thereof. Interest on the Series K Notes shall be computed on the basis of a 360-day year of twelve 30-day months. Interest determined at the Maximum Legal Rate of Interest shall be determined in accordance with Applicable Interest Law.

          (f)  Determination of Series J Rate.

               (i) Series J Variable Rate. Except as provided in Section 4.1(f)(ii), the Series J Notes shall bear interest on the outstanding principal amount thereof at the Series J Variable Rate. The first applicable Series J Variable Rate shall be determined on the Closing Date and shall be in effect up to and including November 30, 1999. On December 1, 1999, and on the first (1/st/) day of each calendar month thereafter, the Series J Variable Rate shall be redetermined and shall be in effect for all or the applicable portion of such calendar month, until such time, if any, as the Company shall have elected, at its sole option, by written notice to the holders of the Series J Notes, delivered pursuant to Section 4.1(f)(ii), to have the Series J Notes bear interest at one of the Series J Fixed Rates.

               (ii) Series J Fixed Rates. The Company may, at any time and from time to time, elect to have the then outstanding Series J Notes (in whole but not in part) bear interest at one of the Series J Fixed Rates at such time, by providing written notice of such election on any Business Day to the holders of the Series J Notes, specifying the Series J Fixed Rate that has been selected by the Company. If such notice shall have been received by the holders of the Series J Notes not later than 11:00 a.m., New York City Time, on the date such notice has been delivered, the Series J Notes shall bear interest at the selected Series J Fixed Rate commencing on the day immediately following the date such notice shall have been so received; if such notice shall have been received by the holders of the Series J Notes after 11:00 a.m., New York City Time, on the date such notice has been delivered, the Series J Notes shall bear interest at the selected Series J Fixed Rate commencing on the second (2/nd/) day immediately following the date such notice shall have been so received. The Series J Fixed Rate in respect of any such notice shall be determined on the date such notice shall have been received (regardless of the time of such receipt) by the holders of the Series J Notes.

               If the Company, as specified in any such notice, shall select (i) the Series J 30-Day Fixed Rate, then the Series J Notes shall bear interest at the Series J 30-Day Fixed Rate for a period of thirty (30) consecutive days, (ii) the Series J 60-Day Fixed Rate, then the Series J Notes shall bear interest at the Series J 60-Day Fixed Rate for a period of sixty (60) consecutive days, and (iii) the Series J 90-Day Fixed Rate, then the Series J Notes shall bear interest at the Series J 90-Day Fixed Rate for a period of ninety (90) consecutive days; provided, in each case, that no such interest period shall continue beyond October 1, 2009. Commencing on the first (1/st/) day immediately following the last day of each such interest period and continuing thereafter, the Series J Notes shall bear interest (1) if the Company shall have provided, on or prior to 11:00 a.m., New York City Time, on the

          Business Day immediately prior to such date, written notice to the holders of the Series J Notes in accordance with the immediately preceding paragraph, at the Series J Fixed Rate selected by the Company in such notice, or (2) in the event the Company shall not have provided any such notice, at the then applicable Series J Variable Rate for the then-current calendar month and redetermined thereafter in accordance with Section 4.1(f)(i)).

               (iii) Series J Rate Determination Binding. Each determination of a Series J Rate pursuant to the provisions of this Agreement shall be conclusive and binding on the Company and the holders of the Series J Notes in the absence of manifest error. In the case of manifest error, any holder of a Series J Note or the Company may object to such quoted Series J Rate by written notice delivered to the Company or the holders of the Series J Notes, as the case may be, detailing the reasons for such objection. Upon delivery of any such notice of objection, the holders of the Series J Notes and the Company shall cooperate to promptly determine the correct Series J Rate and such correct Series J Rate shall be the then applicable Series J Rate for the Series J Notes. Each of the holders of the Series J Notes and the Company shall make the required adjustments to the amount of interest payable on the first interest payment date next succeeding the date of the determination of the correct Series J Rate as are necessary to reflect the application of such correct Series J Rate.

               (iv) Inability to Determine Rate. If, in the reasonable opinion of the holder (or holders) of at least fifty-one percent (51%) in principal amount of the Series J Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary and any Affiliate), the market for United States dollar deposits in London ceases to function, or it becomes impossible, impractical or illegal to readily, currently and accurately determine the applicable Series J Rate, or the applicable Series J Rate no longer currently and accurately reflects the market level of interest rates for obligations of a similar nature, term and amount, then such holder (or holders) shall forthwith give notice thereof to the Company. Such holder (or holders) shall select a reasonably equivalent substitute interest rate index (in view of the cost of funds of such holder or holders) and applicable margin intended to match, as closely as reasonably possible, the general level of the Series J Rate, and will give the Company notice of such substitution.

               (v) Reinstatement of Rate. If there has been at any time an interest rate substituted for the Series J Rate in accordance with
          Section 4.1(f)(iv) and thereafter, in such holder's (or holders') reasonable opinion, the circumstances causing such substitution have ceased, then such holder (or holders) shall promptly notify in writing the Company of such cessation, and on the first (1/st/) Business Day immediately following the date such notice shall have been delivered, the Series J Notes shall bear interest at the Series J Variable Rate (determined on such first (1/st/) Business Day and redetermined thereafter in accordance with Section 4.1(f)(i)) and the Series J Rate shall be determined as originally defined hereby. Nevertheless, the provisions of Section 4.1(f)(iv) shall generally continue to be effective.

               (vi) Indemnity. In the event any payment or prepayment of the Series J Notes is made, in whole or in part, pursuant to Section 4.3,
          Section 4.4 or Section 8.2, as the case may be, at any time in which the Series J Notes bear interest at one of the Series J Fixed Rates (other than the last day of the period in which such Series J Fixed Rate is applicable to the Series J Notes), the Company agrees to pay to the holders of the Series J Notes, in addition to, and not in lieu of, any other amount due hereunder, on demand, such amount (the "Indemnification Fee") as shall be sufficient to reimburse and indemnify such holders for any loss (including loss of earnings and anticipated profits), cost or expense (including, without limitation, costs or losses associated with prepaying or redeploying deposits) incurred as a result of such payment or prepayment. Any demand by the holders of the Series J Notes for payment pursuant to this Section 4.1(f)(vi) shall be accompanied by a schedule setting forth in reasonable detail the computation of any such loss, cost or expense. Each such schedule delivered to the Company shall constitute prima facie evidence of the Indemnification Fee payable by the Company, absent manifest error.

               (vii) Definitions. As used in this Section 4.1(f), the following terms have the meanings set forth below:

               Series J Variable Rate - means, in respect of any date of determination, the sum of the Series J LIBOR Base Rate as of such date of determination plus one and twenty one-hundredths percent (1.20%) per annum.

               Series J Thirty 30-Day Fixed Rate - means, in respect of any date of determination, the Series J LIBOR Base Rate as of such date of determination plus one and twenty-five one-hundredths percent (1.25%) per annum.

               Series J 60-Day Fixed Rate -- means, in respect of any date of determination, the Series J LIBOR Base Rate as of such date of determination plus one and twenty-five one-hundredths percent (1.25%) per annum.

               Series J 90-Day Fixed Rate -- means, in respect of any date of determination, the Series J LIBOR Base Rate as of such date of determination plus one and twenty-five one-hundredths percent (1.25%) per annum.

               Series J LIBOR Base Rate -- means, on the date of any determination thereof, the per annum London Interbank Offered Rate (truncated to three decimal places) offered for deposits of United States dollars for a period equal or closest to:

                    (a) with respect to any calculation of the Series J Variable
               Rate, ninety (90) days;

                    (b) with respect to any calculation of the Series J 90-Day
               Fixed Rate, ninety (90) days;

                    (c) with respect to any calculation of the Series J 60-Day
               Fixed Rate, sixty (60) days; and

                    (d) with respect to any calculation of the Series J 30-Day
               Fixed Rate, thirty (30) days;

          as published in The Wall Street Journal
                          -----------------------

                    (i) on the Business Day immediately preceding the Closing
               Date with respect to the calculation of the Series J Variable Rate applicable to the period from the Closing Date up to and including November 30, 1999;

                    (ii) with respect to the calculation of the Series J
               Variable Rate applicable to the month of December 1999 and any calendar month thereafter, on the fifteenth (15/th/) day (or if such day is not a Business Day, then the Business Day immediately preceding the fifteenth (15/th/) day) of the month immediately preceding the calendar month in which such Series J Variable Rate shall be in effect, and

                    (iii) on the Business Day immediately preceding the date of any determination thereof with respect to the calculation of any Series J Fixed Rate,

          or if such rates are no longer published in The Wall Street Journal,
                                                      -----------------------
          such other service as in the reasonable opinion of the holder or holders of at least fifty-one percent (51%) in principal amount of the Series J Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate) shall provide equivalent information.

          (g)  Determination of Series L Rate.

               (i) Interest Periods. Each period (each a "Series L Interest Period") in respect of which interest shall be calculated on the Series L Notes (other than the first Series L Interest Period) shall commence on a Series L Rate Adjustment Date and end on the day immediately preceding the then next succeeding Series L Rate Adjustment Date, inclusive. The first Series L Interest Period shall commence on the Closing Date and end on December 31, 1999, inclusive (the "Series L Initial Interest Period").

               (ii)  Determination of Rate.

                    (A) The Series L Rate for each Series L Interest Period
               shall be determined by the Reference Institution on the second
               (2nd) Business Day preceding the Closing Date (for the Series L Initial Interest Period) and on the third (3rd) Business Day (each a "Series L Rate Determination Date") preceding each Series L Rate Adjustment Date after the Closing Date (for the Series L Interest Period commencing on such Series L Rate Adjustment
               Date), and the Company shall cause the Reference Institution to notify, in writing, the Company, at the address set forth in
               Section 10.1, and each holder of Series L Notes, at the address set forth on Annex 1 (or at such other address that any such holder shall give the Company in writing) of the Series L Rate on such Series L Rate Determination Date (and, simultaneously with the mailing of such Notice, the Reference Institution shall send a copy of such notice to each holder of Series L Notes via telecopier at the telecopier number indicated on Annex 1 with respect to such notices or such other telecopier number that any such holder shall give the Company in writing).

                    (B) Each determination of a Series L Rate by the Reference
               Institution, pursuant to the provisions of this Agreement, shall be conclusive and binding on the Company and the holders of the Series L Notes in the absence of manifest error. In the case of manifest error, any holder of a Series L Note or the Company may object to such quoted Series L Rate by written notice delivered to the Company or the holders of the Series L Notes, as the case may be, detailing the reasons for such objection. Upon delivery of any such notice of objection the holders of the Series L Notes and the Company shall cooperate to promptly determine the correct Series L Rate and such correct Series L Rate shall be the applicable Series L Rate for such Series L Interest Period. Each of the holders of the Series L Notes and the Company shall make the required adjustments to the amount of interest payable on the first day of the next succeeding Series L Interest Period as are necessary to reflect the application of such correct Series L Rate for such Series L Interest Period.

               (iii)  Inability to Determine Rate.

                    (A) If, in the reasonable opinion of the holder (or holders)
               of at least fifty-one percent (51%) in principal amount of the Series L Notes (exclusive of Notes then owned by the Company, any Subsidiary or any Affiliate), the market for United States dollar deposits in London ceases to function, or it becomes impossible, impractical or illegal to readily, currently and accurately determine the applicable Series L Rate, or the applicable Series L Rate no longer currently and accurately reflects the market level of interest rates for obligations of a similar nature, term and amount, then such holder (or holders) shall forthwith give notice thereof to the Company and the Reference Institution.
               Such holder (or holders) shall select a substitute interest rate and applicable margin intended to match, as closely as reasonably possible, the general level of the Series L Rate, subject to the Company's agreement, which shall not be unreasonably withheld. During the first Series L Interest Period in which such substitute rates have not been agreed upon, the Series L Notes held by such holder shall bear interest at the Alternate Interest Rate, determined by the Reference Institution as of the Series L Rate Determination Date in respect of such Series L Interest Period upon the written request of the Company or such holder.

                    (B) If, prior to the Series L Rate Determination Date
               occurring during such first Series L Interest Period, a substituted interest rate shall have been agreed upon, and the Reference Institution shall have been notified (by the holder (or holders) of such Series L Notes or the Company) in writing of such substituted interest rate, then such substituted interest rate shall be retroactive to and effective from the first day of such Series L Interest Period and shall replace the Alternate Interest Rate. In such event, each reference herein and in the Series L Notes to the "Series L Rate" shall be deemed thereafter to be a reference as of such Series L Rate Determination Date to such substituted interest rate and, subject to Section 4.1(g)(iv), such substituted interest rate shall thereafter be determined by the Reference Institution in accordance with the terms hereof.

                    (C) If a substituted interest rate shall not have been
               agreed upon, in writing, prior to such Series L Rate Determination Date, then the Alternate Interest Rate as of such Series L Rate Determination Date shall be substituted for the Series L Rate. In such event, each reference herein and in the Series L Notes to the "Series L Rate" shall be deemed a reference to the Alternate Interest Rate.

                    (D) Each determination of the Alternate Interest Rate or
               such other substituted interest rate by the Reference Institution, pursuant to the provisions of this Agreement and any such agreement between the holders of Series L Notes and the Company, shall be conclusive and binding on such holders and the Company, in the absence of manifest error. In the case of manifest error, any holder of Series L Notes or the Company may object to such quoted Alternate Interest Rate by written notice delivered to the Company or each holder of Series L Notes, as the case may be, detailing the reasons for such objection. Upon delivery of any such notice of objection the holders of the Series J Notes and the Company shall cooperate to promptly determine the correct Alternate Interest Rate and such correct Alternate Interest Rate shall be the applicable Alternate Interest Rate for such Series L Interest Period. Each of the holders of the Series L Notes and the Company shall make the required adjustments to the amount of interest payable on the first day of the next succeeding Series L Interest Period as are necessary to reflect the application of such correct Alternate Interest Rate for such Series L Interest Period.

               (iv) Reinstatement of Rate. If there has been at any time an interest rate substituted for the Series L Rate in accordance with
          Section 4.1(g)(iii) and thereafter, in the reasonable opinion of the holder (or holders) of at least fifty-one percent (51%) in principal amount of the Series L Notes (exclusive of Notes then held by the Company, any Subsidiary or any Affiliate), the circumstances causing such substitution have ceased, then such holder (or holders) shall promptly notify in writing the Company and the Reference Institution of such cessation, and on the then next succeeding Rate Determination Date the Series L Rate shall be determined as originally defined hereby. Nevertheless, the provisions of Section 4.1(g)(iii) shall generally continue to be effective.

               (v) Reference Institution. The "Reference Institution" shall be John Hancock or, if the holder or holders of at least fifty-one percent (51%) in principal amount of the Series L Notes then outstanding (exclusive of Notes then held by the Company, any Subsidiary or any Affiliate) request by written notice to the Company, the Company shall appoint an Acceptable Financial Institution designated in such notice by the holder or holders of at least fifty-one percent (51%) in principal amount of the Series L Notes then outstanding (exclusive of Notes then held by the Company, any Subsidiary or any Affiliate) that is reasonably satisfactory to the Company. The Company shall maintain at all times the appointment of such Reference Institution and shall pay and be exclusively liable for all fees charged by the Reference Institution in connection herewith.

          (h) Maximum Rate of Interest. The Company acknowledges and agrees that 12 U.S.C. section 2205 provides that institutions of the Farm Credit System are not subject to any interest rate limitation imposed by any state constitution or statute or other laws, and that any such limitations are preempted, and therefore any interest owing under the Notes, to the extent purchased or held by an institution of the Farm Credit System, is not subject to any ceiling. Accordingly, so long as any of the Notes are held by an institution of the Farm Credit System, there shall be no Maximum Legal Rate of Interest with respect to such Notes. Nonetheless, it is the intention of the Company and holders of the Notes that are not institutions of the Farm Credit System to conform strictly to the Applicable Interest Law. Accordingly, notwithstanding any provisions to the contrary in this Agreement or in any Note, the aggregate of all interest, and any other charges or consideration constituting interest under Applicable Interest Law, that is taken, reserved, contracted for, charged or received pursuant to this Agreement or any Notes (other than Notes held by holders that are not institutions of the Farm Credit System) shall under no circumstances exceed the maximum amount of interest allowed by the Applicable Interest Law. If any interest in excess of such amount is provided for in this Agreement or in any such Notes, then in such event

               (i) the provisions of this Section 4.1(h) shall govern and control,

               (ii) the Company shall not be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest allowed by the Applicable Interest Law,

               (iii) any interest paid on any such Notes which is in excess of what is allowed by the Applicable Interest Law shall be deemed a mistake and canceled automatically and, if theretofore paid, shall be credited to the outstanding principal amount of such Notes, and

               (iv) the effective rate of interest on such Notes shall be automatically subject to reduction to the Maximum Legal Rate of Interest.

     If at any time thereafter, the Maximum Legal Rate of Interest is increased, then, to the extent that it shall be permissible under Applicable Interest Law, the Company shall forthwith pay to the holders of the Notes subject to a prior reduction all amounts (or the permissible part thereof) of such excess interest that the holders of such Notes would have been entitled to receive pursuant to the terms of this Agreement and such Notes had such increased Maximum Legal Rate of Interest been in effect at all times when such excess interest accrued. To the extent permitted by the Applicable Interest Law, all sums paid or agreed to be paid to the holders of any Notes for the use, forbearance or detention of the indebtedness evidenced by the Notes shall be amortized, prorated, allocated and spread throughout the full term of such Notes.

     4.2.  Scheduled Required Prepayments.

          (a) Series I Notes. In addition to paying the entire then outstanding principal amount and the interest due on the Series I Notes on the maturity date thereof (October 1, 2009), the Company shall prepay, and there shall become due and payable, two million five hundred thousand dollars ($2,500,000) in aggregate principal amount of the Series I Notes on the first day of January, April, July and October in each year, commencing on January 1, 2000 and ending on July 1, 2009, inclusive. Each such prepayment shall be at one hundred percent (100%) of the amount prepaid, together with interest accrued thereon to the date of prepayment.

          (b) Series J Notes. In addition to paying the entire then outstanding principal amount and the interest due on the Series J Notes on the maturity date thereof (October 1, 2009), the Company shall prepay, and there shall become due and payable, one million two hundred fifty thousand dollars ($1,250,000) in aggregate principal amount of the Series J Notes on the first day of January, April, July and October in each year, commencing on January 1, 2000 and ending on July 1, 2009, inclusive. Each such prepayment shall be at one hundred percent (100%) of the amount prepaid, together with interest accrued thereon to the date of prepayment.

          (c) Series K Notes. In addition to paying the entire then outstanding principal amount and the interest due on the Series K Notes on the maturity date thereof (October 1, 2009), the Company shall prepay, and there shall become due and payable, five million dollars ($5,000,000) in aggregate principal amount of the Series K Notes on the first day of October in each year, commencing on October 1, 2005 and ending on October 1, 2008, inclusive. Each such prepayment shall be at one hundred percent (100%) of the amount prepaid, together with interest accrued thereon to the date of prepayment.

          (d) Series L Notes. In addition to paying the entire then outstanding principal amount and the interest due on the Series L Notes on the maturity date thereof (October 1, 2009), the Company shall prepay, and there shall become due and payable, two million five hundred thousand dollars ($2,500,000) in aggregate principal amount of the Series L Notes on the first day of October in each year, commencing on October 1, 2005 and ending on October 1, 2008, inclusive. Each such prepayment shall be at one hundred percent (100%) of the amount prepaid, together with interest accrued thereon to the date of prepayment.

     4.3.  Offer to Prepay upon Change in Control.

          (a) Notice and Offer.  In the event of either

               (i)  a Change in Control, or

               (ii) the obtaining of knowledge of a Control Event by any officer of the Company, then the Company will, within three (3) Business Days of (x) such Change in Control or (y) the obtaining of knowledge of such Control Event (including via the receipt of notice of a Control Event from any holder of Notes), as the case may be, give written notice of such Change in Control or Control Event to each holder of Notes and, simultaneously with the sending of such written notice, give telephonic advice of such Change in Control or Control Event to an investment officer or other similar representative or agent of each such holder specified on Annex 1 at the telephone number specified thereon, or to such other Person at such other telephone number as any holder of a Note may specify to the Company in writing. In the event of a Change in Control, such written notice shall contain, and such written notice shall constitute, an irrevocable offer to prepay all, but not less than all, of the Notes of each Series held by such holder on a date specified in such notice (the "Control Prepayment Date") that is not less than thirty (30) days and not more than sixty (60) days after the date of such notice. (If the Control Prepayment Date shall not be specified in such notice, the Control Prepayment Date shall be the thirtieth (30th) day after the date of such notice.)

          (b) Acceptance and Payment. To accept such offered prepayment, a holder of Notes shall cause a notice of such acceptance (which notice of acceptance may be in respect of one or more Series of Notes held by such holder, but which notice need not treat Notes of all Series held by such holder in the same manner) to be delivered to the Company not later than fourteen (14) days after the date of receipt by such holder of the written offer of such prepayment. If so accepted, such offered prepayment shall be due and payable on the Control Prepayment Date. Such offered prepayment shall be made at one hundred percent (100%) of the principal amount of such Notes, together with (i) an amount equal to the Make-Whole Amount, if any, at the time applicable with respect to the principal amount of the Notes of such Series then being prepaid and (ii) interest on the Notes then being prepaid accrued to the Control Prepayment Date.

          (c) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 4.3 will be accompanied by an officer's certificate, executed by a Senior Officer and dated the date of such offer, specifying:

               (i)  the Control Prepayment Date;

               (ii) the principal amount of each Note offered to be prepaid;

               (iii) the interest to be paid on each such Note, accrued to the Control Prepayment Date;

               (iv) the estimated Make-Whole Amount with respect to the Series K Notes due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation;

               (v) that the conditions of this Section 4.3 have been fulfilled; and

               (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

     Two Business Days prior to such prepayment, the Company shall deliver to each holder of Series K Notes and Series L Notes that has accepted such offer of prepayment a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount in respect of the Notes of such Series as of the specified prepayment date. With respect to any such prepayment of the Series I Notes or the Series J Notes, the holder or holders thereof to receive such prepayment shall use good faith efforts to provide the Company with notice of the Make-Whole Amount (if any) due in respect of such prepayment approximately two Business Days prior to such prepayment (provided, however, that the failure of any such holder to so provide such notice shall not relieve the Company of the obligation to pay such Make-Whole Amount promptly at such later time as such holder shall provide notice to the Company of such amount).

          (d) Effect of Prepayments. Each prepayment of principal of the Series I Notes or the Series J Notes pursuant to this Section 4.3 shall be applied to reduce the principal amount of the Notes of such Series due in the inverse order of maturity of such Notes of such Series. Each prepayment of principal of the Series K Notes or the Series L Notes pursuant to this
     Section 4.3 shall be applied to reduce the principal amount of the Notes of such Series due on the maturity date of the Notes of such Series and to reduce each remaining scheduled required prepayment of principal (if any) applicable to each such Series required by Section 4.2, apportioned on a ratable basis (based on the principal amount due on each such date) among all such amounts.

     4.4.  Optional Prepayments.

          (a) Optional Prepayments. The Company may at any time after the Closing Date prepay the principal amount of the Notes, in part, in integral multiples of five million dollars ($5,000,000), or in whole, in each case together with:

               (i) an amount equal to the Make-Whole Amount at such time in respect of the principal amount of the Notes of such Series being so prepaid; and

               (ii) interest on such principal amount then being prepaid accrued to the prepayment date.

          (b) Effect of Prepayments. Each prepayment of principal of the Series I Notes or the Series J Notes pursuant to this Section 4.4 shall be applied to reduce the principal amount of the Notes of such Series due in the inverse order of maturity of such Notes of such Series. Each prepayment of principal of the Series K Notes or the Series L Notes pursuant to this
     Section 4.4 shall be applied to reduce the principal amount of the Notes of such Series due on the maturity date of the Notes of such Series and to reduce each remaining scheduled required prepayment of principal (if any) applicable to each such Series required by Section 4.2, apportioned on a ratable basis (based on the principal amount due on each such date) among all such amounts.

     4.5.  Notice of Optional Prepayment.

     The Company will give written notice of any optional prepayment of the Notes to each holder of the Notes not less than thirty (30) days or more than sixty (60) days before the date fixed for prepayment, specifying:

          (a)  such date;

          (b) that such prepayment is being made pursuant to Section 4.4;

          (c) the principal amount of such holder's Notes to be prepaid on such date with respect to each Series of Notes held by such holder; and

          (d) the interest to be paid on each such Note, accrued to the date fixed for prepayment;

and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount with respect to the Series I Notes, the Series K Notes and the Series L Notes due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.

Such notice of prepayment shall also certify all facts that are conditions precedent to any such prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes specified in such notice, together with the Make-Whole Amount, if any, and accrued interest thereon shall become due and payable on the specified prepayment date. Two Business Days prior to such prepayment, the Company shall deliver to each holder of the Series K Notes and the Series L Notes a certificate of a Senior Financial Officer specifying the calculation of the Make-Whole Amount in respect of the Notes of such Series as of the specified prepayment date. With respect to any such prepayment of the Series I Notes or the Series J Notes, the holder or holders thereof at such time shall use good faith efforts to provide the Company with notice of the Make-Whole Amount (if any) due in respect of such prepayment approximately two Business Days prior to the scheduled date of such prepayment (provided, however, that the failure of any such holder to so provide such notice shall not relieve the Company of the obligation to pay such Make-Whole Amount promptly at such later time as such holder shall provide notice to the Company of such amount).

     4.6.  Pro Rata Payments.

          (a) Scheduled Required Prepayments. If, at the time of any required prepayment of the principal of Notes of any Series made pursuant to Section
     4.2 there is more than one Note of such Series outstanding, the aggregate principal amount of such required prepayment shall be allocated among the Notes of such Series at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes of such Series.

          (b)  Optional Prepayments.

               (i) Allocation among Series. If, at the time of any optional prepayment of the principal of Notes made pursuant to Section 4.4 there is more than one Series of Notes outstanding, the Company may:

                    (A) prepay the Series J Notes with or without prepaying the
               Notes of any other Series;

                    (B) prepay the Series L Notes with or without prepaying the
               Notes of any other Series; or

                    (C) prepay the Series I Notes or the Series K Notes,
               provided that in the case of any such prepayment, the aggregate principal amount of such optional prepayment shall be allocated between the Series I Notes and the Series

               K Notes at the time outstanding pro rata in proportion to the respective unpaid principal amounts of each such Series.


               (ii) Allocation within Series. If, at the time of any optional prepayment of the principal of Notes of any Series made pursuant to
          Section 4.4 there is more than one Note of such Series outstanding, the aggregate principal amount of such optional prepayment shall be allocated among the Notes of such Series at the time outstanding pro rata in proportion to the respective unpaid principal amounts of all such outstanding Notes of such Series.

     4.7.  Notation of Notes on Prepayment.

     Upon any partial prepayment of a Note, such Note may, at the option of the holder thereof, be

          (a) surrendered to the Company pursuant to Section 5.2 in exchange for a new Note of the same Series, in a principal amount equal to the principal amount remaining unpaid on the surrendered Note,

          (b) made available to the Company for notation thereon of the portion of the principal so prepaid, or

          (c) marked by such holder with a notation thereon of the portion of the principal so prepaid.

In case the entire principal amount of any Note is prepaid, such Note shall be surrendered to the Company for cancellation and shall not be reissued, and no Note shall be issued in lieu of the prepaid principal amount of any Note.

     4.8.  No Other Optional Prepayments.

     Except as provided in Section 4.4, the Company may not make any optional prepayment (whether directly or indirectly by purchase or acquisition) in respect of the Notes.

     4.9.  Administrative Fee.

     The Company shall pay to Cape Fear Farm Credit, ACA, in arrears, quarterly on the first day of January, April, July and October in each year, commencing on January 1, 2000, until (and including) the date of maturity, an administrative fee in the amount of seventy-five hundred dollars ($7,500).

5.  REGISTRATION; SUBSTITUTION OF NOTES

     5.1.  Registration of Notes.

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

     The Company will cause to be kept at its office, maintained pursuant to
Section 6.3, a register for the registration and transfer of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in the register. The Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof.

     5.2. Exchange of Notes.

          (a) Upon surrender of any Note at the office of the Company maintained pursuant to Section 6.3 duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing, the Company will execute and deliver, at the Company's expense (except as provided below), new Notes of the same Series in exchange therefor, in denominations of at least five hundred thousand dollars ($500,000) (except as may be necessary to reflect any principal amount not evenly divisible by five hundred thousand dollars ($500,000)), in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request, shall be of the same Series as the surrendered Note and shall be substantially in the form of the Exhibit in Exhibit A1 through Exhibit A4 corresponding to the Series of the surrendered Note. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp or other issuance tax or governmental charge imposed in respect of any such transfer of Notes.

          (b) The Company will pay the cost of delivering to or from such holder's home office or custodian bank from or to the Company, insured to the reasonable satisfaction of such holder, the surrendered Note and any
     Note issued in substitution or replacement for the surrendered Note.

     5.3. Replacement of Notes.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership (or of ownership by such Institutional Investor's nominee) and such loss, theft, destruction or mutilation), and

          (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company (provided that if the holder of such Note is an Institutional Investor or a nominee of an Institutional Investor, such Institutional Investor's own unsecured letter agreement of indemnity shall be deemed to be satisfactory for such purpose), or

          (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense will execute and, within five (5) Business Days after such receipt, deliver, in lieu thereof, a new Note of the same Series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

     5.4. Issuance Taxes.

     The Company will pay all taxes (if any) due in connection with and as the result of the initial issuance and sale of the Notes and/or the execution and delivery of the other Financing Documents and in connection with any modification, amendment or waiver of any Financing Document and shall save each holder of Notes harmless without limitation as to time against any and all liabilities with respect to all such taxes. The obligations of the Company under this Section 5.4 shall survive the payment or prepayment of the Notes and the termination hereof.

6.  GENERAL COVENANTS

     The Company covenants and agrees that on and after the Closing Date and thereafter for so long as any of its obligations under the Note Purchase Agreements and the Notes shall be outstanding:

     6.1. Payment of Taxes and Claims.

     The Company shall, and shall cause each Subsidiary to, pay before they become delinquent,

          (a) all taxes, assessments and governmental charges or levies imposed upon it or its Property, and

          (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons that, if unpaid, might result in the creation of a Lien upon its Property,

provided, that items of the foregoing description need not be paid (x) while being contested in good faith and by appropriate proceedings diligently pursued as long as adequate book reserves have been established and maintained and exist with respect thereto, and (y) so long as the title of the Company or the Subsidiary, as the case may be, to, and its right to use, such Property, is not materially adversely affected thereby.

     6.2. Maintenance of Properties and Corporate Existence.

     The Company shall, and shall cause each Subsidiary to,

          (a) Property -- maintain its Property in good condition, ordinary wear and tear excepted, and make all necessary renewals, replacements, additions, betterments and improvements thereto, and, in addition to the foregoing, the Guarantors shall collectively, during each year, either expend or invest an aggregate amount equal to at least fifteen percent (15%) of Depreciation determined for the then most recently ended fiscal year of the Company on repairs, maintenance or capital improvements to the "Improvements" (as such term is defined in the Deeds of Trust);

          (b) Insurance -- maintain, with financially sound and reputable insurers accorded a rating by A.M. Best Company of "A" or better and a size rating of "XII" or better (or comparable ratings by any comparable successor rating agency), insurance (including, without limitation, the insurance required by the Security Documents) with respect to its Property and business against such casualties and contingencies, of such types (including, without limitation, insurance with respect to losses arising out of Property loss or damage, public liability, business interruption, larceny, workers' compensation, embezzlement or other criminal misappropriation) and in such amounts as is customary in the case of corporations of established reputations engaged in the same or a similar business and similarly situated; provided that the Company and the Subsidiaries may maintain one or more systems of self-insurance if adequate reserves are maintained with respect thereto and if such systems are implemented and operated in a manner consistent with the sound financial practices of similarly situated corporations of established reputations that maintain similar systems of self-insurance.

          (c) Financial Records -- maintain sound accounting policies and an adequate and effective system of accounts and internal accounting controls that will safeguard assets, properly record income, expenses and liabilities and assure the production of proper financial statements in accordance with GAAP;

          (d) Corporate Existence and Rights -- do or cause to be done all things necessary

               (i) to preserve and keep in full force and effect its existence, rights and franchises,

               (ii) to ensure that the Company legally and beneficially owns eighty-six percent (86%) of the capital stock of each class of Brown's and one hundred percent (100%) of the capital stock of each of the other Guarantors, and

               (iii) to maintain each Subsidiary as a Subsidiary, except as otherwise permitted by Section 6.14 and Section 6.15(b); and

          (e) Compliance with Law -- not be in violation of any law, ordinance or governmental rule or regulation to which it is subject (including, without limitation, any Environmental Protection Law) and not fail to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its Properties or to the conduct of its business if such violation or failure to obtain could be reasonably expected to have a Material Adverse Effect.

     6.3. Payment of Notes and Maintenance of Office.

     The Company shall punctually pay, or cause to be paid, the principal of and interest (and Make-Whole Amount, if any) to become due in respect of, the Notes, as and when the same shall become due according to the terms hereof and of the Notes, and shall maintain an office at the address of the Company set forth in
Section 10.1 where notices, presentations and demands in respect hereof and of the Notes may be made upon it. Such office shall be maintained at such address until such time as the Company shall notify the holders of the Notes of any change of location of such office, which shall in any event be located within the United States of America.

     6.4. Current Ratio.

     The Company shall not at any time permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities to be less than 1.05 to 1.00.

     6.5. Consolidated Working Capital.

     The Company shall not at any time permit Consolidated Working Capital to be less than thirty-five million dollars ($35,000,000).

     6.6. Funded Debt.

     The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, create, assume, incur or Guaranty or otherwise become or be liable in respect of any Funded Debt other than:

          (a)  Funded Debt represented by the Notes;

          (b) Funded Debt outstanding on the Closing Date and described on Part 2.2(b) of Annex 3;

          (c) Funded Debt of a Wholly-Owned Subsidiary to the Company or to any other Wholly-Owned Subsidiary;

          (d)  Funded Debt of the Company to a Wholly-Owned Subsidiary; and

          (e) additional Funded Debt of the Company and the Subsidiaries if, after giving effect thereto and to any concurrent application of the proceeds of such Funded Debt, (i) Consolidated Funded Debt would not exceed sixty-five percent (65%) of Consolidated Total Capitalization and (ii) Consolidated Senior Funded Debt would not exceed fifty-five percent (55%) of the result of (A) Consolidated Total Capitalization minus (B) Senior Subordinated Debt.

     6.7. Maintenance of Funded Debt.

          (a) Consolidated Funded Debt. The Company shall not permit Consolidated Funded Debt, determined as of the end of each fiscal quarter of the Company, to exceed four hundred percent (400%) of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended at such time.

          (b) Consolidated Senior Funded Debt. The Company shall not permit Consolidated Senior Funded Debt, determined as of the end of each fiscal quarter of the Company, to exceed three hundred twenty percent (320%) of Consolidated EBITDA for the period of four (4) consecutive fiscal quarters of the Company ended at such time.

     6.8. Fixed Charges Coverage.

     The Company shall not at any time permit the ratio of Consolidated Net Income Available for Fixed Charges (calculated in respect of the period of eight
(8) consecutive fiscal quarters of the Company then most recently ended) to Consolidated Fixed Charges (calculated in respect of such period) to be less than 1.50 to 1.00.

     6.9. Restrictions on Dividends, etc.

     The Company shall not, and shall not permit any Subsidiary to, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance (other than statutory, regulatory or common law restrictions) on the right or power of any Subsidiary to

          (a) pay dividends or make any other distributions on such Subsidiary's stock to the Company or any Subsidiary,

          (b) pay any indebtedness owed by such Subsidiary to the Company or any Subsidiary,

          (c)  make loans or pay advances to the Company or any Subsidiary, or

          (d)  transfer any of its Property to the Company or any Guarantor;

provided, however, that a Subsidiary may be subject to restrictions on the payment of dividends or the making of other distributions on its stock to the Company or the other Subsidiaries so long as such restrictions permit the payment of such dividends and the making of such other distributions that are necessary in order to make any and all payments due (including, without limitation, any and all amounts due by way of acceleration, required or optional prepayment or otherwise) in connection with the Notes, the Note Purchase Agreements and the other Financing Documents, and any and all indebtedness used to refinance or repay such indebtedness (without increase as to principal amount or interest rate of such refinancing indebtedness).

     6.10. Consolidated Tangible Net Worth.

     The Company shall not at any time permit Consolidated Tangible Net Worth, determined at such time, to be less than the sum of

          (a)  four hundred fifty million dollars ($450,000,000), plus

          (b) the sum of the Company Fiscal Year Net Worth Increase Amounts calculated for all fiscal years of the Company ended on or after October 31, 1999.

     6.11. Intentionally Left Blank.

     6.12. Restricted Payments and Restricted Investments.

          (a) Limitation on Restricted Payments and Restricted Investments. The Company shall not, and shall not permit any Subsidiary to, at any time declare or make or incur any liability to declare or make any Restricted Payment (other than Restricted Payments comprised solely of Distributions to the Company or a Wholly-Owned Subsidiary in respect of the capital stock of a Subsidiary

     ("Permitted Distributions")) or make or authorize any Restricted Investment, unless

               (i) immediately after giving effect to the proposed Restricted Payment or Restricted Investment, the aggregate amount of all Restricted Payments (other than Permitted Distributions) and Restricted Investments in each case made or authorized after February 1, 2000 does not exceed the sum of

                      (A)  one hundred million dollars ($100,000,000); plus

                      (B) fifty percent (50%) of the aggregate Consolidated Net Income (or, in case such aggregate Consolidated Net Income shall be a deficit, minus one hundred percent (100%) of such deficit) for the period commencing on February 1, 2000 and ending on the date of such proposed transaction; plus

                      (C) one hundred percent (100%) of the aggregate net cash proceeds received by the Company after March 9, 2000 from the issuance or sale of shares of capital stock of the Company (other than Mandatorily Redeemable Stock); plus

                      (D) the market value of (but in any event not exceeding the Fair Market Value of the assets or stock acquired with) the shares of capital stock issued by the Company in payment for the stock or assets of any Person acquired by the Company or any Subsidiary after March 9, 2000 in an arm's-length transaction;

               (ii) immediately prior to, and immediately after giving effect to the proposed Restricted Payment or Restricted Investment, the Company would be permitted by Section 6.6(e)(i) and Section 6.6(e)(ii) to incur at least one dollar ($1.00) of additional Funded Debt owed to a Person other than a Subsidiary; and

               (iii) immediately prior to, and immediately after giving effect to, the proposed Restricted Payment or Restricted Investment, no Default or Event of Default exists or would exist.

          (b) Time of Payment of Distributions. The Company shall not, and shall not permit any Subsidiary to, authorize a Distribution on its capital stock that is not payable within sixty (60) days of authorization.

          (c) Subsidiaries. Each corporation that becomes a Subsidiary after the Closing Date shall be deemed to have made, at the time it becomes a Subsidiary, all Restricted Investments of such corporation existing immediately after it becomes a Subsidiary.

     6.13. Liens.

          (a) Negative Pledge. The Company shall not, and shall not permit any Subsidiary to, cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of their Property, whether now owned or hereafter acquired, to be subject to a Lien except:

               (i) Liens securing taxes, assessments or governmental charges or levies or the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons, provided that the payment thereof is not at the time required by Section 6.1 or by any provision of the other Financing Documents;

               (ii) Liens incurred or deposits made in the ordinary course of business

                      (A) in connection with workers' compensation, unemployment insurance, social security and other like laws, and

                      (B) to secure the performance of letters of credit, bids, tenders, sales contracts, leases, statutory obligations, surety and performance bonds (of a type other than set forth in Section 6.13(a)(iii)) and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of Property;

               (iii)  Liens

                      (A)  arising from judicial attachments and judgments,

                      (B)  securing appeal bonds, supersedeas bonds, or

                      (C) arising in connection with court proceedings (including, without limitation, surety bonds and letters of credit or any other instrument serving a similar purpose),

          provided that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings, and provided further that the aggregate amount so secured shall not at any time exceed one million dollars ($1,000,000);

               (iv) Liens in the nature of reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other similar title exceptions or encumbrances affecting real Property, provided that such exceptions and encumbrances do not in the aggregate materially detract from the value of such Properties or materially interfere with the use of such Properties in the ordinary conduct of the owning Person's business;

               (v)    (A)   Liens (of a type other than set forth in Section
               6.13(a)(ix)) in existence on the Closing Date, more specifically described on Part 6.13(a)(v) of Annex 3; and

                      (B) Liens securing renewals, extensions and refinancings of Debt secured by the Liens permitted by clause (A) immediately above, provided that the amount of Debt secured by each such Lien is not increased in excess of the amount of Debt outstanding on the date of such Lien was originally created, and none of such Liens is extended to include any additional Property of the Company or any Subsidiary;

               (vi) on or prior to the Collateral Release Date, Liens on the Collateral

                      (A) in favor of the Security Trustee for the benefit of the holders of the Notes that secure obligations under any of the Financing Documents, and

                      (B)   constituting Permitted Exceptions;

               (vii) on or prior to the Collateral Release Date, Liens on Property other than the Collateral securing Funded Debt (other than Bank Funded Debt) incurred and permitted to exist in accordance with the provisions of Sections 6.6 and 6.7;

               (viii) Purchase Money Liens, if, after giving effect thereto and to any concurrent transactions:

                       (A) each such Purchase Money Lien secures Debt in an amount not exceeding the cost of acquisition or construction of the particular Property to which such Debt relates; and

                       (B)  no Default or Event of Default would exist;

               (ix) on or prior to the Collateral Release Date, Liens on Property of the Subsidiaries primarily constituting inventory or accounts that secure obligations arising under Revolving Credit Agreements of the Company or any Subsidiary; and

               (x) after the Collateral Release Date, Liens securing Debt of the Company or any Subsidiary, provided that at the time of the incurrence thereof and after giving effect thereto and to the concurrent retirement of any other Debt,

                       (A) the aggregate outstanding principal amount of all Debt of the Company and the Subsidiaries secured by Liens (including, without limitation, Liens permitted by Section 6.13(a)(v) and Section 6.13(a)(viii)) would not exceed 15% of Consolidated Tangible Net Worth, determined at such time; and

                       (B)  no Default or Event of Default would exist.

          (b) Collateral. Nothing in this Section 6.13 shall be deemed to permit the Company or any Guarantor to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the Collateral, whether now owned or hereafter acquired, to be subject to a Lien in violation of the terms of the Security Documents.

          (c) Stock. Notwithstanding anything to the contrary in Section 6.13(a), the Company shall not, and shall not permit any Subsidiary to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of the capital stock of any Subsidiary, whether now owned or hereafter acquired, to be subject to a Lien.

          (d) Equal and Ratable Lien; Equitable Lien. In case any Property not otherwise the subject of a prior perfected Lien in favor of the Security Trustee shall be subjected to a Lien in violation of this

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     Section 6.13, the Company shall forthwith make or cause to be made, to the fullest extent permitted by applicable law, provision whereby the Notes shall be secured equally and ratably with all other obligations secured thereby pursuant to such agreements and instruments as shall be approved by the Required Holders, and the Company shall cause to be delivered to each holder of a Note an opinion of independent counsel to the effect that such agreements and instruments are enforceable in accordance with their terms, and in any such case the Notes shall have the benefit, to the full extent that, and with such priority as, the holders may be entitled thereto under applicable law, of an equitable Lien on such Property securing the Notes. Such violation of this Section 6.13 shall constitute an Event of Default hereunder, whether or not any such provision is made pursuant to this
     Section 6.13(d).

          (e) Financing Statements. The Company shall not, and shall not permit any Subsidiary to, sign or file a financing statement under the Uniform Commercial Code of any jurisdiction that names the Company or such Subsidiary as debtor, or sign any security agreement authorizing any secured party thereunder to file any such financing statement, except, in any such case, a financing statement filed or to be filed to perfect or protect a security interest that the Company or such Subsidiary is entitled to create, assume or incur, or permit to exist, under the foregoing provisions of this Section 6.13 or to evidence for informational purposes a lessor's interest in Property leased to the Company or any such Subsidiary.

     6.14. Merger; Acquisition.

          (a) Merger and Consolidation. The Company shall not, and shall not permit any Subsidiary to, merge with or into, consolidate with, or sell, lease as lessor, transfer or otherwise dispose of all or substantially all of its Property to, any other Person or permit any other Person to merge with or into or consolidate with it (except that a Subsidiary other than a Guarantor may merge into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its assets to, the Company or a Wholly-Owned Subsidiary other than a Guarantor); provided that the foregoing restriction does not apply to the merger or consolidation of the Company with or into, or the sale, lease, transfer or other disposition by the Company of all or substantially all of its Property to, another corporation, if:

               (i) the corporation that results from such merger or consolidation or that purchases, leases, or acquires all or substantially all of such Property (the "Surviving Corporation") is organized under the laws of, and has substantially all of its

          Property located in, the United States of America or any jurisdiction thereof;

               (ii) the due and punctual payment of the principal of and Make-Whole Amount, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observance of all the covenants herein and in the other Financing Documents to be performed and observed by the Company, are expressly assumed by the Surviving Corporation pursuant to such agreements or instruments as shall be satisfactory to the Required Holders, and the Company shall cause to be delivered to each holder of Notes an opinion of independent counsel (which opinion and counsel are satisfactory to the Required Holders) to the effect that such agreements and instruments are enforceable in accordance with their terms;

               (iii) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, the Company would be permitted by clause (e)(i) and clause (e)(ii) of
          Section 6.6 to incur at least one dollar ($1.00) of additional Funded Debt owed to a Person other than a Subsidiary; and

               (iv) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist.

          (b) Acquisition of Stock. The Company shall not, and shall not permit any Subsidiary to, acquire any stock of any corporation if upon completion of such acquisition such corporation would be a Subsidiary, or acquire all of the assets of, or such of the assets as would permit the transferee to continue any one or more integral business operations of, any Person unless, immediately after the consummation of such acquisition, and after giving effect thereto, no Default or Event of Default exists or would exist under any provision hereof.

     6.15. Transfers of Property; Subsidiary Stock.

          (a) Transfers of Property. The Company shall not, and shall not permit any Subsidiary to, sell (including, without limitation, any sale and subsequent leasing as lessee of such Property), lease as lessor, transfer, or otherwise dispose of any Property (individually, a "Transfer" and collectively, "Transfers"), except

               (i) Transfers of inventory, obsolete or worn-out Property or excess equipment no longer useful in the business of the

          Company or such Subsidiary, in each case in the ordinary course of business of the Company or such Subsidiary;

               (ii) Transfers from a Subsidiary to the Company or to any Guarantor and Transfers from the Company to any Guarantor; and

               (iii) any other Transfer (including a Transfer of Property to any Person and the concurrent rental or lease of such transferred Property from such Person) at any time of any Property to a Person, other than an Affiliate, for an Acceptable Consideration, if each of the following conditions would be satisfied with respect to such
          Transfer:

                      (A)  the sum of

                           (I)   the current book value of such Property, plus

                           (II) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred (other than in Transfers referred to in the foregoing clause (i) and clause (ii) (collectively, "Excluded Transfers")) during the period beginning on the first day of the then current fiscal year of the Company and ended immediately prior to the date of such Transfer, would not exceed ten percent (10%) of Consolidated Total Assets determined as at the end of the most recently ended fiscal year of the Company prior to giving effect to such Transfer,

                      (B)  the sum of

                           (I)   the current book value of such Property, plus

                           (II) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred (other than in Excluded Transfers) during the period commencing on October 31, 1999 and ended at the time of such Transfer, would not exceed twenty percent (20%) of Consolidated Total Assets determined as at the end of the most recently ended fiscal year of the Company prior to giving effect to such Transfer, and

                    (C) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist,

          provided, that all or any portion of the assets which are the subject of any Transfer of Property shall be excluded for purposes of clause
          (A) and clause (B) of this Section 6.15(a)(iii) if, within three hundred sixty (360) days after such Transfer, the entire proceeds of such Transfer (net of ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer) are applied by the Company or such Subsidiary to:

                    (y) the purchase of operating assets of the Company or any Subsidiary reasonably equal in value to the Property which is the subject of such Transfer, so long as each such investment shall not have been included in the calculation of any other exclusion of any other Transfer proposed to be excluded from the operation of clause (A) or clause (B) of this Section 6.15(a)(iii), or

                    (z)  an optional prepayment of Notes pursuant to Section
               4.4.

     Notwithstanding anything to the contrary contained herein, the Company shall not, and shall not permit any Subsidiary to, sell, lease as lessor, transfer or otherwise dispose of any of the Collateral except as expressly permitted by Section 6.15(c). Nothing in this Section 6.15(a) shall be deemed to permit the Company or any Subsidiary to violate any provisions of
     Section 6.16.

          (b) Transfers of Subsidiary Stock. The Company shall not, and shall not permit any Subsidiary to, Transfer any shares of the capital stock (or any warrants, rights or options to purchase stock or other Securities exchangeable for or convertible into capital stock) of a Subsidiary (such capital stock, warrants, rights, options and other Securities herein called "Subsidiary Stock"), nor shall any Subsidiary issue, sell or otherwise dispose of any shares of its own Subsidiary Stock, provided that the foregoing restrictions do not apply to:

               (i) the issuance by a Subsidiary of shares of its own Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

               (ii) Transfers by the Company or a Subsidiary of shares of Subsidiary Stock to the Company or a Wholly-Owned Subsidiary;

               (iii) the issuance by a Subsidiary of directors' qualifying shares; and

               (iv) the Transfer of all of the Subsidiary Stock of a Subsidiary owned by the Company and the other Subsidiaries if

                      (A) such Transfer satisfies the requirements of Section 6.15(a)(iii);

                      (B) in connection with such Transfer the entire investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Subsidiaries in such Subsidiary is Transferred to a Person other than the Company or a Subsidiary not simultaneously being disposed of;

                      (C) the Subsidiary being disposed of has no continuing investment in any other Subsidiary not simultaneously being disposed of or in the Company; and

                      (D) immediately prior to, and immediately after the consummation of such Transfer, and after giving effect thereto, no Default or Event of Default exists or would exist.

     For purposes of determining the book value of Property constituting Subsidiary Stock being Transferred as provided in clause (iv) above, such book value shall be deemed to be the aggregate book value of all assets of the Subsidiary that shall have issued such Subsidiary Stock.

          Nothing in this Section 6.15(b) shall be deemed to permit the Company or any Subsidiary to (x) sell any shares of capital stock of any Subsidiary in violation of Section 6.2(d)(ii) or (y) violate any of the provisions of
     Section 6.16.

          (c) Transfers of Collateral. The Company shall not, and shall not permit any Subsidiary to, sell or otherwise Transfer any Property constituting Collateral, except Transfers for an Acceptable Consideration of obsolete or worn-out equipment constituting Collateral, or excess equipment constituting Collateral, in each case that is no longer useful in the business of the Company or such Subsidiary, if each of the following conditions would be satisfied with respect to such Transfer:

               (i)    the sum of

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

                      (A)  the current book value of such Property, plus

                      (B) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred pursuant to this Section 6.15(c) during the period beginning on the first day of the then current fiscal year of the Company and ended immediately prior to the date of such Transfer, would not exceed five million dollars ($5,000,000),

               (ii)   the sum of

                      (A)  the current book value of such Property, plus

                      (B) the aggregate book value of all other Property of the Company and the Subsidiaries Transferred pursuant to this Section 6.15(c) during the period commencing on October 31, 1999 and ended at the time of such Transfer, would not exceed twenty million dollars ($20,000,000) and

               (iii) immediately prior to, and immediately after the consummation of such transaction, and after giving effect thereto, no Default or Event of Default exists or would exist,

     provided, that all or any portion of the assets which are the subject of any Transfer of Property shall be excluded for purposes of clause (i) and clause (ii) of this Section 6.15(c) if, within three hundred sixty (360) days after such Transfer, the entire proceeds of such Transfer (net of ordinary and reasonable transaction costs and expenses incurred in connection with such Transfer) are applied by the Company or such Subsidiary to:

               (y) the purchase of Property of the Company or any Subsidiary reasonably equal in value or use to the Property which is the subject of such Transfer, so long as (1) such Property is subject to a perfected first-priority security interest in favor of the Security Trustee for the benefit of the holders from time to time of the Notes,
          (2) such Property constitutes Collateral and (3) each such investment shall not have been included in the calculation of any other exclusion of any other Transfer proposed to be excluded from the operation of clause (i) or clause (ii) of this Section 6.15(c), or

               (z)    an optional prepayment of Notes pursuant to Section 4.4.

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

     The Company acknowledges and agrees that until applied pursuant to this
     Section 6.15(c), the net proceeds of any such Transfer of Collateral by the Company or any Subsidiary shall be held in trust by the Security Trustee pursuant to the terms of the Security Documents.

     6.16.  Trademark Subsidiaries.

          (a) Generally. The Company shall not, and shall not permit any Subsidiary other than a Trademark Subsidiary to, own any patents, trademarks, service marks, trade names, copyrights and other similar licenses and intangibles used or useful in the conduct of the business of the Company or any Subsidiary.

          (b) Ownership of Trademark Subsidiaries. The Company (i) shall, at all times, maintain each Trademark Subsidiary as a Wholly-Owned Subsidiary and (ii) shall not permit any of the capital stock of any Trademark Subsidiary to be subject to a Lien.

          (c) No Sale or Merger. The Company shall not permit any Trademark Subsidiary to merge with or into, consolidate with, or sell, lease, transfer or otherwise dispose of all or substantially all of its Property to, any other Person other than another Trademark Subsidiary, or permit any other Person other than a Trademark Subsidiary to merge with or into or consolidate with it. The Company shall not permit any Trademark Subsidiary to sell, lease as lessor, license as licensor, transfer or otherwise dispose of any patents, trademarks, service marks, trade names, copyrights and licenses.

          (d) No Debt or Liens. The Company shall not permit any Trademark Subsidiary to cause or permit, or agree or consent to cause or permit in the future (upon the happening of a contingency or otherwise), any of its Property, whether now owned or hereafter acquired, to be subject to a Lien. The Company shall not at any time permit any Trademark Subsidiary to be or become liable for any Debt or to issue any Mandatorily Redeemable Stock.

     6.17.  Environmental Compliance.

          (a) Compliance. The Company shall, and shall cause each Subsidiary to, comply with all Environmental Protection Laws in effect in each jurisdiction where it is doing business and where the failure to comply with which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (b) Liability. The Company shall not, and shall not permit any Subsidiary to, permit itself to be subject to any liability under any

     Environmental Protection Laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     6.18.  Line of Business.

     The Company shall not, and shall not permit any Subsidiary to, engage in any business other than businesses engaged in by the Company and the Subsidiaries on the Closing Date.

     6.19.  Transactions with Affiliates.

     The Company shall not, and shall not permit any Subsidiary to, enter into any transaction, including, without limitation, the purchase, sale or exchange of Property or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

     6.20.  Tax Consolidation.

     The Company shall not file or consent to the filing of a consolidated tax return with any Person other than a Subsidiary, or permit the filing of any consolidated tax return by any Subsidiary with any Person other than the Company or another Subsidiary.

     6.21.  ERISA.

            (a) Compliance. The Company shall, and shall cause each ERISA Affiliate to, at all times with respect to each Pension Plan,

                (i)  make timely payment of contributions required

                     (A) to meet the minimum funding standard set forth in ERISA or the IRC with respect thereto, or

                     (B) to be paid as provided for by section 515 of ERISA, and

                (ii) comply with all other applicable provisions of ERISA.

            (b) Relationship of Vested Benefits to Pension Plan Assets.

                (i) The Company shall not at any time permit the present value of all employee benefits vested under all Morrell Pension Plans to exceed the assets of such Morrell Pension Plans allocable to such vested benefits at such time by more than fifty-five million

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

            dollars ($55,000,000), in each case determined pursuant to Section 6.21(c).

                (ii) The Company shall not at any time permit the present value of all employee benefits vested under all Pension Plans other than Morrell Pension Plans to exceed the assets of all such Pension Plans other than Morrell Pension Plans allocable to such vested benefits at such time by more than five percent (5%) of Consolidated Total Liabilities, in each case determined pursuant to Section 6.21(c).

            (c) Valuations. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under Pension Plans and the present value of assets of Pension Plans shall be reasonable in the good faith judgment of the Company and shall comply with all requirements of law.

            (d) Prohibited Actions. The Company shall not, and shall not permit any ERISA Affiliate to:

                (i) engage in any "prohibited transaction" (as such term is defined in section 406 of ERISA or section 4975 of the IRC) or "reportable event" (as such term is defined in section 4043 of ERISA) that would result in the imposition of a material tax or penalty;

                (ii) incur with respect to any Pension Plan any "accumulated funding deficiency" (as such term is defined in section 302 of ERISA), whether or not waived;

                (iii) terminate any Pension Plan in a manner that could result in

                       (A) the imposition of a Lien on the Property of the
                Company or any Subsidiary pursuant to section 4068 of ERISA or

                       (B) the creation of any liability under section 4062 of
                ERISA;

                (iv) fail to make any payment required by section 515 of ERISA; or

                (v) be an "employer" (as such term is defined in section 3 of ERISA) required to contribute to any Multiemployer Plan or a "substantial employer" (as such term is defined in section 4001 of

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

            ERISA) required to contribute to any Multiple Employer Pension Plan if, at such time, it could reasonably be expected that the Company or any Subsidiary will incur withdrawal liability in respect of such Multiemployer Plan and such liability, if incurred, together with the aggregate amount of all other withdrawal liability as to which there is a reasonable expectation of incurrence by the Company or any Subsidiary under any one or more Multiemployer Plans, could reasonably be expected to have a Material Adverse Effect.

            (e) Foreign Pension Plans. To the extent that the Company or any Subsidiary is subject to any requirements of any Foreign Pension Plan, the Company shall, and shall cause each such Subsidiary to, comply with such requirements if the failure to so comply would have, either individually or in the aggregate, a Material Adverse Effect.

     6.22.  Guaranties.

          (a) The Company shall not, and shall not permit any Subsidiary to, be or become liable in respect of any Guaranty except

               (i) Guaranties of Debt which constitutes a part of Consolidated Funded Debt;

               (ii) Guaranties of obligations incurred in the ordinary course of business of the Company and the Subsidiaries;

               (iii) Guaranties of liabilities which constitute a part of Consolidated Current Liabilities (including, without limitation, Guaranties of obligations of the Company and the Subsidiaries under Revolving Credit Agreements to the extent such Guaranties are not permitted by clause (i) above); and

               (iv) Guaranties of amounts payable with respect to Operating Rentals constituting a portion of Consolidated Fixed Charges.

          (b) Notwithstanding the provisions of clause (a) above, the Company shall not permit any Subsidiary to

               (i) be or become liable for any Guaranty of Debt of the Company, any other Subsidiary or any Affiliate, or

               (ii)   issue any Mandatorily Redeemable Stock,

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

     in each case unless such Subsidiary enters into an enforceable and unconditional Guaranty of the obligations of the Company under the Notes, upon terms and conditions satisfactory to the Required Holders. Notwithstanding the foregoing, in no event shall the Company or any Subsidiary be or become liable in respect of any Guaranty if the indebtedness or other liabilities that are the subject of such Guaranty would not be permitted pursuant to Section 6.6 or Section 6.7.

     6.23.  Private Offering.

     The Company shall not, and shall not permit any Subsidiary or any Person acting on its behalf to, offer the Notes or any part thereof or any similar Securities for issuance or sale to, or solicit any offer to acquire any of the same from, any Person so as to bring the issuance and sale of the Notes within the provisions of section 5 of the Securities Act.

     6.24.  Title Opinions.

     The Company shall cause to be delivered to the holders of the Notes, within sixty (60) days after the Closing Date, title opinions with respect to the Mortgaged Properties listed on Annex 4, each in form and substance reasonably satisfactory to you and your special counsel.

7.  INFORMATION AS TO COMPANY AND THE GUARANTORS

     7.1.   Financial and Business Information.

     The Company shall deliver to each holder of Notes:

            (a) Company Quarterly Statements -- as soon as practicable after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), and in any event within forty-five (45) days thereafter, duplicate copies of:

                (i) consolidated and consolidating balance sheets of the Company and its consolidated subsidiaries, and of the Company and the Subsidiaries, as at the end of such quarter, and

                (ii) consolidated and consolidating statements of income and cash flows of the Company and its consolidated subsidiaries, and of the Company and the Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,

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

     setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified as complete and correct, subject to changes resulting from year-end adjustments, by a Senior Financial Officer, accompanied by the certificate required by Section 7.2;

            (b) Company Annual Statements -- as soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, duplicate copies of:

                (i) a consolidated balance sheet of the Company and its consolidated subsidiaries, and a consolidating balance sheet of the Company and each Guarantor, as at the end of such year, and

                (ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its consolidated subsidiaries, and consolidating statements of income and cash flows of the Company and each Guarantor, for such year, setting forth in each case in comparative form the figures for the immediately preceding fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                      (A) in the case of such consolidated financial statements, an audit report thereon of independent certified public accountants of recognized national standing, which opinion shall state, without qualification, that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances,

                      (B) a certification by a Senior Financial Officer that
                such consolidated statements are complete and correct, and

                      (C) the certificates required by Section 7.2 and Section
                7.3;

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

            (c) Audit Reports -- promptly upon receipt thereof, a copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any management report, special audit report or comparable analysis prepared by them with respect to the books of the Company or any Subsidiary;

            (d) SEC and Other Reports -- promptly upon their becoming available, a copy of each financial statement, report (including, without limitation, each Quarterly Report on Form 10-Q, each Annual Report on Form 10-K and each Current Report on Form 8-K), notice or proxy statement sent by the Company or any Subsidiary to stockholders generally and of each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters), and each amendment thereto, in respect thereof filed by the Company or any Subsidiary with, or received by, such Person in connection therewith from, the National Association of Securities Dealers, any securities exchange or the Securities and Exchange Commission or any successor agency;

            (e)  ERISA - -

                 (i) promptly (and in any event, within five (5) Business Days) after any officer of the Company becoming aware of any

                      (A) "reportable event" (as defined in section 4043 of
                 ERISA), or

                      (B) "prohibited transaction" (as defined in section 406 of
                 ERISA or section 4975 of the IRC),

            in connection with any Pension Plan or any trust created thereunder, a written notice specifying the nature thereof, what action the Company is taking or proposes to take with respect thereto and, when known, any action taken by the IRS, the Department of Labor or the PBGC with respect thereto, and

                 (ii) promptly (and in any event, within five (5) Business Days)
            after any officer of the Company becoming aware thereof, written notice of and, where applicable, a description of

                      (A) any notice from the PBGC in respect of the
                 commencement of any proceedings pursuant to section 4042 of ERISA to terminate any Pension Plan or for the appointment of a trustee to administer any Pension Plan,

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                      (B) any distress termination notice delivered to the PBGC
                 under section 4041 of ERISA in respect of any Pension Plan, and any determination of the PBGC in respect thereof,

                      (C) the placement of any Multiemployer Plan in
                 reorganization status under Title IV of ERISA,

                      (D) any Multiemployer Plan becoming "insolvent" (as
                 defined in section 4245 of ERISA) under Title IV of ERISA, or

                      (E) the whole or partial withdrawal of the Company or any
                 ERISA Affiliate from any Multiemployer Plan and the withdrawal liability incurred in connection therewith;

            (f) Actions, Proceedings -- promptly after the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable probability of an adverse determination and that, if adversely determined, would have a Material Adverse Effect;

            (g) Certain Environmental Matters -- prompt written notice of and a description of any event or circumstance that, had such event or circumstance occurred or existed prior to the Closing Date, would have been required to be disclosed as an exception to any statement set forth in
     Section 2.14 and a description of the action that the Company is taking or proposes to take with respect thereto;

            (h) Notice of Default or Event of Default -- within five (5) Business Days of any Senior Officer becoming aware of the existence of any condition or event that constitutes a Default or an Event of Default, a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

            (i) Notice of Claimed Default -- within five (5) Business Days of any Senior Officer becoming aware that the holder of any Note, or of any Debt or any Security of the Company or any Subsidiary, shall have given notice or taken any other action with respect to a claimed Default, Event of Default, default or event of default, a written notice specifying the notice given or action taken by such holder and the nature of the claimed Default, Event of Default, default or event of default and what action the Company is taking or proposes to take with respect thereto;

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            (j) Information Furnished Under Revolving Credit Agreement -- at any
     time that at least one Revolving Credit Agreement is in effect, at the same time required thereby, a copy of each item required to be furnished by the Company or any Subsidiary pursuant thereto;

            (k) Other Creditors -- promptly upon the request of any holder of Notes, copies of any statement, report or certificate furnished to any holder of Debt of the Company or any Subsidiary to the extent that the information contained in such statement, report or certificate has not already been delivered to each holder of Notes;

            (l) Rule 144A -- with reasonable promptness, upon the request of any holder of Notes, information required to comply with 17 C.F.R. (S)230.144A, as amended from time to time; and

            (m) Requested Information -- with reasonable promptness, such other data and information as from time to time may be reasonably requested by any holder of Notes.

     7.2.  Officer's Certificates.

     Each set of financial statements delivered to each holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth:

            (a) Covenant Compliance -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 6.4 through Section 6.8, inclusive, and Section 6.10 through Section 6.15, inclusive, during the period covered by the income statement then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amounts, ratio or percentage then in existence); and

            (b) Event of Default -- a statement that the signer has reviewed the relevant terms of the Financing Documents and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and the Subsidiaries from the beginning of the accounting period covered by the income statements being delivered therewith to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists, specifying the

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     nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     7.3.  Accountants' Report.

     Each set of annual financial statements delivered pursuant to Section 7.1(b) shall be accompanied by a certificate of the accountants who certify such financial statements, stating that they have reviewed this Agreement and stating further, whether, in making their audit, such accountants have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if such accountants are aware that any such condition or event then exists, specifying the nature and period of existence thereof.

     7.4.  Inspection.

     The Company shall permit the representatives of each holder of Notes (at the expense of the Company) to visit and inspect any of the Properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (former and present) (and by this provision the Company authorizes all such accountants to discuss the finances and affairs of the Company and the Subsidiaries), all at such reasonable times and as often as may be reasonably requested.

8.  EVENTS OF DEFAULT

     8.1.  Nature of Events.

     An "Event of Default" shall exist if any of the following occurs and is continuing:

            (a) Principal and Make-Whole Amount Payments -- the Company shall fail to make any payment of principal or Make-Whole Amount on any Note on or before the date such payment is due; or

            (b) Interest Payments -- the Company shall fail to make any payment of interest on any Note on or before the date such payment is due; or

            (c) Warranties or Representations -- any warranty, representation or other material statement by or on behalf of the Company or any Subsidiary contained herein or in any instrument furnished in compliance with or in reference hereto or any of the other Financing Documents shall have been false or misleading when made or deemed made; or

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            (d) Particular Covenant Defaults -- the Company or any Subsidiary
     shall fail to perform or observe any covenant contained in Section 6.4 through Section 6.18, inclusive, Section 6.20, Section 6.22, Section 7.1(h) or Section 7.1(i); or

            (e) Other Defaults -- the Company or any Subsidiary shall fail to comply with any other provision hereof, and such failure continues for more than thirty (30) days after such failure shall first become known to any officer of the Company; or

            (f) Default on Debt or Other Security --

                (i) the Company or any Subsidiary shall fail to make any payment on any Debt when due;

                (ii) any event shall occur or any condition shall exist in respect of any Debt or any Security of the Company or any Subsidiary, or under any agreement securing or relating to such Debt or Security, that immediately or with the passage of time or the giving of notice or both:

                      (A) causes (or permits any one or more of the holders
                thereof or a trustee therefor to cause) such Debt or Security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled date or dates of payment;

                      (B) permits any one or more of the holders thereof or a
                trustee therefor to elect any of the directors on the Board of Directors of the Company or such Subsidiary; or

                      (C) permits any one or more of the holders thereof or a
                trustee therefor to require the Company or any Subsidiary to repurchase such Debt or Security from such holder;

            provided that the aggregate amount of all obligations in respect of all such Debt and Securities referred to in this clause (f) exceeds at such time ten million dollars ($10,000,000); or

                (iii) an "Event of Default" shall have occurred under, and as defined in, any of the other Financing Documents and be continuing;
            or

            (g) Involuntary Bankruptcy Proceedings - -

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                (i)   a receiver, liquidator, custodian or trustee of the
            Company or any Subsidiary, or of all or any of the Collateral or any material Property of the Company or any Subsidiary, shall be appointed by court order and such order remains in effect for more than thirty (30) days; or an order for relief shall be entered with respect to the Company or any Subsidiary, or the Company or any Subsidiary, shall be adjudicated insolvent;

                (ii) any of the Collateral or any material Property of the Company or any Subsidiary shall be sequestered by court order and such order remains in effect for more than thirty (30) days; or

                (iii) a petition shall be filed against the Company or any
            Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, and shall not be dismissed within thirty (30) days after such filing; or

            (h) Voluntary Petitions -- the Company or any Subsidiary shall file a petition in voluntary bankruptcy or seeking relief under any provision of any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect, or shall consent to the filing of any petition against it under any such law; or

            (i) Assignments for Benefit of Creditors, etc. -- the Company or any Subsidiary shall make an assignment for the benefit of its creditors, or shall admit in writing its inability, or shall fail, to pay its debts generally as they become due, or shall consent to the appointment of a receiver, liquidator or trustee of the Company or any Subsidiary or of all or any part of the Property of them; or

            (j) Undischarged Final Judgments -- final judgment or judgments for the payment of money aggregating in excess of two million five hundred thousand dollars ($2,500,000) is or are outstanding against one or more of the Company and the Subsidiaries and any one of such judgments shall have been outstanding for more than thirty (30) days from the date of its entry and shall not have been discharged in full or stayed; or

            (k) Certain Obligations -- the undertakings of any Guarantor under the Joint and Several Guaranty shall at any time cease to constitute the legal, valid and binding obligation of such Guarantor, or any Guarantor or any Person acting by or on behalf of any Guarantor shall deny or disaffirm such Guarantor's obligations under the Joint and Several Guaranty or any undertaking of the Company hereunder shall at

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     any time cease to constitute the legal, valid and binding obligation of the
     Company, enforceable against the Company.

If any action, condition, event or other matter would, at any time, constitute an Event of Default under any provision of this Section 8.1, then an Event of Default shall exist, regardless of whether the same or a similar action, condition, event or other matter is addressed in a different provision of this
Section 8.1 and would not constitute an Event of Default at such time under such different provision.

     8.2.  Default Remedies.

           (a) Acceleration on Event of Default. If an Event of Default specified in clause (g), (h) or (i) of Section 8.1 shall exist, all of the Notes at the time outstanding shall automatically become immediately due and payable together with interest accrued thereon and, to the extent permitted by law, the Make-Whole Amount at such time with respect to the principal amount of such Notes, and all other amounts due under the Financing Documents, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, and, if any other Event of Default shall exist, the holder or holders of at least twenty-five percent (25%) in principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary and any Affiliate) may exercise any right, power or remedy permitted to such holder or holders by law, and shall have, in particular, without limiting the generality of the foregoing, the right to declare the entire principal of, and all interest accrued on, all the Notes then outstanding to be, and such Notes shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to the holder or holders of all the Notes then outstanding the entire principal of, and interest accrued on, the Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of the Notes.

           (b) Acceleration on Payment Default. During the existence of an Event of Default described in Section 8.1(a) or Section 8.1(b), and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a), any holder of Notes who or that shall have not consented to any waiver with respect to such Event of Default may, at its option, by notice in writing to the Company, declare the Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable together with all interest accrued thereon, without any presentment, demand, protest

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

     or other notice of any kind, all of which are hereby expressly waived, and the Company shall forthwith pay to such holder the entire principal of and interest accrued on such Notes and, to the extent permitted by law, the Make-Whole Amount at such time with respect to such principal amount of the Notes and all other amounts due under the Financing Documents.

           (c) Valuable Rights. The Company acknowledges, and the parties hereto agree, that the right of each holder to maintain its investment in the Notes, or otherwise have its loan to the Company outstanding, free from repayment by the Company (except as herein specifically provided for) is a valuable right and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes of any Series are prepaid or are accelerated as a result of an Event of Default is intended to provide compensation for the deprivation of such right under such circumstances.

           (d) Other Remedies. During the existence of an Event of Default and irrespective of whether the Notes then outstanding shall have been declared to be due and payable pursuant to Section 8.2(a) or Section 8.2(b) and irrespective of whether any holder of Notes then outstanding shall otherwise have pursued or be pursuing any other rights or remedies, but subject to the terms and conditions of the Trust Agreement, any holder of Notes may proceed to protect and enforce its rights hereunder, under such Notes and under the other Financing Documents by exercising such remedies as are available to such holder in respect thereof under applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained herein or in aid of the exercise of any power granted herein, provided that the maturity of such holder's Notes may be accelerated only in accordance with Section 8.2(a) and Section 8.2(b).

           (e) Nonwaiver and Expenses. No course of dealing on the part of any holder of Notes nor any delay or failure on the part of any holder of Notes to exercise any right shall operate as a waiver of such right or otherwise prejudice such holder's rights, powers and remedies. If the Company shall fail to pay when due any principal of, or Make-Whole Amount or interest on, any Note, or shall fail to comply with any other provision of the Financing Documents, the Company shall pay to each holder of Notes, to the extent permitted by law, such further amounts as shall be sufficient to cover the costs and expenses, including but not limited to reasonable attorneys' fees, incurred by such holder in collecting any sums due on such Notes or in otherwise assessing, analyzing or enforcing any rights or remedies that are or may be available to it.

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     8.3.  Annulment of Acceleration of Notes.

     If a declaration is made pursuant to Section 8.2(a), then and in every such case, the holders of seventy-six percent (76%) in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary and any Affiliate) may, by written instrument filed with the Company, rescind and annul such declaration, and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

           (a) no judgment or decree shall have been entered for the payment of any moneys due on or pursuant hereto or the Notes;

           (b) all arrears of interest upon all the Notes and all other sums payable hereunder and under the Notes (except any principal of, or interest or Make-Whole Amount on, the Notes that shall have become due and payable by reason of such declaration under Section 8.2(a)) shall have been duly paid; and

           (c) each and every other Default and Event of Default shall have been waived pursuant to Section 10.5 or otherwise made good or cured;

and provided further that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereon.

9.  INTERPRETATION OF THIS AGREEMENT

     9.1.  Terms Defined.

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section following such term:

           Acceptable Bank - means any commercial bank

               (a) that is organized under the laws of the United States or any state thereof,

               (b) that has capital, surplus and undivided profits aggregating at least five hundred million dollars ($500,000,000), and

               (c) whose long-term unsecured debt obligations (or the long-term unsecured debt obligations of the bank holding company owning all of the capital stock of such bank) shall be rated "A3" or higher by Moody's or "A-" or higher by Standard &

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          Poor's (or comparable ratings by any comparable successor agency).

          Acceptable Consideration -- means, with respect to any Transfer of any Property of the Company or any Subsidiary, cash consideration, promissory notes or such other consideration (or any combination of the foregoing) as is, in each case, determined by the Board of Directors of the Company or such Subsidiary, in its good faith opinion, to be in the best interests of the Company and to reflect the Fair Market Value of such Property.

          Acceptable Financial Institution - means an Acceptable Bank or other financial institution which meets the requirements set forth in clauses
     (a), (b) and (c) of the definition of Acceptable Bank.

          Acceptable Rating -- means a rating of at least Baa2 by Moody's and, in addition, a rating of at least BBB by Standard & Poor's.

          Affiliate -- means, at any time, a Person (other than a Subsidiary)

               (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company,

               (b) that beneficially owns or holds five percent (5%) or more of any class of the Voting Stock of the Company, or

               (c) five percent (5%) or more of the Voting Stock (or in the case of a Person that is not a corporation, five percent (5%) or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary, at such time.

     As used in this definition:

               Control -- means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          Agreement, this -- means this agreement, as it may be amended or restated from time to time.

          Alternate Interest Rate -- means, on any date with respect to any Series L Note, (a) the per annum rate of interest of Morgan Guaranty Trust Company of New York (or its successor) publicly announced in

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     New York City as its prime rate on such date, plus (b) the Applicable
     Margin with respect to such Series L Note. Each change in such prime rate that is announced by Morgan Guaranty Trust Company of New York (or its successor) will be effective as of the effective date of such announcement or, if no such effective date is specified, as of the date of such announcement.

          Applicable Interest Law -- means any present or future law (including, without limitation, the law of the United States of America) that has application to the interest and other charges imposed pursuant to this Agreement and the Notes.

          Bank Funded Debt Amount -- means, at any time, the smallest average daily principal amount of all Debt of the Company and the Subsidiaries under all Revolving Credit Agreements of the Company and the Subsidiaries which is outstanding during any period of thirty (30) consecutive days selected by the Company falling within the three hundred sixty-five (365) day period ending on (and including) such date.

          Board of Directors -- means, at any time with respect to any Person, the board of directors of such Person, or any committee thereof which, in the instance, shall have the lawful power to exercise the power and authority of such board of directors.

          Brown's -- means Brown's of Carolina, Inc., a North Carolina corporation, and its successors and assigns.

          Brown's Farms -- means Brown's Farms, LLC, a Delaware limited liability company, and its successors and assigns.

          Brown's Farms Properties -- means each of the real Properties of Brown's Farms listed in Part 2.5(e) of Annex 3 as being owned by it.

          Business Day -- means

               (a) with respect to any payment to be made to the holder of any Note under any of the Financing Documents, a day other than a Saturday, a Sunday or a day on which the bank designated by such holder to receive for such holder's account payments on such Note is required by law (other than a general banking moratorium or holiday for a period exceeding four (4) consecutive days) to be closed, and

               (b) for all other purposes, a day other than a Saturday, a Sunday or a day on which the national banks located in New York City, New York, are required by law (other than a general banking

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

          moratorium or holiday for a period exceeding four (4) consecutive days) to be closed.

          Capital Lease -- means a lease with respect to which the lessee is required to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP, or for which the amount of the asset and the liability thereunder, as if so capitalized, should be disclosed in a note to such balance sheet.

          Capital Lease Obligation -- means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease that would appear as a liability on a balance sheet of such Person prepared in accordance with GAAP.

          Carroll's Realty Partnership -- means Carroll's Realty Partnership, a North Carolina general partnership, and its successors and assigns.

          Carroll's Realty Partnership Properties -- means each of the real Properties of Carroll's Realty Partnership listed in Part 2.5(e) of Annex 3 as being owned by it.

          Central Plains -- means Central Plains Farms, Inc., a Delaware corporation, and its successors and assigns.

          Central Plains Properties -- means each of the real Properties of Central Plains listed in Part 2.5(e) of Annex 3 as being owned by it.

          Change in Control -- means the acquisition at any time after the Closing Date by any Person or group of related Persons of beneficial ownership of more than fifty percent (50%) of the Voting Stock of the Company outstanding (excluding for such purpose Persons who own shares through any employee benefit plan of the Company or any trust in connection therewith) at such time.

          Circle Four -- means Circle Four Corporation, a North Carolina corporation, and its successors and assigns.

          Circle Four Properties -- means each of the real Properties of Circle Four listed in Part 2.5(e) of Annex 3 as being owned by it.

          Closing -- Section 1.2(b).

          Closing Date -- Section 1.2(b).

          Collateral -- shall have the meaning assigned to such term in the Trust Agreement.

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          Collateral Release Conditions - means, at any time:

               (a) the Acceptable Rating is in full force and effect, not having been withdrawn by Moody's or Standard & Poor's;

               (b) any and all Liens on Property of the Company or any Guarantor securing Debt incurred under or pursuant to each Revolving Credit Agreement of the Company or any Subsidiary have been released or will be released on or prior to the Collateral Release Date;

               (c) the aggregate principal amount of all Debt of the Company and the Subsidiaries secured by Liens permitted solely by Section 6.13(a)(x) does not exceed fifteen percent (15%) of Consolidated Tangible Net Worth, determined at such time;

               (d) the Company and the holders of the Notes shall have entered into an amendment to the Note Purchase Agreements, in form and substance satisfactory to all holders of the Notes, which provides for an amendment to the covenants set forth in Section 6.4 through 6.15, inclusive, such that the Company's obligations concerning its financial condition and results of operations are established in a manner which, if complied with, would result in the Company at all times maintaining an Acceptable Rating for its long term, senior unsecured debt; and

               (e) no Default or Event of Default exists;

     in each case as of such time.

          Collateral Release Date -- Section 1.6.

          Colorado Deed of Trust - Section 3.9(f).

          Company -- has the meaning specified in the introductory sentence.

          Company Fiscal Year Net Worth Increase Amount -- means, for any fiscal year of the Company, the greater of

               (i) fifty percent (50%) of Consolidated Net Income for such fiscal year and

               (ii)  zero dollars ($0).

          Consolidated Current Assets -- means, at any time, the aggregate amount at which the current assets of the Company and the

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     Subsidiaries would be shown on a consolidated balance sheet for such
     Persons at such time.

          Consolidated Current Liabilities -- means, at any time, the aggregate amount of current liabilities of the Company and the Subsidiaries as would be shown on a consolidated balance sheet for such Persons at such time including, without limitation, all liabilities of the Company and the Subsidiaries under the Revolving Credit Facilities (other than the Bank Funded Debt Amount) at such time.

          Consolidated EBITDA -- means, with respect to any fiscal period, the sum of

               (a)  Consolidated Net Income, plus

               (b) the aggregate amount of all interest expense, depreciation, amortization and income taxes,

     (to the extent, and only to the extent, that such aggregate amount was deducted in the computation of Consolidated Net Income), in each case accrued for such period by the Company.

          Consolidated Fixed Charges -- means, with respect to any fiscal period, the sum of

               (a) the amount payable in respect of such fiscal period with respect to interest due on, or with respect to, Debt (including, without limitation, the Notes) owing by or guaranteed by any one or more of the Company and the Subsidiaries and including, without limitation, amortization of debt discount and expense and imputed interest in respect of Capital Lease Obligations of the Company and the Subsidiaries, plus

               (b) the amount payable in respect of such fiscal period with respect to Operating Rentals payable by any one or more of the Company and the Subsidiaries,

     determined on a consolidated basis for the Company and the Subsidiaries for such period.

          Consolidated Funded Debt -- means, at any time, the aggregate amount of Funded Debt of the Company and the Subsidiaries, determined on a consolidated basis for such Persons at such time.

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

          Consolidated Intangible Assets -- means, at any time, the aggregate amount of Intangible Assets of the Company and the Subsidiaries, determined on a consolidated basis at such time.

          Consolidated Net Income -- means, with respect to any fiscal period, net earnings (or loss) after income taxes of the Company and the Subsidiaries determined on a consolidated basis for such Persons for such period, provided there shall be excluded:

               (a) any net income or gain (or net loss) during such period from any extraordinary items, and

               (b) the income (or loss) of any Person (other than a Subsidiary) in which the Company or any Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Company or such Subsidiary in the form of cash dividends or similar cash distributions.

          Consolidated Net Income Available for Fixed Charges -- means, with respect to any fiscal period, the sum of

               (a)  Consolidated Net Income, plus

               (b)  the aggregate amount of

                    (i)   income taxes, and

                    (ii)  Consolidated Fixed Charges,

          (to the extent, and only to the extent, that such aggregate amount was reflected in the computation of Consolidated Net Income),

     in each case accrued for such period by the Company and the Subsidiaries, determined on a consolidated basis for such Persons.

          Consolidated Senior Funded Debt -- means, at any time, the result of
     (a) Consolidated Funded Debt at such time minus (b) Senior Subordinated Debt at such time.

          Consolidated Shareholders' Equity -- means, at any time, the aggregate amount of shareholders' equity of the Company and the Subsidiaries as would be shown on a consolidated balance sheet of such Persons at such time.

          Consolidated Tangible Net Worth -- means, at any time, the result of

               (a)  Consolidated Shareholders' Equity, minus

               (b)  Consolidated Intangible Assets,

     determined in each case at such time.

          Consolidated Total Assets -- means, at any time, the aggregate amount at which all assets of the Company and the Subsidiaries would be shown on a consolidated balance sheet for such Persons at such time.

          Consolidated Total Capitalization -- means, at any time, the sum of

               (a)  Consolidated Shareholders' Equity, plus

               (b)  Consolidated Funded Debt,

     determined in each case at such time.

          Consolidated Total Liabilities -- means, at any time, the aggregate amount at which all liabilities of the Company and the Subsidiaries (including, without limitation, (a) all Guaranties of Debt by such Persons and (b) all amounts attributable to Mandatorily Redeemable Stock of the Company and the Subsidiaries to the extent that such Mandatorily Redeemable Stock is redeemable within one year of such time) would be shown on a consolidated balance sheet for such Persons at such time.

          Consolidated Working Capital -- means, at any time, the result of

               (a)  Consolidated Current Assets, minus

               (b)  Consolidated Current Liabilities,

     determined in each case at such time.

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

          Control Event -- means

               (a) the execution by the Company, any Subsidiary or any Affiliate of any letter of intent with respect to any proposed transaction or event or series of transactions or events that, individually or in the aggregate, could reasonably be expected to result in a Change in Control,

               (b) the execution of any written agreement that, when fully performed by the parties thereto, would result in a Change in Control, or

               (c) the making of any written offer by any Person to the holders of Voting Stock of the Company which offer, if accepted by the requisite number of such holders, would result in a Change in Control.

          Control Prepayment Date -- Section 4.3(a).

          Credit Facility -- means that certain Credit Agreement among the Company, certain of the Subsidiaries, The Chase Manhattan Bank as administrative agent and the lenders party thereto, providing for an aggregate amount of up to six hundred fifty million dollars ($650,000,000) in loans to the Company, as amended from time to time.

          Debt -- means, at any time, with respect to any Person, without duplication:

               (a) all obligations of such Person for borrowed money (including, without limitation, all obligations of such Person evidenced by any debenture, bond, note, commercial paper or Security, but also including all such obligations for borrowed money not so evidenced);

               (b) all obligations of such Person to pay the deferred purchase price of Property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreements, provided that accounts payable incurred in the ordinary course of business of such Person shall be excluded from this clause (b);

               (c)  all Capital Lease Obligations of such Person;

               (d) all obligations for borrowed money secured by any Lien existing on Property owned by such Person (whether or not such obligations have been assumed by such Person or recourse in respect thereof is available against such Person); and

               (e) any Guaranty of such Person of any obligation or liability of another Person of a type described in any of clause (a) through clause (d), inclusive, of this definition.

     Debt of a Person shall include all obligations of such Person of the character described in clause (a) through clause (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

          Deeds of Trust -- means, collectively, the Utah Deed of Trust, the Virginia Deed of Trust, the South Carolina Deeds of Trust, the North Carolina Deeds of Trust and the Colorado Deed of Trust.

          Default -- means an event or condition the occurrence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

          Depreciation -- means, for any fiscal year of the Company, the aggregate amount of depreciation attributable to the "Improvements" (as such term is defined in the Deeds of Trust) which would be included in the total amount of depreciation that would be shown on a statement of income prepared in respect of the Company and the Subsidiaries on a consolidated basis for such fiscal year.

          Distribution -- means

               (a) any dividend or other distribution, direct or indirect, on account of capital stock of the Company or any Subsidiary (except dividends payable solely in shares of capital stock other than Mandatorily Redeemable Stock of the Company or such Subsidiary), and

               (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any capital stock of the Company or any Subsidiary, or of any warrants, rights or other options to acquire any shares of such capital stock.

          Environmental Indemnification Agreement -- Section 3.10(b).

          Environmental Protection Law -- means any federal, state, county, regional or local law, statute, or regulation (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the

     Superfund Amendments and Reauthorization Act, all amendments to any of the foregoing and all rules and regulations issued in connection therewith) enacted in connection with or relating to the protection or regulation of the environment, including, without limitation, those laws, statutes, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Substances, and any regulations, issued or promulgated in connection with such statutes by any Governmental Authority and any orders, decrees or judgments issued by any court of competent jurisdiction in connection with any of the foregoing.

          ERISA -- means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          ERISA Affiliate -- means any corporation or trade or business that

               (i) is a member of the same controlled group of corporations (within the meaning of section 414(b) of the IRC) as the Company, or

               (ii) is under common control (within the meaning of section 414(c) of the IRC) with the Company.

          Event of Default -- Section 8.1.

          Exchange Act -- means the Securities Exchange Act of 1934, as amended from time to time.

          Excluded Transfers -- Section 6.15(a)(iii).

          Fair Market Value -- means, at any time, with respect to any Property, the sale value of such Property that would be realized in an arm's-length sale at such time between an informed and willing buyer, and an informed and willing seller, under no compulsion to buy or sell, respectively.

          Financing Documents -- means the Note Purchase Agreements, the Notes, the Joint and Several Guaranty, the Joinder Agreement, the Security Documents, the Intercreditor Agreement, the Environmental Indemnification Agreement and the other agreements and instruments to be executed pursuant to the terms of each of such Financing Documents, as each may be amended from time to time.

          Fixed Asset Collateral -- means each of the Mortgaged Properties and fixtures and other Property located thereon and used in connection therewith, as more particularly described in the Security Documents.

          Foreign Pension Plan -- means any plan, fund or other similar program

               (a) established or maintained outside of the United States of America by any one or more of the Company or the Subsidiaries primarily for the benefit of the employees (substantially all of whom are aliens not residing in the United States of America) of the Company or such Subsidiaries which plan, fund or other similar program provides for retirement income for such employees or results in a deferral of income for such employees in contemplation of retirement, and

               (b)  not otherwise subject to ERISA.

          Funded Debt -- means, at any time, with respect to any Person, without duplication:

               (a) all Debt of such Person (including, without limitation, the current portion thereof) that by its terms or by the terms of any instrument or agreement relating thereto matures, or that is otherwise payable or unpaid, more than one (1) year from, or is directly or indirectly renewable or extendible at the option of such Person to a date more than one (1) year (including, without limitation, an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one
          (1) year) from, the date of the creation of such Debt (notwithstanding that such Debt may be under certain contingencies payable on demand or within one (1) year after such date of creation), provided, however, that, with respect to the Company and the Subsidiaries, such Debt shall include, without duplication, only the Bank Funded Debt Amount and no other portion of any Debt outstanding under the Credit Facility;

               (b)  all Capital Lease Obligations of such Person; and

               (c) all Debt of such Person of the type specified in clause (e) of the definition of "Debt," provided that such Debt of such Person is in respect of or in support of Funded Debt of another Person.

          GAAP -- means generally accepted accounting principles as set forth from time to time in the statements, opinions and pronouncements of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board or in such statements, opinions and pronouncements of such other entities as shall be approved by a significant segment of the accounting profession in the United States of America.

          Governmental Authority -- means

               (a)  the government of

                    (i) the United States of America and any state or other political subdivision thereof, or

                    (ii) any jurisdiction (A) in which the Company or any
               Subsidiary conducts all or any part of its business or (B) that asserts jurisdiction over the conduct of the affairs or Properties of the Company or any Subsidiary, or

               (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

          Guarantor -- means each of the Original Guarantors, each of the New Guarantors and each other Person that becomes a "Guarantor" pursuant to the Joint and Several Guaranty.

          Guaranty -- means, with respect to any Person (for the purposes of this definition, the "Subject Guarantor"), any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person (the "Primary Obligor") in any manner (including, without limitation, obligations that arise as a matter of law or otherwise as a result of such Person's status as a general partner in a partnership or a holder of equity or other Property interest in a corporation, partnership, limited liability company or other business operation commonly referred to as a "joint venture"), whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by the Subject Guarantor:

               (a) to purchase such indebtedness or obligation or any Property or assets constituting security therefor;

               (b)  to advance or supply funds

                    (i) for the purpose of payment of such indebtedness or obligation, or

                    (ii) to maintain working capital or other balance sheet
               condition or any income statement condition of the Primary Obligor or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

               (c) to lease Property or to purchase Securities or other Property or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of the Primary Obligor to make payment of the indebtedness or obligation; or

               (d) otherwise to assure the owner of the indebtedness or obligation of the Primary Obligor against loss in respect thereof.

     For purposes of computing the amount of any Guaranty, in connection with any computation of indebtedness or other liability, it shall be assumed that the indebtedness or other liabilities that are the subject of such Guaranty are direct obligations of the Subject Guarantor.

          Hazardous Substances -- means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, radon gas, urea formaldehyde foam insulation, polychlorinated biphenyls, radioactive materials, petroleum and petroleum derivatives and by-products).

          Indemnification Fee -- Section 4.1(f)(vi).

          Institutional Investor -- means the Purchasers, any affiliate of any of the Purchasers, and any holder of Notes that is an "accredited investor" as defined in Section 2(15) of the Securities Act.

          Intangible Assets - means, with respect to any Person at any time, the following:

               (a) patents, copyrights, trademarks, trade names, service marks, brand names, franchises, goodwill, experimental expenses and other similar intangibles;

               (b) deferred assets (other than prepaid taxes, prepaid insurance, prepaid contract payments, prepaid license fees and other prepaid expenses which are refundable);

               (c)  unamortized debt discount and expense; and

               (d) all other Property which would be considered to be intangible under GAAP.

          Intercreditor Agreement -- Section 3.14.

          Investment -- means any investment, made in cash or by delivery of Property, by the Company or any Subsidiary:

               (a) in any Person, whether by acquisition of stock, indebtedness or other obligation or Security, or by loan, Guaranty, advance, capital contribution or otherwise; or

               (b)  in any Property.

          IRC - means the Internal Revenue Code of 1986, together with all rules and regulations promulgated pursuant thereto, as amended from time to time.

          IRS -- means the Internal Revenue Service and any successor agency.

          John Hancock -- John Hancock Mutual Life Insurance Company.

          Joinder Agreement - means that Joinder Agreement, dated as of June 9, 2000, entered into by each of the New Guarantors, relating to the Joint and Several Guaranty.

          Joint and Several Guaranty -- Section 3.8.

          Lien -- means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, deed of trust, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes, and the filing of any financing statement under the Uniform Commercial Code of any jurisdiction, or an agreement to give any of the foregoing. The term "Lien" includes reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting Property. For the purposes of this definition, each of the Company and the Subsidiaries is deemed to be the owner of any Property that it shall have acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention or vesting is deemed a Lien. The term "Lien" does not include negative pledge clauses in agreements relating to the borrowing of money.

          Make-Whole Amount -- means, at any time,

               (a) with respect to a principal amount of Series I Notes and/or Series K Notes being prepaid (in whole or in part) or accelerated, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of the Notes of such Series over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero;

               (b) with respect to a principal amount of Series J Notes being prepaid (in whole or in part) or accelerated, an amount sufficient to compensate the holder of such Series J Notes for its loss of yield, if any, determined in accordance with the mark-to-market conventions then used by such holder; and

               (c) with respect to a principal amount of Series L Notes being prepaid (in whole or in part) or accelerated, an amount equal to the applicable percentage set out below of the principal amount of the Notes being prepaid or outstanding at the time of such acceleration, as the case may be:

        -------------------------------------------------------------------
          If prepayment or acceleration       Percentage of the Principal
          occurs during the period            Amount to be Paid
        -------------------------------------------------------------------
          Closing Date through
          September 30, 2002                              4.5%
        -------------------------------------------------------------------
          November 1, 2002 through
          October 31, 2003                                3.5%
        -------------------------------------------------------------------
          November 1, 2003 through
          October 31, 2004                                2.5%
        -------------------------------------------------------------------
          November 1, 2004 and at all
          times thereafter                                  0%
        -------------------------------------------------------------------

     For purposes of determining the Make-Whole Amount of the Series I Notes and the Series K Notes, the following terms have the following meanings:

               Called Principal -- means, with respect to any Series I Notes or Series K Notes, the principal of such Note that is to be prepaid pursuant to Section 4.3 or Section 4.4, or has become immediately due and payable pursuant to Section 8.2, as the context requires.

               Discounted Value - means, with respect to the Called Principal of any Series I Note or Series K Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Series I Notes or Series K Notes, as applicable, is payable) equal to the Reinvestment Yield with respect to such Called Principal.

               Reinvestment Yield - means, with respect to the Called Principal of any Series I Note or any Series K Note, one-half percent (0.50%) over the yield to maturity implied by (a) the yields reported, as of 10:00 a.m. (New York City time) on the second (2/nd/) Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page 678" on Bridge Telerate (or such other display as may replace "Page 678" on Bridge Telerate) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such

          Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second (2/nd/) Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between
          (x) the actively traded U.S. Treasury security with duration closest to and greater than the Remaining Average Life and (y) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

               Remaining Average Life - means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth (1/12/th/) year) obtained by dividing (x) such Called Principal into
          (y) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth (1/12/th/) year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

               Remaining Scheduled Payments - means, with respect to the Called Principal of any Series I Note or Series K Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Series I Notes or Series K Notes, as applicable, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 4.3, Section 4.4 or Section 8.2, as the case may be.

               Settlement Date - means, with respect to the Called Principal of any Series I Note or Series K Note, the date on which such Called Principal is to be prepaid or paid pursuant to Section 4.3, Section
          4.4 or Section 8.2, as the case may be.

          Mandatorily Redeemable Stock -- means, with respect to any Person, each share of such Person's capital stock to the extent that it is (a) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Person (i) at a fixed or determinable date, whether by operation of a sinking fund or otherwise,
     (ii) at the option of any Person other than such Person or (iii) upon the occurrence of a condition not solely within the control of such Person, such as redemption required to be made out of future earnings or (b) convertible into other Mandatorily Redeemable Stock of such Person.

          Margin Security -- means "margin stock" within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II, as amended from time to time.

          Material Adverse Effect -- means, with respect to any event or circumstance (either individually or in the aggregate with all other events and circumstances), an effect caused thereby or resulting therefrom that would be materially adverse as to, or in respect of

               (a) the business, prospects, profits, Properties or condition (financial or otherwise) of the Company (individually) or the Company and the Subsidiaries (taken as a whole),

               (b) the ability of the Company to perform its obligations set forth herein and in the Notes or the ability of any Guarantor to perform its obligations under the Joint and Several Guaranty, or

               (c) any of the rights or remedies of the holders of the Notes under any Financing Document or the enforceability of any Financing Document against the Company or any Guarantor.

          Maximum Legal Rate of Interest -- means, with respect to any Note, the maximum rate of interest that the holder of such Note may from time to time legally charge the Company by agreement and in regard to which the Company would be prevented successfully from raising the claim or defense of usury under the Applicable Interest Law as now or hereafter construed by courts having appropriate jurisdiction. The Company acknowledges and agrees that 12 U.S.C. section 2205 provides that institutions of the Farm Credit System are not subject to any interest rate limitation imposed by any state constitution or statute or other laws, and that any such limitations are preempted, and therefore any interest owing under the Notes, to the extent purchased or held by an institution of the Farm Credit System, is not subject to any ceiling.

          Moody's -- means Moody's Investors Service, Inc.

          Morrell - means John Morrell & Co., a Delaware corporation, and its successors and assigns.

          Morrell Pension Plans -- means, collectively, the defined benefit Pension Plan administered for salaried employees of Morrell and the defined benefit Pension Plan administered for hourly employees of Morrell, in each case as maintained on the Closing Date by Morrell.

          Mortgaged Properties -- Section 3.10(a).

          Multiemployer Plan -- means any multiemployer plan (as defined in Section 3(37) of ERISA) in respect of which the Company or any ERISA Affiliate is an "employer" (as such term is defined in Section 3(5) of ERISA).

          Multiple Employer Pension Plan -- means any employee benefit plan within the meaning of Section 3(3) of ERISA (other than a Multiemployer
     Plan), subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer (as such term is defined in Section 3 of ERISA) other than an ERISA Affiliate or the Company contribute.

          New Guarantors - means Murphy Farms, Inc. and Smithfield Packing Real Estate, LLC.

          North Carolina Deeds of Trust -- Section 3.9(e).

          Note -- Section 1.1.

          Note Purchase Agreements -- Section 1.2(c).

          Obligors - means the Company and the Guarantors.

          Operating Lease -- means any lease other than a Capital Lease.

          Operating Rentals -- means, at any time, all fixed and contingent payments (other than amounts constituting the purchase price payable by the lessee to acquire title to the Property which is the subject of a lease) that the lessee is required to make by the terms of any Operating Lease.

          Original Guarantors - means Gwaltney of Smithfield, Ltd., Morrell, The Smithfield Packing Company, Incorporated, SFFC, Inc., Patrick Cudahy Incorporated, Carroll's Foods, Inc., Carroll's Realty, Inc., Carroll's Realty Partnership, North Side Foods Corp., Lykes Meat Group, Inc., Circle Four, Brown's, Brown's Farms, Carroll's Foods of Virginia, Inc., Smithfield-Carro ll's Farms and Central Plains.

          Other Purchasers -- Section 1.2(c).

          PBGC - means the Pension Benefit Guaranty Corporation and any successor corporation or governmental agency.

          Pension Plan -- means, at any time, any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA) maintained at such time by the Company or any ERISA Affiliate for employees of the Company or such ERISA Affiliate, excluding any Multiemployer Plan, but including, without limitation any Multiple Employer Pension Plan.

          Permitted Distributions -- Section 6.12(a).

          Permitted Exceptions - means each of the items constituting a "Permitted Exception" in each of the Deeds of Trust.

          Person -- means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

          Property -- means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

          Purchase Money Lien -- means:

               (a) a Lien held by any Person (whether or not the seller of such Property) on tangible Property (or a group of related items of Property the substantial portion of which are tangible) acquired or constructed by the Company or any Subsidiary, which Lien secures all or a portion of the related purchase price or construction costs of such Property, provided that such Lien

                    (i) is created contemporaneously with, or within one hundred eighty (180) days of, such acquisition or construction,

                    (ii) encumbers only Property purchased or constructed after the Closing Date and acquired with the proceeds of the Debt secured thereby, and

                    (iii)  is not thereafter extended to any other Property; and

               (b) any Lien existing on Property of any corporation at the time it becomes a Subsidiary, provided that

                    (i) no such Lien shall extend to or cover any Property other than the Property subject to such Lien at the time of any such transaction, and

                    (ii) such Lien was not created in contemplation of any such transaction.

          Purchaser -- means the Persons listed as purchasers of Notes on Annex 1 hereto.

          Reference Institution -- Section 4.1(g)(v).

          Required Holders -- means, at any time, the holder or holders of at least seventy-five percent (75%) in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate), without regard to Series of such outstanding Notes.

          Restricted Investments -- means, at any time, all Investments except the following:

               (a) Investments in existence on the Closing Date and described on Part 9.1(RI) of Annex 3;

               (b) Investments in certificates of deposit, repurchase agreements and banker's acceptances issued by an Acceptable Bank, provided that such obligations mature within one (1) year from the date of acquisition thereof;

               (c) Investments in commercial paper that (i) is rated either "P-1" or higher by Moody's or "A-1" or higher by Standard & Poor's (or comparable ratings by any comparable successor agency) and (ii) mature not more than two hundred seventy (270) days from the date of creation thereof;

               (d) Investments in direct obligations of the United States of America, or any agency thereof, or obligations unconditionally guaranteed by the United States of America, provided that such obligations mature within one (1) year from the date of acquisition thereof;

               (e) Investments in Property to be used in the ordinary course of business of the Company and the Subsidiaries;

               (f) Investments in one or more Subsidiaries or in any corporation that concurrently with such Investment becomes a Subsidiary; and

               (g) Investments in one or more joint ventures that are engaged in the businesses engaged in by the Company and the Subsidiaries on the Closing Date, provided that the Company and/or one or more of the Subsidiaries maintains significant control over the business operations of such joint venture.

          Restricted Payment -- means

               (a)  any Distribution, and

               (b)  any Subordinated Payment.

          Revolving Credit Agreement -- means, with respect to the Company or any Subsidiary, a credit or loan agreement to which the Company or such Subsidiary is a party and pursuant to which the Company or such Subsidiary is entitled to obtain working capital loans or other loans from the commercial bank or commercial banks party thereto, and shall include, without limitation, the Credit Facility.

          Securities Act -- means the Securities Act of 1933, as amended.

          Security -- means "security" as defined by Section 2(1) of the Securities Act.

          Security Agreements - Section 3.9(g).

          Security Documents -- means the Trust Agreement, the Deeds of Trust, the Security Agreements and the other agreements and instruments to be executed pursuant to the terms of each of such Security Documents, as each may be amended from time to time.

          Security Trustee -- shall have the meaning assigned to such term in the Trust Agreement.

          Senior Financial Officer -- means the chief financial officer, the principal accounting officer, the controller or the treasurer of the Company.

          Senior Officer -- means the chairman of the Board of Directors, the chief executive officer, the chief operating officer, the president, the chief financial officer, the general counsel or any vice president of the Company.

          Senior Subordinated Debt -- means, at any time, the aggregate principal amount of the Company's Senior Subordinated Notes due 2008 outstanding at such time and any additional Debt of the Company outstanding at such time which has subordination provisions and other terms and conditions acceptable to the Required Holders.

          Series -- means any one or more of the Series I Notes, Series J Notes, Series K Notes or Series L Notes.

          Series I Notes -- Section 1.1(a).

          Series J Fixed Rate -- means any one of the following: the Series J 30-Day Fixed Rate, the Series J 60-Day Fixed Rate or the Series J 90-Day Fixed Rate.

          Series J LIBOR Base Rate - Section 4.1(f)(vii).

          Series J Notes -- Section 1.1(b).

          Series J Rate -- means, at any time, the interest rate applicable to the Series J Notes at such time, as determined in accordance with this
     Section 4.1(f).

          Series J 30-Day Fixed Rate - Section 4.1(f)(vii).

          Series J 60-Day Fixed Rate -- Section 4.1(f)(vii).

          Series J 90-Day Fixed Rate -- Section 4.1(f)(vii).

          Series J Variable Rate -- Section 4.1(f)(vii).

          Series K Notes -- Section 1.1(c).

          Series L Initial Interest Period -- Section 4.1(g)(i).

          Series L Interest Period -- Section 4.1(g)(i).

          Series L LIBOR Base Rate -- means, on any date, the per annum London Interbank Offered Rate for three-month United States dollar deposits (truncated to two decimal places) as published in the "Money Rates" column of the Wall Street Journal (or a comparable listing in the Wall Street
            -------------------                                 -----------
     Journal) on the Business Day immediately preceding such date.  If, for any
     -------
     reason, such rate is not available, then "LIBOR" shall mean the rate per annum at which, as determined by the holders of at least fifty-one percent (51%) in principal amount of the Series L Notes at the time outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiary or any Affiliate), dollars in the amount of $5,000,000 are being offered to leading banks at approximately 11:00 a.m. London time, two (2) Business Days prior to such date, for settlement in immediately available funds by leading banks in the London interbank market for a period of three months.

          Series L Notes -- Section 1.1(d).

          Series L Rate -- means (a) for the Series L Initial Interest Period, 7.70%, and (b) for each Series L Interest Period thereafter, the sum of the Series L LIBOR Base Rate determined with respect to such Series L Interest Period plus one and fifty one-hundredths percent (1.50%) per annum.

          Series L Rate Adjustment Date -- means the first (1st) day of each January, April, July and October in each year, or if such day is not a Business Day, then the then next succeeding Business Day.

          Series L Rate Determination Date -- Section 4.1(g)(ii).

          Smithfield-Carroll's Farms - means Smithfield-Carroll's Farms, a Virginia general partnership, and its successors and assigns.

          Smithfield-Carroll's Farms Properties -- means each of the real Properties of Smithfield-Carroll's Farms listed in Part 2.5(e) of Annex 3 as being owned by it.

          South Carolina Deeds of Trust - Section 3.9(d).

          Standard & Poor's -- means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc.

          Subordinated Payment -- means payments of interest on, or payments or prepayments of principal of, or the setting apart of money for a sinking or other analogous fund for the purchase, redemption, retirement or other acquisition of any principal or interest on (a) Debt of the Company (including, without limitation, Senior Subordinated Debt) or any Guarantor which is subordinate or junior in right of payment or otherwise to the Debt evidenced by the Notes or the Joint and Several Guaranty or (b) Debt owing to any Affiliate.

          Subsidiary -- means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

          Subsidiary Stock -- Section 6.15(b).

          Surviving Corporation -- Section 6.14(a)(i).

          Trademark Subsidiary -- means a Subsidiary that has no material assets other than:

               (a) patents, trademarks, service marks, trade names, copyrights and other similar licenses and intangibles used or useful in the conduct of the business of the Company or any Subsidiary;

               (b) intercompany obligations in its favor obtained in respect of the granting of rights to the Company and the other Subsidiaries with respect to the patents, trademarks, service marks, trade names, copyrights and other similar licenses and intangibles held by it; and

               (c) in the case of SF Investments, Inc., certain other assets (including, without limitation, the capital stock of Smithfield Companies, Inc.) that are material but in any event whose primary assets are of the type described in clauses (a) and (b) above.

          Transfer -- Section 6.15(a).

          Trust Agreement -- Section 3.9(a).

          Utah Deed of Trust -- Section 3.9(b).

          Virginia Deed of Trust -- Section 3.9(c).

          Voting Stock -- means capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors, or Persons performing similar functions (irrespective of whether or not at the time stock of any of the class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).

          Wholly-Owned Subsidiary -- means, at any time, any Subsidiary one hundred percent (100%) of all of the equity Securities (except directors' qualifying shares) and voting Securities of which are owned by any one or more of the Company and the other Wholly-Owned Subsidiaries at such time.

     9.2. GAAP.

     Where the character or amount of any asset or liability or item of income or expense, or any consolidation or other accounting computation is required to be made for any purpose hereunder, it shall be done in accordance with GAAP as in effect on the date of, or at the end of the period covered by, the financial statements from which such asset, liability, item of income, or item of expense, is derived, or, in the case of any such computation, as in effect on the date as of which such computation is required to be determined, provided, that if any term defined herein includes or excludes amounts, items or concepts that would not be included in or excluded from such term if such term were defined with reference solely to GAAP, such term will be deemed to include or exclude such amounts, items or concepts as set forth herein.

     9.3. Directly or Indirectly.

     Where any provision herein refers to action to be taken by any Person, or that such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, including actions taken by or on behalf of any partnership in which such Person is a general partner.

     9.4. Section Headings, Table of Contents and Construction.

     The titles of the Sections and the Table of Contents appear as a matter of convenience only, do not constitute a part hereof and shall not affect the construction hereof. The words "herein," "hereof," "hereunder" and "hereto" refer to this Agreement as a whole and not to any particular Section or other subdivision. Unless otherwise specified, references to Sections are to Sections of this Agreement, references to Annexes are to Annexes to this Agreement, references to Attachments are to Attachments to this Agreement and references to Exhibits are to Exhibits to this Agreement. Each covenant contained herein shall be construed (absent an express contrary provision herein) as being independent of each other covenant contained herein, and compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with one or more other covenants.

     9.5.  Governing Law.

     EXCEPT AS SUPERCEDED BY APPLICABLE FEDERAL LAW, THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, INTERNAL VIRGINIA LAW, EXCLUDING CHOICE-OF-LAW PROVISIONS OF SUCH COMMONWEALTH THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH COMMONWEALTH.

10.  MISCELLANEOUS

     10.1.  Communications.

          (a) Method; Address. All communications hereunder or under the Notes shall be in writing and sent by telecopy with receipt thereof confirmed, or by registered or certified mail with return receipt requested (postage prepaid), or by overnight courier, and shall be addressed,


               (i)  if to the Company,

                    Smithfield Foods, Inc.
                    200 Commerce Street
                    Smithfield, Virginia 23430
                    Attention:  Mr. C. Larry Pope
                    Fax:  (757) 365-3023

          or at such other address as the Company shall have furnished in writing to all holders of the Notes at the time outstanding,


               (ii) if to any Guarantor

                    c/o Smithfield Foods, Inc.
                    200 Commerce Street
                    Smithfield, Virginia 23430
                    Attention:  Mr. C. Larry Pope
                    Fax:  (757) 365-3023
          or at such other address as such Guarantor shall have furnished in writing to all holders of the Notes at the time outstanding,


               (iii) if to any of the holders of the Notes,

                     (A) if such holders are the Purchasers, at their respective addresses set forth on Annex 1, and further including any parties referred to on Annex 1 that are required to receive notices in addition to such holders of the Notes, and

                     (B) if such holders are not the Purchasers, at their
               respective addresses set forth in the register for the registration and transfer of Notes maintained pursuant to Section 5.1,

          or to any such party at such other address as such party may designate by notice duly given in accordance with this Section 10.1 to the Company and the Guarantor (which other address shall be entered in such register).

          (b) When Given. Any communication so addressed and deposited in the United States mail, postage prepaid, by registered or certified mail (in each case, with return receipt requested) shall be deemed to be received on the third (3rd) succeeding Business Day after the day of such deposit (not including the date of such deposit). Any communication so addressed and delivered otherwise shall be deemed to be received when actually received at the address of the addressee.

     10.2.  Reproduction of Documents.

     This Agreement and the other Financing Documents, and all documents relating hereto and thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the closing of your purchase of the Notes (except the Notes themselves) and (c) financial statements, certificates and other information previously or hereafter furnished to you or any other holder of Notes, may be reproduced by any holder of Notes by any photographic, photostatic, microfilm, micro-card, miniature photographic, digital or other similar process and each holder of Notes may destroy any original document so reproduced. The Company and the Guarantors agree and stipulate that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such holder of Notes in the regular course of business) and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     10.3.  Survival.

     All warranties, representations, certifications and covenants made by the Company and the Guarantors herein and in the other Financing Documents or in any certificate or other instrument delivered by the Company or the Guarantors or on their behalf pursuant to any of the Financing Documents shall be considered to have been relied upon by you and shall survive the delivery to you of the Notes regardless of any investigation made by you or on your behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by the Company and the Guarantors hereunder.

     10.4.  Successors and Assigns.

     This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto. The provisions hereof are intended to be for the benefit of all holders, from time to time, of Notes, and shall be enforceable by any such holder, whether or not an express assignment to such holder of rights hereunder shall have been made by you or your successor or assign.

     10.5.  Amendment and Waiver.

            (a) Requirements. This Agreement may be amended, and the observance of any term hereof may be waived, with (and only with) the written consent of the Company and the Required Holders; provided that no such amendment or waiver of any of the provisions of Section 1 through Section 4 hereof, inclusive, shall be effective as to any holder of Notes unless consented to by such holder in writing; and provided further that no such amendment or waiver shall, without the written consent of the holders of all Notes (exclusive of Notes held by the Company or any Subsidiary) at the time outstanding,

                (i) subject to Section 8.2, change the amount or time of any prepayment or payment of principal or Make-Whole Amount or the rate or time of payment of interest,

                (ii)  amend Section 8,

                (iii) amend this Section 10.5, or

                (iv) release any Guarantor from its obligations set forth in the Joint and Several Guaranty.

     The holder of any Note may specify that any such written consent executed by it shall be effective only with respect to a portion of the Notes held by it (in which case it shall specify, by dollar amount, the aggregate principal amount of Notes with respect to which such consent shall be effective) and in the event of any such specification such holder shall be deemed to have executed such written consent only with respect to the portion of the Notes so specified.

          (b)  Solicitation of Noteholders.

               (i) Solicitation. The Company will not negotiate with any holder of the Notes with respect to a material matter, nor will it solicit, request or negotiate in writing with respect to any proposed waiver or amendment of any of the provisions hereof or the Notes or any other Financing Document, unless each holder of the Notes (irrespective of the amount of Notes then owned by it) shall be informed thereof by the Company with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Section 10.5 shall be delivered by the Company to each holder of outstanding Notes forthwith following the date on which the same shall have been executed and delivered by all holders of outstanding Notes required to consent or agree to such waiver or consent.

               (ii) Payment. The Company shall not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to the holders of all Notes then outstanding.

               (iii) Scope of Consent.  Any consent made pursuant to this
          Section 10.5 by a holder of Notes that has transferred or has agreed to transfer its Notes to the Company, any Subsidiary or any Affiliate and has provided or has agreed to provide such written consent as a condition to such transfer shall be void and of no force and effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force and effect, retroactive to the date such amendment or waiver initially took or takes effect, except solely as to such holder.

           (c) Binding Effect. Except as provided in Section 10.5(b), any amendment or waiver consented to as provided in this Section 10.5 shall apply equally to all holders of Notes and shall be binding upon them and upon each future holder of any Note and upon the Company whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.

     10.6. Payments, When Received.

           (a) Payments Due on Holidays. If any payment due on, or with respect to, any Note shall fall due on a day other than a Business Day, then such payment shall be made on the first Business Day following the day on which such payment shall have so fallen due; provided that if all or any portion of such payment shall consist of a payment of interest, for purposes of calculating such interest, such payment shall be deemed to have been originally due on such first following Business Day, and such interest shall accrue and be payable to (but not including) the actual date of payment.

           (b) Payments, When Received. Any payment actually received by you before 11:00 a.m., New York time, by federal funds wire transfer on any Business Day, shall be deemed to have been received by you on such day.
     Any payment actually received by you at or after 11:00 a.m., New York time, by federal funds wire transfer on any Business Day, shall be deemed to have been received on the next following Business Day. All payments received by you on a day other than a Business Day, or in a manner other than by federal funds wire transfer, shall be deemed to have been received by you on the Business Day such amounts actually become available to you prior to 11:00 a.m., New York time.

     10.7. Entire Agreement.

     This Agreement constitutes the final written expression of all of the terms hereof and is a complete and exclusive statement of those terms.

     10.8. Duplicate Originals, Execution in Counterpart.

     Two or more duplicate originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Agreement may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party hereto, and each set of counterparts which, collectively, show execution by each party hereto shall constitute one duplicate original.


     [Remainder of page intentionally blank; next page is signature page.]

     If this Agreement is satisfactory to you, please so indicate by signing the acceptance at the foot of a counterpart hereof and returning such counterpart to the Company, whereupon this Agreement shall become binding among us in accordance with its terms.


                                              Very truly yours,

                                              SMITHFIELD FOODS, INC.



                                              By________________________________
                                                  Name:
                                                  Title:

Accepted:

[NAME OF PURCHASER]



By________________________________
     Name:
     Title:

                                   ANNEX 1
                         INFORMATION AS TO PURCHASERS

================================================================================================================

 Purchaser Name                              CAPE FEAR FARM CREDIT, ACA
----------------------------------------------------------------------------------------------------------------
 Name in Which Note is Registered            CAPE FEAR FARM CREDIT, ACA
----------------------------------------------------------------------------------------------------------------

 Series; Note Registration                   Series I; RI-1; $100,000,000
 Number; Principal Amount                    Series J; Series RJ-1; $50,000,000
----------------------------------------------------------------------------------------------------------------

 Payment on Account of Note

        Method                               Federal Funds Wire Transfer

        Account Information                  Federal Reserve: Richmond
                                             ABA #053905974
                                             Account Name: AgFirst Farm Credit Bank
                                             Short Name: AGFIRST FCB
                                             Customer Name: Smithfield Foods, Inc.
----------------------------------------------------------------------------------------------------------------

 Accompanying Information                    Name of Company:           SMITHFIELD FOODS INC.

                                             Description of Security:   7.89% Series I Senior Secured Notes
                                                                        Due October 1, 2009

                                             PPN Number:                832248 C# 3

                                             Description of Security:   Variable Rate Series J Senior Secured
                                                                        Notes Due October 1, 2009

                                             PPN:                       832248 D* 6

                                             Due Date and Application (as among principal, premium and interest)
                                             of the payment being made:
----------------------------------------------------------------------------------------------------------------

 Address for Notices Related to Payments     C. Royce Edwards, Vice President
                                             Cape Fear Farm Credit, ACA
                                             208 West Main Street
                                             Clinton, NC  28329
                                             Tel: (910) 592-4527
                                             Fax: (910) 592-2618
----------------------------------------------------------------------------------------------------------------

 Address for All other Notices               C. Royce Edwards, Vice President
                                             Cape Fear Farm Credit, ACA
                                             208 West Main Street
                                             Clinton, NC  28329
                                             Tel: (910) 592-4527
                                             Fax: (910) 592-2618
----------------------------------------------------------------------------------------------------------------

 Other Information:                          CAPE FEAR FARM CREDIT, ACA

                                             By:________________________________
                                                Name:
                                                Title:
================================================================================================================

                                   Annex 1-1

================================================================================================================

 Purchaser Name                              CAPE FEAR FARM CREDIT, ACA
----------------------------------------------------------------------------------------------------------------
 Address for Delivery of Securities:         C. Royce Edwards, Vice President
                                             Cape Fear Farm Credit, ACA
                                             208 West Main Street
                                             Clinton, NC  28329
                                             Tel: (910) 592-4527
                                             Fax: (910) 592-2618
================================================================================================================

                                   Annex 1-2

================================================================================================================

 Purchaser Name                              JOHN HANCOCK LIFE INSURANCE COMPANY
----------------------------------------------------------------------------------------------------------------
 Name in Which Note is Registered            JOHN HANCOCK LIFE INSURANCE COMPANY
----------------------------------------------------------------------------------------------------------------

 Series; Note Registration Number;           Series K; RK-1; $11,000,000
 Principal Amount                            Series K; RK-2; $4,500,000
                                             Series L; RL-1; $10,500,000
                                             Series L; RL-2; $4,500,000
----------------------------------------------------------------------------------------------------------------

 Payment on Account of Note

        Method                               Federal Funds Wire Transfer

        Account Information                  Bank One, Illinois
                                             ABA # 071100269
                                             For the Account of: John Hancock Collection Account
                                             Account No. 617423884
                                             On the Order of: Smithfield Foods, Inc./[Description of Security]
----------------------------------------------------------------------------------------------------------------

 Accompanying Information                    Name of Company:           SMITHFIELD FOODS, INC.

                                             Description of  Security:  8.44% Series K Senior Secured Notes
                                                                        Due October 1, 2009

                                             PPN Number:                832248 D@ 4

                                             Description of Security:   Libor Rate Series L Senior Secured
                                                                        Notes Due October 1, 2009

                                             PPN Number:                 832248 D# 2

                                             Due Date and Application (as among principal, premium and interest)
                                             of the payment being made:
----------------------------------------------------------------------------------------------------------------

 Address for notices related to payments:    John Hancock Life Insurance Company
                                             201 Knollwood Drive, Suite A
                                             Champaign, IL 61820-7594
                                             Attn: Accounting
                                             Fax: (217) 356-1031

                                             with a copy to:

                                             John Hancock Life Insurance Company
                                             200 Clarendon Street
                                             Boston, MA 02117
                                             Attn: Bond & Corporate Finance Group, T-57
                                             Fax: (617) 572-1605

                                             and:

                                             John Hancock Life Insurance Company
                                             200 Clarendon Street
                                             Boston, MA 02117
                                             Attn: Investment Law Division, T-50
                                             Fax: (617) 572-9268
================================================================================================================

                                   Annex 1-3

================================================================================================================

 Purchaser Name                              JOHN HANCOCK LIFE INSURANCE COMPANY
----------------------------------------------------------------------------------------------------------------
 Address for notices relating to             John Hancock Life Insurance Company
 financial statements and                    200 Clarendon Street
 certificates of compliance with             Boston, MA 02117
 financial covenants:                        Attn: Bond & Corporate Finance
                                                   Group, T-57
                                             Fax: (617) 572-1605
----------------------------------------------------------------------------------------------------------------

 Addresses for notices relating to           John Hancock Life Insurance Company
 a change in issuer name, address            200 Clarendon Street
 or principal place of business              Boston, MA 02117
 or location of collateral and               Attn: Investment Law Division, T-50
 copies of legal opinions                    Fax: (617) 572-9268
----------------------------------------------------------------------------------------------------------------

 Other Information:                          JOHN HANCOCK LIFE INSURANCE COMPANY

                                             By:_________________________________
                                                Name:
                                                Title:
----------------------------------------------------------------------------------------------------------------

 Address for Delivery of                     John Tisdale, Esq.
 Securities:                                 John Hancock Life Insurance Company
                                             200 Clarendon Street, 50th Floor
                                             Boston, MA 02117
                                             Tel: (617) 572-9217
                                             Fax: (617) 572-9268
----------------------------------------------------------------------------------------------------------------

 Tax Identification Number                   04-1414660
================================================================================================================

                                   Annex 1-4

================================================================================================================

 Purchaser Name                              JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
----------------------------------------------------------------------------------------------------------------
 Name in Which Note is Registered            JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
----------------------------------------------------------------------------------------------------------------

 Series; Note Registration Number;           Series K; RK-3; $1,000,000
 Principal Amount                            Series L; RL-3; $1,000,000
----------------------------------------------------------------------------------------------------------------

 Payment on Account of Note

       Method                                Federal Funds Wire Transfer

       Account Information                   Bank One, Illinois
                                             ABA # 071100269
                                             For the Account of: John Hancock Collection Account
                                             Account No. 617423884
                                             On the Order of: Smithfield Foods, Inc./[Description of Security]
----------------------------------------------------------------------------------------------------------------

 Accompanying Information                    Name of Company:           SMITHFIELD FOODS, INC.

                                             Description of  Security:  8.44% Series K Senior Secured Notes
                                                                        Due October 1, 2009

                                             PPN Number:                832248 D@ 4

                                             Description of Security:  Libor Rate Series L Senior Secured
                                                                       Notes Due October 1, 2009

                                             PPN Number:                832248 D# 2

                                             Due Date and Application (as among principal, premium and
                                             interest) of the payment being made:
----------------------------------------------------------------------------------------------------------------

 Address for notices related to              John Hancock Life Insurance Company
 payments:                                   201 Knollwood Drive, Suite A
                                             Champaign, IL 61820-7594
                                             Attn: Accounting
                                             Fax: (217) 356-1031

                                             with a copy to:

                                             John Hancock Life Insurance Company
                                             200 Clarendon Street
                                             Boston, MA 02117
                                             Attn: Bond & Corporate Finance Group, T-57
                                             Fax: (617) 572-1605

                                             and:

                                             John Hancock Life Insurance Company
                                             200 Clarendon Street
                                             Boston, MA 02117
                                             Attn:  Investment Law Division, T-50
                                             Fax:  (617) 572-9268
----------------------------------------------------------------------------------------------------------------

 Address for notices relating to             John Hancock Life Insurance Company
 financial statements and                    200 Clarendon Street
 certificates of compliance with             Boston, MA 02117
 financial covenants:                        Attn: Bond & Corporate Finance Group, T-57
                                             Fax: (617) 572-1605
=================================================================================================================

                                   Annex 1-5

================================================================================================================

 Purchaser Name                              JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
----------------------------------------------------------------------------------------------------------------
 Addresses for notices relating to           John Hancock Life Insurance Company
 a change in issuer name, address            200 Clarendon Street
 or principal place of business              Boston, MA 02117
 or location of collateral and               Attn: Investment Law Division, T-50
 copies of legal opinions                    Fax: (617) 572-9268
----------------------------------------------------------------------------------------------------------------

Other Information:                           JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                             By:_______________________________________
                                                Name:
                                                Title:
----------------------------------------------------------------------------------------------------------------

 Address for Delivery of                     John Tisdale, Esq.
 Securities:                                 John Hancock Life Insurance Company
                                             200 Clarendon Street, 50th Floor
                                             Boston, MA 02117
                                             Tel: (617) 572-9217
                                             Fax: (617) 572-9268
----------------------------------------------------------------------------------------------------------------

 Tax Identification Number                   04-2664016
================================================================================================================

                                   Annex 1-6

======================================================================================================================
Purchaser Name                      INVESTORS PARTNER LIFE INSURANCE COMPANY
----------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered    INVESTORS PARTNER LIFE INSURANCE COMPANY
----------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number;   Series K; RK-4; $500,000
 Principal Amount                   Series L; RL-4; $500,000
----------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

      Method                        Federal Funds Wire Transfer

      Account Information           Bank One, Illinois
                                    ABA # 071100269
                                    For the Account of:   John Hancock Collection Account
                                    Account No. 617423884
                                    On the Order of:  Smithfield Foods, Inc./[Description of Security]
----------------------------------------------------------------------------------------------------------------------
Accompanying Information            Name of Company:           SMITHFIELD FOODS, INC.

                                    Description of  Security:  8.44% Series K Senior Secured Notes
                                                               Due October 1, 2009

                                    PPN Number:                832248 D@ 4

                                    Description of Security:   Libor Rate Series L Senior Secured Notes Due
                                                               October 1, 2009

                                    PPN Number:                832248 D# 2

                                    Due Date and Application (as among principal, premium and interest) of the payment being made:
----------------------------------------------------------------------------------------------------------------------
Address for notices related to      John Hancock Life Insurance Company
 payments:                          201 Knollwood Drive, Suite A
                                    Champaign, IL  61820-7594
                                    Attn:  Accounting
                                    Fax:  (217) 356-1031

                                    with a copy to:

                                    John Hancock Life Insurance Company
                                    200 Clarendon Street
                                    Boston, MA  02117
                                    Attn:  Bond & Corporate Finance Group, T-57
                                    Fax:  (617) 572-1605

                                    and:

                                    John Hancock Life Insurance Company
                                    200 Clarendon Street
                                    Boston, MA  02117
                                    Attn:  Investment Law Division, T-50
                                    Fax:  (617) 572-9268
 ---------------------------------------------------------------------------------------------------------------------
Address for notices relating to     John Hancock Life Insurance Company
financial statements and            200 Clarendon Street
certificates of compliance with     Boston, MA  02117
financial covenants:                Attn:  Bond & Corporate Finance Group, T-57
                                    Fax:  (617) 572-1605

 =====================================================================================================================

                                  Annex 1-7

====================================================================================================================
Purchaser Name                      INVESTORS PARTNER LIFE INSURANCE COMPANY
---------------------------------------------------------------------------------------------------------------------
Addresses for notices relating to   John Hancock Life Insurance Company
a change in issuer name, address    200 Clarendon Street
or principal place of business      Boston, MA  02117
or location of collateral and       Attn:  Investment Law Division, T-50
copies of legal opinions            Fax:  (617) 572-9268
---------------------------------------------------------------------------------------------------------------------
Other Information:                  INVESTORS PARTNER LIFE INSURANCE COMPANY
                                    (f.k.a. John Hancock Life Insurance Company of America)


                                    By:____________________________________________
                                       Name:
                                       Title:

Address for Delivery of             John Tisdale, Esq.
Securities:                         John Hancock Life Insurance Company
                                    200 Clarendon Street, 50th Floor
                                    Boston, MA  02117
                                    Tel:  (617) 572-9217
                                    Fax:  (617) 572-9268
---------------------------------------------------------------------------------------------------------------------
Tax Identification Number           13-3072894
=====================================================================================================================

                                   Annex 1-8

=====================================================================================================================
Purchaser Name                       COMMONWEALTH OF PENNSYLVANIA STATE EMPLOYEES' RETIREMENT SYSTEM
---------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered     SERS & CO.
---------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number;    Series K; RK-5; $2,000,000
Principal Amount                     Series L; RL-5;$1,000,000
---------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

        Method                       Federal Funds Wire Transfer

        Account Information          Bank One, Illinois
                                     ABA # 071100269
                                     For the Account of:   John Hancock Collection Account
                                     Account No. 617423884
                                     On the Order of:  Smithfield Foods, Inc./[Description of Security]
---------------------------------------------------------------------------------------------------------------------
Accompanying Information             Name of Company:           SMITHFIELD FOODS, INC.

                                     Description of  Security:  8.44% Series K Senior Secured Notes Due October 1,
                                                                2009

                                     PPN Number:                832248 D@ 4

                                     Description of Security:   Libor Rate Series L Senior Secured Notes Due
                                                                October 1, 2009

                                     PPN Number:                832248 D# 2

                                     Due Date and Application (as among principal, premium and interest) of the payment being made:
---------------------------------------------------------------------------------------------------------------------
Address for notices related to       John Hancock Life Insurance Company
payments:                            201 Knollwood Drive, Suite A
                                     Champaign, IL  61820-7594
                                     Attn:  Accounting
                                     Fax:  (217) 356-1031

                                     with a copy to:

                                     John Hancock Life Insurance Company
                                     200 Clarendon Street
                                     Boston, MA  02117
                                     Attn:  Bond & Corporate Finance Group, T-57
                                     Fax:  (617) 572-1605

                                     and:

                                     John Hancock Life Insurance Company
                                     200 Clarendon Street
                                     Boston, MA  02117
                                     Attn:  Investment Law Division, T-50
                                     Fax:  (617) 572-9268
=====================================================================================================================

                                  Annex 1-9

=====================================================================================================================
Purchaser Name                       COMMONWEALTH OF PENNSYLVANIA STATE EMPLOYEES' RETIREMENT SYSTEM
---------------------------------------------------------------------------------------------------------------------
Address for notices relating to      John Hancock Life Insurance Company
financial statements and             200 Clarendon Street
certificates of compliance with      Boston, MA  02117
financial covenants:                 Attn:  Bond & Corporate Finance Group, T-57
                                     Fax:  (617) 572-1605
---------------------------------------------------------------------------------------------------------------------
Addresses for notices relating to    John Hancock Life Insurance Company
a change in issuer name, address     200 Clarendon Street
or principal place of business       Boston, MA  02117
or location of collateral and        Attn:  Investment Law Division, T-50
copies of legal opinions             Fax:  (617) 572-9268
---------------------------------------------------------------------------------------------------------------------
Other Information:                   COMMONWEALTH OF PENNSYLVANIA STATE
                                     EMPLOYEES' RETIREMENT SYSTEM
                                     By:   John Hancock Life Insurance Company, as Investment Advisor



                                     By:____________________________________________
                                        Name:
                                        Title:    Authorized John Hancock Officer
---------------------------------------------------------------------------------------------------------------------
Address for Delivery of              Mellon Securities Trust Company
 Securities:                         120 Broadway - 13th Floor Teller Window
                                     New York, NY  10271
                                     Attn:  Robert A. Ferraro
                                     Ref:  Commonwealth of Pennsylvania State Employees' Retirement System
                                           Account No. CPZFFD01302
---------------------------------------------------------------------------------------------------------------------
Tax Identification Number            23-1732438
=====================================================================================================================

                                  Annex 1-10

=====================================================================================================================
Purchaser Name                       JOHN HANCOCK LIFE INSURANCE COMPANY (PRIVATE PLACEMENT SEPARATE
                                     ACCOUNT 1Z)
---------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered     JOHN HANCOCK LIFE INSURANCE COMPANY
---------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number;    Series K; RK-6; $1,000,000
Principal Amount                     Series L; RL-6; $1,000,000
---------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

        Method                       Federal Funds Wire Transfer

        Account Information          Bank One, Illinois
                                     ABA # 071100269
                                     For the Account of:   John Hancock Collection Account
                                     Account No. 617423884
                                     On the Order of:  Smithfield Foods, Inc./[Description of Security]
---------------------------------------------------------------------------------------------------------------------
Accompanying Information             Name of Company:           SMITHFIELD FOODS, INC.

                                     Description of  Security:  8.44% Series K Senior Secured Notes Due October 1,
                                                                2009

                                     PPN Number:                832248 D@ 4

                                     Description of Security:   Libor Rate Series L Senior Secured Notes Due
                                                                October 1, 2009

                                     PPN Number:                832248 D# 2

                                     Due Date and Application (as among principal, premium and interest) of the payment being made:
 ---------------------------------------------------------------------------------------------------------------------
Address for notices related to       John Hancock Life Insurance Company
payments:                            201 Knollwood Drive, Suite A
                                     Champaign, IL  61820-7594
                                     Attn:  Accounting
                                     Fax:  (217) 356-1031

                                     with a copy to:

                                     John Hancock Life Insurance Company
                                     200 Clarendon Street
                                     Boston, MA  02117
                                     Attn:  Bond & Corporate Finance Group, T-57
                                     Fax:  (617) 572-1605

                                     and:

                                     John Hancock Life Insurance Company
                                     200 Clarendon Street
                                     Boston, MA  02117
                                     Attn:  Investment Law Division, T-50
                                     Fax:  (617) 572-9268

 ====================================================================================================================

                                  Annex 1-11

=====================================================================================================================
Purchaser Name                       JOHN HANCOCK LIFE INSURANCE COMPANY (PRIVATE PLACEMENT SEPARATE
                                     ACCOUNT 1Z)
---------------------------------------------------------------------------------------------------------------------
Address for notices relating to      John Hancock Life Insurance Company
financial statements and             200 Clarendon Street
certificates of compliance with      Boston, MA  02117
financial covenants:                 Attn:  Bond & Corporate Finance Group, T-57
                                     Fax:  (617) 572-1605
---------------------------------------------------------------------------------------------------------------------
Addresses for notices relating to    John Hancock Life Insurance Company
a change in issuer name, address     200 Clarendon Street
or principal place of business       Boston, MA  02117
or location of collateral and        Attn:  Investment Law Division, T-50
copies of legal opinions             Fax:  (617) 572-9268
---------------------------------------------------------------------------------------------------------------------
Other Information:                   JOHN HANCOCK LIFE INSURANCE COMPANY
                                     (on behalf of Private Placement Separate Account 1Z)


                                     By:____________________________________________
                                        Name:
                                        Title:
---------------------------------------------------------------------------------------------------------------------
Address for Delivery of              John Tisdale, Esq.
Securities:                          John Hancock Life Insurance Company
                                     200 Clarendon Street, 50th Floor
                                     Boston, MA  02117
                                     Tel:  (617) 572-9217
                                     Fax:  (617) 572-9268
 ---------------------------------------------------------------------------------------------------------------------
 Tax Identification Number            04-1414660
=====================================================================================================================

                                  Annex 1-12

=========================================================================================================================

 Purchaser Name                                        MELLON BANK, N.A., AS TRUSTEE FOR BELL ATLANTIC MASTER TRUST
-------------------------------------------------------------------------------------------------------------------------

 Name in Which Note is Registered                      MELLON BANK, N.A., TRUSTEE FOR THE BELL ATLANTIC MASTER TRUST
-------------------------------------------------------------------------------------------------------------------------

 Series; Note Registration Number;                     Series K; RK-7; $1,000,000
 Principal Amount                                      Series L; RL-7; $1,000,000

-------------------------------------------------------------------------------------------------------------------------

 Payment on Account of Note

      Method                                           Federal Funds Wire Transfer

      Account Information                              Bank One, Illinois
                                                       ABA # 071100269
                                                       For the Account of:  John Hancock Collection Account
                                                       Account No. 617423884
                                                       On the Order of:  Smithfield Foods, Inc./[Description
                                                       of Security]

-------------------------------------------------------------------------------------------------------------------------

 Accompanying Information                              Name of Company:            SMITHFIELD FOODS, INC.

                                                       Description of  Security:   8.44% Series K Senior Secured Notes
                                                                                   Due October 1, 2009

                                                       PPN Number:                 832248 D@ 4

                                                       Description of Security:    Libor Rate Series L Senior Secured
                                                                                   Notes Due October 1, 2009

                                                       PPN Number:                 832248 D# 2

                                                       Due Date and Application (as among principal, premium and
                                                       interest) of the payment being made:

-------------------------------------------------------------------------------------------------------------------------

 Address for notices related to payments:              John Hancock Life Insurance Company
                                                       201 Knollwood Drive, Suite A
                                                       Champaign, IL 61820-7594
                                                       Attn:  Accounting
                                                       Fax:  (217) 356-1031

                                                       with a copy to:

                                                       John Hancock Life Insurance Company
                                                       200 Clarendon Street
                                                       Boston, MA 02117
                                                       Attn:  Bond & Corporate Finance Group, T-57
                                                       Fax: (617) 572-1605

                                                       and:

                                                       John Hancock Life Insurance Company
                                                       200 Clarendon Street
                                                       Boston, MA 02117
                                                       Attn:  Investment Law Division, T-50
                                                       Fax: (617) 572-9268
=========================================================================================================================

                                  Annex 1-13

=========================================================================================================================

Purchaser Name                                         MELLON BANK, N.A., AS TRUSTEE FOR BELL ATLANTIC MASTER TRUST
-------------------------------------------------------------------------------------------------------------------------

 Address for notices relating to                       John Hancock Life Insurance Company
 financial statements and                              200 Clarendon Street
 certificates of compliance with                       Boston, MA 02117
 financial covenants:                                  Attn:  Bond & Corporate Finance Group, T-57
                                                       Fax:  (617) 572-1605

-------------------------------------------------------------------------------------------------------------------------

 Addresses for notices relating to                     John Hancock Life Insurance Company
 a change in issuer name, address                      200 Clarendon Street
 or principal place of business                        Boston, MA 02117
 or location of collateral and                         Attn:  Investment Law Division, T-50
 copies of legal opinions                              Fax:  (617) 572-9268

-------------------------------------------------------------------------------------------------------------------------

 Other Information:                                    MELLON BANK, N.A., AS TRUSTEE FOR BELL
                                                       ATLANTIC MASTER TRUST


                                                       By:___________________________________
                                                          Name:
                                                          Title:

 Address for Delivery of Securities:                   Mellon Securities Trust Company
                                                       120 Broadway - 13th Floor Teller Window
                                                       New York, NY 10271
                                                       Attn:  Robert A. Ferraro
                                                       Ref:  Bell Atlantic Master Trust
                                                              Account No. NYXF1783332

-------------------------------------------------------------------------------------------------------------------------

 Tax Identification Number                             25-1448208
=========================================================================================================================

                                  Annex 1-14

=========================================================================================================================

 Purchaser Name                                        THE NORTHERN TRUST COMPANY, AS TRUSTEE OF THE LUCENT
                                                       TECHNOLOGIES INC. MASTER PENSION TRUST
-------------------------------------------------------------------------------------------------------------------------

 Name in Which Note is Registered                      BOOTH & CO.
-------------------------------------------------------------------------------------------------------------------------

 Series; Note Registration Number;                     Series K; RK-8; $2,000,000
 Principal Amount                                      Series L; RL-8; $1,000,000

-------------------------------------------------------------------------------------------------------------------------
 Payment on Account of Note

         Method                                        Federal Funds Wire Transfer

         Account Information                           Bank One, Illinois
                                                       ABA # 071100269
                                                       For the Account of: John Hancock Collection Account
                                                       Account No. 617423884
                                                       On the Order of:  Smithfield Foods, Inc./[Description of Security]

---------------------------------------------------------------------------------------------------------------------------

 Accompanying Information                              Name of Company:            SMITHFIELD FOODS, INC.

                                                       Description of  Security:   8.44% Series K Senior Secured Notes
                                                                                   Due October 1, 2009

                                                       PPN Number:                 832248 D@ 4

                                                       Description of Security:    Libor Rate Series L Senior Secured
                                                                                   Notes Due October 1, 2009

                                                       PPN Number:                 832248 D# 2

                                                       Due Date and Application (as among principal, premium and interest)
                                                       of the payment being made:

---------------------------------------------------------------------------------------------------------------------------
 Address for notices related to                        John Hancock Life Insurance Company
 payments:                                             201 Knollwood Drive, Suite A
                                                       Champaign, IL 61820-7594
                                                       Attn:  Accounting
                                                       Fax: (217) 356-1031

                                                       with a copy to:

                                                       John Hancock Life Insurance Company
                                                       200 Clarendon Street
                                                       Boston, MA 02117
                                                       Attn:  Bond & Corporate Finance Group, T-57
                                                       Fax:  (617) 572-1605

                                                       and:

                                                       John Hancock Life Insurance Company
                                                       200 Clarendon Street
                                                       Boston, MA 02117
                                                       Attn:  Investment Law Division, T-50
                                                       Fax:  (617) 572-9268

===========================================================================================================================

                                  Annex 1-15

=========================================================================================================================

 Purchaser Name                                        THE NORTHERN TRUST COMPANY, AS TRUSTEE OF THE LUCENT
                                                       TECHNOLOGIES INC. MASTER PENSION TRUST
-------------------------------------------------------------------------------------------------------------------------

 Address for notices to financial                      John Hancock Life Insurance Company
 statements and certificates of                        200 Clarendon Street
 compliance with financial covenants:                  Boston, MA 02117
                                                       Attn:  Bond & Corporate Finance Group, T-57
                                                       Fax:  (617) 572-1605

---------------------------------------------------------------------------------------------------------------------------

 Addresses for notices relating to                     John Hancock Life Insurance Company
 a change in issuer name, address                      200 Clarendon Street
 or principal place of business                        Boston, MA 02117
 or location of collateral and                         Attn:  Investment Law Division, T-50
 copies of legal opinions                              Fax:  (617) 572-9268

 --------------------------------------------------------------------------------------------------------------------------

 Other Information:                                    THE NORTHERN TRUST COMPANY, AS TRUSTEE OF
                                                       THE LUCENT TECHNOLOGIES INC. MASTER PENSION TRUST
                                                       By:   John Hancock Life Insurance Company, as Investment Manager


                                                       By:_____________________________________________
                                                       Its:____________________________________________

---------------------------------------------------------------------------------------------------------------------------

 Address for Delivery of                               The Northern Trust Company
 Securities:                                           40 Broad Street, 8th Floor
                                                       New York, NY 10004
                                                       Ref:  Northern Account No. 22-51971/Lucent

---------------------------------------------------------------------------------------------------------------------------

 Tax Identification Number                             22-3463644
===========================================================================================================================

                                  Annex 1-16

=========================================================================================================================

Purchaser Name                                  MERRILL LYNCH INTERNATIONAL (SIGNATURE 4)
-------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered                HARE & CO.
-------------------------------------------------------------------------------------------------------------------------

Series; Note Registration Number;               Series K; RK-9; $10,000,000
Principal Amount
-------------------------------------------------------------------------------------------------------------------------

Payment on Account of Note

     Method                                     Federal Funds Wire Transfer

     Account Information                        Bank One, Illinois
                                                ABA # 071100269
                                                For the Account of: John Hancock Collection Account
                                                Account No. 617423884
                                                On the Order of: Smithfield Foods, Inc./[Description of Security]

-------------------------------------------------------------------------------------------------------------------------

Accompanying Information                        Name of Company:            SMITHFIELD FOODS, INC.

                                                Description of  Security:   8.44% Series K Senior Secured Notes Due
                                                                            October 1, 2009

                                                PPN Number:                 832248 D@ 4

                                                Due Date and Application (as among principal, premium and interest) of the payment being made:

-------------------------------------------------------------------------------------------------------------------------

Address for notices related to payments:        John Hancock Life Insurance Company
                                                201 Knollwood Drive, Suite A
                                                Champaign, IL 61820-7594
                                                Attn: Accounting
                                                Fax: (217) 356-1031

                                                with a copy to:

                                                John Hancock Life Insurance Company
                                                200 Clarendon Street
                                                Boston, MA 02117
                                                Attn: Bond & Corporate Finance Group, T-57
                                                Fax: (617) 572-1605

                                                and:

                                                John Hancock Life Insurance Company
                                                200 Clarendon Street
                                                Boston, MA 02117
                                                Attn: Investment Law Division, T-50
                                                Fax: (617) 572-9268

-------------------------------------------------------------------------------------------------------------------------

Address for notices relating to financial       John Hancock Life Insurance Company
statements and certificates of compliance       200 Clarendon Street
with financial covenants:                       Boston, MA 02117
                                                Attn: Bond & Corporate Finance Group, T-57
                                                Fax: (617) 572-1605

=========================================================================================================================

                                  Annex 1-17

=========================================================================================================================

Purchaser Name                                  MERRILL LYNCH INTERNATIONAL (SIGNATURE 4)
-------------------------------------------------------------------------------------------------------------------------
Addresses for notices relating to a change      John Hancock Life Insurance Company
in issuer name, address or principal            200 Clarendon Street
place of business or location of collateral     Boston, MA 02117
and copies of legal opinions                    Attn: Investment Law Division, T-50
                                                Fax: (617) 572-9268

-------------------------------------------------------------------------------------------------------------------------

Other Information:                              MERRILL LYNCH INTERNATIONAL
                                                By:  John Hancock Life Insurance Company, as Manager
                                                     under that certain Bond Purchase and Asset Management
                                                     Agreement dated as of June 22, 1999


                                                By:____________________________________________
                                                   Name:
                                                   Title:   Authorized John Hancock Officer

-------------------------------------------------------------------------------------------------------------------------

Address for Delivery of Securities:             Investors Bank & Trust Company, as Trustee for Merrill Lynch
                                                International, Account No. 77587
                                                200 Clarendon Street, JHK 44
                                                Boston, MA  02116
                                                Attn:  Dennis Fritchman, Director

=========================================================================================================================

                                  Annex 1-18

===============================================================================================================================

Purchaser Name                                         SIGNATURE 1A (CAYMAN), LTD.
-------------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered                       BARNETT & CO.
-------------------------------------------------------------------------------------------------------------------------------

Series; Note Registration Number;                      Series L; RL-9; $3,500,000
Principal Amount
-------------------------------------------------------------------------------------------------------------------------------

Payment on Account of Note

        Method                                         Federal Funds Wire Transfer

        Account Information                            Bankers Trust Company
                                                       ABA #021-001-033
                                                       Account #99-911-145
                                                       For further credit to: Bankers Trust Company, as Indenture Trustee for Signature 1A (Cayman), Ltd., Account #98016

-------------------------------------------------------------------------------------------------------------------------------

Accompanying Information                               Name of Company:           SMITHFIELD FOODS, INC.

                                                       Description of Security:   Libor Rate Series L Senior Secured Notes Due
                                                                                  October 1, 2009

                                                       PPN Number:                     832248 D# 2

                                                       Due Date and Application (as among principal, premium and interest) of the payment being made:

-------------------------------------------------------------------------------------------------------------------------------

Address for notices related to payments:               John Hancock Life Insurance Company
                                                       200 Clarendon Street
                                                       Boston, MA 02117
                                                       Attn: Manager, Investment Accounting Division, B-3
                                                       Fax: (617) 572-0268

                                                       and:

                                                       John Hancock Life Insurance Company
                                                       200 Clarendon Street
                                                       Boston, MA 02117
                                                       Attn: Investment Law Division, T-50
                                                       Fax: (617) 572-9268

-------------------------------------------------------------------------------------------------------------------------------

Address for notices relating to financial              John Hancock Life Insurance Company, Portfolio Advisor
statements and certificates of compliance              200 Clarendon Street
with financial covenants:                              Boston, MA 02117
                                                       Attn: George H. Braun
                                                             Bond and Corporate Finance Group, T-57
                                                       Fax: (617) 572-1605

-------------------------------------------------------------------------------------------------------------------------------

Addresses for notices relating to a change             John Hancock Life Insurance Company
in issuer name, address or principal                   200 Clarendon Street
place of business or location of collateral            Boston, MA 02117
and copies of legal opinions                           Attn: Investment Law Division, T-50
                                                       Fax: (617) 572-9268

===============================================================================================================================

                                  Annex 1-19

==============================================================================================================

Purchaser Name                                    SIGNATURE 1A (CAYMAN), LTD.
--------------------------------------------------------------------------------------------------------------
Other Information:                                SIGNATURE 1A (CAYMAN), LTD.
                                                  By:  John Hancock Life Insurance Company,
                                                       Portfolio Advisor


                                                  By:____________________________________________
                                                     Name:
                                                     Title:  Authorized John Hancock Officer

--------------------------------------------------------------------------------------------------------------

Address for Delivery of Securities:               Bankers Trust Company, as Indenture Trustee for
                                                  Signature 1A (Cayman), Ltd., Account No. 98016
                                                  14 Wall Street, 4th Floor, Window 62
                                                  New York, NY  10005

==============================================================================================================

                                  Annex 1-20

===================================================================================================================================
Purchaser Name                                    MELLON BANK, N.A., AS TRUSTEE FOR THE LONG-TERM INVESTMENT TRUST
-----------------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered                  MELLON BANK, N.A., TRUSTEE UNDER THE LONG-TERM INVESTMENT TRUST
                                                  DATED OCTOBER 1, 1996
-----------------------------------------------------------------------------------------------------------------------------------

Series; Note Registration Number;                 Series K; RK-10; $2,000,000
Principal Amount                                  Series L; RL-10; $1,000,000
-----------------------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

          Method                                  Federal Funds Wire Transfer

          Account Information                     Bank One, Illinois
                                                  ABA # 071100269
                                                  For the Account of:   John Hancock Collection Account
                                                  Account No. 617423884
                                                  On the Order of:  Smithfield Foods, Inc./[Description of Security]
-----------------------------------------------------------------------------------------------------------------------------------
Accompanying Information                          Name of Company:              SMITHFIELD FOODS, INC.

                                                  Description of  Security:     8.44% Series K Senior Secured Notes Due October 1,
                                                                                2009

                                                  PPN Number:                   832248 D# 4

                                                  Description of Security:      Libor Rate Series L Senior Secured Notes Due
                                                                                October 1, 2009

                                                  PPN Number:                   832248 D# 2

                                                  Due Date and Application (as among principal, premium and interest) of the payment being made:
------------------------------------------------------------------------------------------------------------------------------------
Address for notices related to payments:          John Hancock Life Insurance Company
                                                  201 Knollwood Drive, Suite A
                                                  Champaign, IL  61820-7594
                                                  Attn:  Accounting
                                                  Fax:  (217) 356-1031

                                                  with a copy to:

                                                  John Hancock Life Insurance Company
                                                  200 Clarendon Street
                                                  Boston, MA  02117
                                                  Attn:  Bond & Corporate Finance Group, T-57
                                                  Fax:  (617) 572-1605

                                                  and:

                                                  John Hancock Life Insurance Company
                                                  200 Clarendon Street
                                                  Boston, MA  02117
                                                  Attn:  Investment Law Division, T-50
                                                  Fax:  (617) 572-9268
===================================================================================================================================

                                  Annex 1-21

===================================================================================================================================
Purchaser Name                                    MELLON BANK, N.A., AS TRUSTEE FOR THE LONG-TERM INVESTMENT TRUST
-----------------------------------------------------------------------------------------------------------------------------------
Address for notices relating to financial         John Hancock Life Insurance Company
statements and certificates of compliance         200 Clarendon Street
with financial covenants:                         Boston, MA  02117
                                                  Attn:  Bond & Corporate Finance Group, T-57
                                                  Fax:  (617) 572-1605
------------------------------------------------------------------------------------------------------------------------------------
Addresses for notices relating to a change in     John Hancock Life Insurance Company
issuer name, address or principal place of        200 Clarendon Street
business or location of collateral and copies     Boston, MA  02117
of legal opinions                                 Attn:  Investment Law Division, T-50
                                                  Fax:  (617) 572-9268
------------------------------------------------------------------------------------------------------------------------------------
Other Information:                                MELLON BANK, N.A., solely in its capacity as Trustee
                                                  for the Long-Term Investment Trust (as directed by John
                                                  Hancock Life Insurance Company), and not in its individual capacity

                                                  By:____________________________________________
                                                  Its:____________________________________________
------------------------------------------------------------------------------------------------------------------------------------
Address for Delivery of Securities:               Mellon Securities Trust Company
                                                  120 Broadway - 13th Floor Teller Window
                                                  New York, NY  10271
                                                  Attn:  Robert A. Ferraro
                                                  Ref:   The Long-Term Investment Trust
                                                         Account No. ATTF 1791682
------------------------------------------------------------------------------------------------------------------------------------
Tax Identification Number                         04-1414660
====================================================================================================================================

                                  Annex 1-22

====================================================================================================================================
Purchaser Name                                    THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
------------------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered                  THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
------------------------------------------------------------------------------------------------------------------------------------
Series; Note Registration Number;                 Series K; RK-11; $10,000,000
Principal Amount
------------------------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

          Method                                  Federal Funds Wire Transfer

          Account Information                     State Street Bank and Trust Company
                                                  Boston, MA  02101
                                                  ABA # 011000028
                                                  AC-0125-821-9
                                                  Re:  The Variable Annuity Life Insurance Company
                                                  Fund Number PA 54
                                                  OBI=PPN# and description of payment
------------------------------------------------------------------------------------------------------------------------------------
Accompanying Information                          Name of Company:         SMITHFIELD FOODS, INC.

                                                  Description of
                                                  Security:                   8.44%% Series K Senior Secured Notes Due October 1,
                                                                              2009

                                                  PPN:                     832248 D@ 4

                                                  Due Date and Application (as among principal, premium and interest) of the payment being made:
------------------------------------------------------------------------------------------------------------------------------------
Address for Notices Related to Payments           The Variable Annuity Life Insurance Company and PA 54
                                                  c/o State Street Bank Corporation
                                                  Insurance Services WES2S
                                                  801 Pennsylvania
                                                  Kansas City, MO  64105
                                                  Fax:   (816) 691-3619

                                                  with a copy to:

                                                  The Variable Annuity Life Insurance Company and PA 54
                                                  c/o American General Corporation
                                                  Attn:  Investment Research Department, A37-01
                                                  P.O. Box 3247
                                                  Houston, TX  77253-3247

                                                     Overnight Address:     2929 Allen Parkway, A37-01, Houston, TX 77019-2155

                                                  Fax:   (713) 831-1366
------------------------------------------------------------------------------------------------------------------------------------
Address for All other Notices                     The Variable Annuity Life Insurance Company and PA 54
                                                  c/o American General Corporation
                                                  Attn:  Investment Research Department, A37-01
                                                  P.O. Box 3247
                                                  Houston, TX  77253-3247

                                                  Overnight Address:    2929 Allen Parkway, A37-01, Houston, TX
                                                  77019-2155

                                                  Fax:   (713) 831-1366
====================================================================================================================================

                                  Annex 1-23

===================================================================================================================================
Purchase Name                                     THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------------
Other Information:                                THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                                                  AMERICAN GENERAL LIFE INSURANCE COMPANY


                                                  By:__________________________________________________
                                                     Name:
                                                     Title:
-----------------------------------------------------------------------------------------------------------------------------------
Address for Delivery of Securities:               State Street Bank and Trust Company
                                                  Securities Services
                                                  225 Franklin Street
                                                  Boston, MA  02105
                                                  Attn:   Mr. Eduardo Chave - Receive and Deliver

                                                  confirmation of receipt and copies of securities to:

                                                  Carolyn Lee
                                                  American General Investment Management, L.P.
                                                  2929 Allen Parkway, A36-01
                                                  Houston, TX  77019

                                                  with a copy to:

                                                  David G. Castano, Esq.
                                                  American General Investment Management, L.P.
                                                  2929 Allen Parkway, A36-01
                                                  Houston, TX  77019
------------------------------------------------------------------------------------------------------------------------------------

Tax Identification Number                         74-1625348
====================================================================================================================================

                                  Annex 1-24

====================================================================================================================================
Purchaser Name                                    AMERICAN GENERAL LIFE INSURANCE COMPANY
------------------------------------------------------------------------------------------------------------------------------------
Name in Which Note is Registered                  AMERICAN GENERAL LIFE INSURANCE COMPANY

Series; Note Registration Number;                 Series K; RK-12; $5,000,000
Principal Amount
------------------------------------------------------------------------------------------------------------------------------------
Payment on Account of Note

          Method                                  Federal Funds Wire Transfer

          Account Information                     State Street Bank and Trust Company
                                                  Boston, MA  02101
                                                  ABA # 011000028
                                                  AC-0125-880-5
                                                  Re:  American General Life Insurance Company
                                                  Fund Number PA 40
                                                  OBI=PPN# and description of payment
------------------------------------------------------------------------------------------------------------------------------------

Accompanying Information                          Name of Company:              SMITHFIELD FOODS, INC.

                                                  Description of
                                                  Security:                     8.44% Series K Senior Secured Notes Due October 1,
                                                                                     2009

                                                  PPN Number:                   832248 D@ 4

                                                  Due Date and Application (as among principal, premium and interest) of the payment being made:

Address for Notices Related to Payments           American General Life Insurance Company and PA 40
                                                  c/o State Street Bank Corporation
                                                  Insurance Services WES2S
                                                  801 Pennsylvania
                                                  Kansas City, MO  64105
                                                  Fax:   (816) 691-3619

                                                  with a copy to:

                                                  American General Life Insurance Company and PA 40
                                                  c/o American General Corporation
                                                  Attn:  Investment Research Department, A37-01
                                                  P.O. Box 3247
                                                  Houston, TX  77253-3247

                                                       Overnight Address:     2929 Allen Parkway, A37-01, Houston, TX  77019-2155

                                                  Fax:   (713) 831-1366
------------------------------------------------------------------------------------------------------------------------------------
 Address for All other Notices                    American General Life Insurance Company and PA 40
                                                  c/o American General Corporation
                                                  Attn:  Investment Research Department, A37-01
                                                  P.O. Box 3247
                                                  Houston, TX  77253-3247

                                                       Overnight Address:     2929 Allen Parkway, A37-01, Houston, TX  77019-2155

                                                  Fax:   (713) 831-1366
====================================================================================================================================

                                   Annex1-25

===================================================================================================================================
Purchase Name                                AMERICAN GENERAL LIFE INSURANCE COMPANY
-----------------------------------------------------------------------------------------------------------------------------------
Other Information:                           THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                                             AMERICAN GENERAL LIFE INSURANCE COMPANY


                                             By:_______________________________________________
                                                Name:
                                                Title:
-----------------------------------------------------------------------------------------------------------------------------------
Address for Delivery of Securities:             State Street Bank and Trust Company
                                                Securities Services
                                                225 Franklin Street
                                                Boston, MA  02105
                                                Attn:  Mr. Eduardo Chave - Receive and Deliver

                                                confirmation of receipt and copies of securities to:

                                                Carolyn Lee
                                                American General Investment Management, L.P.
                                                2929 Allen Parkway, A36-01
                                                Houston, TX  77019

                                                with a copy to:

                                                David G. Castano, Esq.
                                                American General Investment Management, L.P.
                                                2929 Allen Parkway, A36-01
                                                Houston, TX  77019
------------------------------------------------------------------------------------------------------------------------------------

Tax Identification Number                       25-0598210
====================================================================================================================================

                                  Annex 1-26

                                    ANNEX 2

                      COMPANY WIRE TRANSFER INSTRUCTIONS

Bank of America
Dallas, Texas
ABA # 111000012
Ben: Smithfield Packing Company, Inc.
Account No. 3750513035

                                   Annex 2-1